As filed with the Securities and Exchange Commission on September 4, 2026.

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Rothe Development, Inc.

(Exact Name of Registrant as Specified in its Charter)

Texas	3761	74-1606784
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

229 Sandhill Street Webster, TX 77598

(346) 410-0050

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Karen Wheeler-Hall

229 Sandhill Street Webster, TX 77598

(346) 410-0050

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Dane Johansen Holland & Hart LLP 222 S. Main Street, Suite 2200 Salt Lake City, Utah 84101 (801) 799-5800	Rowland Day 509 1st Ave. W Kalispell, Montana 59901 (949) 350-6500	Stephen E. Older Carly E. Ginley McGuireWoods LLP 1251 Avenue of the Americas 20th Floor New York, New York 10020 (212) 548-2100

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is subject to completion or amendment. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer, solicitation, or sale is not permitted.

Subject to Completion, dated [●], 2026.

PRELIMINARY PROSPECTUS

[●] Shares

Class B common stock

Rothe Development, Inc.

This is an initial public offering of shares of Rothe Development, Inc. We are offering [●] shares of our Class B common stock, par value $0.001 per share (“Class B common stock”).

Prior to this offering, there has been no public market for our securities. We anticipate that the initial public offering price of the shares will be between $[●] and $[●]. We have applied to list our Class B common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “[●].” No assurance can be given that our listing application will be approved or that we will meet the initial listing requirements of Nasdaq. The consummation of this offering is conditional upon securing the listing of our Class B common stock on Nasdaq.

After the completion of this offering, Karen Wheeler-Hall will continue to beneficially own common stock representing more than 50% of the total combined voting power of our outstanding common stock eligible to vote in the election of directors. As a result, we will be a “controlled company” for the purposes of the Nasdaq listing requirements. See “Management—Controlled Company Status.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we have elected, and may continue to elect, to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share			Total
Initial public offering price	$	[●	]	$	[●	]
Underwriting discounts and commissions (1)	$	[●	]	$	[●	]
Proceeds, before expenses, to us	$	[●	]	$	[●	]

(1)	See “Underwriting” beginning on page 88 of this prospectus for additional information regarding underwriting compensation.

We have agreed to issue to the underwriter or its designees warrants to purchase an amount equal to six percent (6%) of the shares of Class B common stock issued in the offering (including pursuant to the underwriter’s over-allotment option), exercisable at a price equal to 120% of the initial public offering price per share of Class B common stock. The registration statement of which this prospectus forms a part also registers the underwriter’s warrants and the shares of our Class B common stock issuable upon exercise thereof.

We have also granted the underwriter an option for a period of 30 days to purchase up to [●] additional shares of our Class B common stock on the same terms and conditions set forth above solely to cover over-allotments, if any.

The underwriter expects to deliver the shares against payment in New York, New York on [●] [●], 2026.

Sole Book-Running Manager

Titan Partners

[●], 2026

Neither we nor the underwriter have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the cover page, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “we,” “our,” or “us” in this prospectus mean Rothe Development, Inc.;

●	all references to the “offering” refer to the offering contemplated by this prospectus;

●	“year” or “fiscal year” mean the Company’s fiscal year ending December 31; the Company’s current reporting period started on January 1, 2026, and ends on December 31, 2026 (“fiscal 2026”); prior reporting periods referenced in this prospectus include the fiscal year ended December 31, 2025 (“fiscal 2025”) and 2024 (“fiscal 2024”); and

●	all dollar or $ references when used in this prospectus refer to United States dollars.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal Company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications, articles, and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, are based on management’s knowledge of, and experience in, the industry in which we operate and are subject to assumptions, limitations and uncertainties. Forecasts are inherently uncertain, and actual results may differ materially from those expressed or implied by such forecasts. Statements as to our market position are based on the most currently available data and our analysis of that data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. You should not place undue reliance on market and industry data, forecasts or estimates included in this prospectus.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions, or the negative of these terms or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	our ability to retain and renew our government contracts, particularly with NASA;
●	changes in U.S. government spending priorities, budgets, and appropriations, including potential reductions in federal spending;
●	our dependence on a limited number of customers, principally NASA, for a substantial majority of our revenue;
●	our ability to maintain profitability and manage thin operating margins under cost-plus-fee contracts;
●	risks related to our joint ventures, including disagreements with partners, loss of SBA certifications, and the actions or failures of our joint venture partners;
●	our ability to manage a unionized workforce and negotiate collective bargaining agreements on favorable terms;
●	our ability to attract and retain qualified personnel with active security clearances;
●	the loss of our CEO, President or other key personnel;
●	our identified material weakness in internal control over financial reporting and our ability to remediate it;
●	the termination, cancellation, or modification of our government contracts;
●	our ability to comply with complex procurement regulations, including FAR, CAS, and ITAR requirements;
●	risks related to our status as a controlled company with a dual-class stock structure;
●	our ability to successfully expand into commercial markets and diversify our revenue;
●	unfavorable contract estimate adjustments and our ability to manage indirect cost rates;
●	cybersecurity threats and the failure of our information technology systems;
●	our ability to successfully integrate acquisitions or enter into new joint ventures or partnerships;
●	our ability to maintain our WOSB and other small business certifications;
●	risks related to our indebtedness and our ability to generate sufficient cash flow to service our obligations; and
●	the other factors described under “Risk Factors” and elsewhere in this prospectus.

Summary of Risk Factors

Investing in our Class B common stock involves a high degree of risk. You should carefully consider these risks before investing in our Class B common stock, including the risks described under “Risk Factors” elsewhere in this prospectus. Below is a summary of the most significant risks we face.

Risks related to our business:

●	we derive the substantial majority of our revenue from U.S. government contracts, principally with NASA, and the loss or non-renewal of one or more of our principal contracts could materially reduce our revenue;

●	disruptions in U.S. government operations, funding, or changes in budgetary priorities, including potential reductions in federal spending, could materially adversely affect our business;

●	we have thin operating margins and have experienced declining profitability, and we may not be able to achieve or sustain profitability in the future;

●	a significant portion of our revenue is derived from cost-plus-fee contracts with limited margin potential, and our profitability may be adversely affected by unfavorable changes in contract estimates;

●	we depend on our CEO, President and other key personnel, and the loss of any member of our senior management team could impair our customer relationships and disrupt our business;

●	our government contracts may be terminated by the U.S. government at any time for convenience or default, and we are subject to extensive procurement regulations, audits, and compliance requirements;

●	we have identified a material weakness in our internal control over financial reporting, and if we are unable to maintain effective internal controls, our financial reporting could be materially adversely affected; and

●	we are a minority-owned, woman-owned business, and while this status may provide certain competitive advantages in obtaining government contracts, changes in government policies regarding minority-owned business preferences or the loss of such status could adversely affect our competitive position.

Risks related to litigation and regulation:

●	our business is subject to various regulatory risks, including requirements related to government contracting, cybersecurity, data protection, and national security, and failure to comply with such laws and regulations could result in penalties, termination of contracts, or debarment;

iii

●	tax laws are complex and subject to change, and we may be subject to tax audits or limitations on our ability to use net operating loss carryforwards; and

●	we are subject to extensive government procurement regulations, audits, and compliance requirements, and our failure to comply could result in civil or criminal penalties, contract terminations, suspension, or debarment.

Risks related to this offering and ownership of our Class B common stock:

●	there has been no public market for our securities prior to this offering, and an active trading market may not develop or be sustained;

●	the market price of our Class B common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price;

●	if you purchase securities in this offering, you will suffer immediate and substantial dilution in pro forma net tangible book value per share;

●	future issuances of our common stock, including under our equity incentive plans which contain evergreen provisions, could result in significant additional dilution;

●	our management has broad discretion as to the use of the net proceeds from this offering;

●	a significant portion of our management team has limited experience managing a public company, and our costs will increase significantly as a result of operating as a public company; and

●	as an emerging growth company and a smaller reporting company, we are able to avail ourselves of reduced disclosure requirements, which may make our Class B common stock less attractive to investors.

Risks related to our capital structure:

●	our indebtedness could adversely affect our ability to raise additional capital, limit our ability to react to changes in the economy or our industry, and our creditors have broad remedies in the event of default;

●	our security agreements contain restrictive covenants that impose significant operating and financial restrictions, including restrictions on our ability to incur additional debt, pay dividends, and create liens;

●	Karen Wheeler-Hall, our CEO, holds all outstanding shares of our Class A common stock (five votes per share) and will control approximately [●]% of the combined voting power following this offering, which limits the ability of Class B stockholders to influence corporate matters and will cause us to be a “controlled company” under Nasdaq rules;

●	provisions of Texas law and our Articles of Incorporation and Bylaws could delay or prevent a change of control, even if a change of control would be beneficial to our stockholders; and

●	we may require additional capital to support our business growth, which may not be available on favorable terms, and future equity financings could result in significant dilution.

These and other risks are more fully described in the section titled “Risk Factors” in this prospectus. If any of these risks actually occurs, our business, financial condition, results of operations, cash flows, and prospects could be materially and adversely affected. As a result, you could lose all or part of your investment in our Class B common stock.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this section and “Risk Factors”, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

Founded in 1967, Rothe Development, Inc. is a mission-critical engineering, technology, operations, and technical services company supporting NASA, the Department of Defense, other federal agencies, commercial space operators, and regulated commercial industries. For nearly six decades, we have delivered specialized solutions that support some of the nation’s most complex operational environments, including human spaceflight, launch operations, mission systems, critical infrastructure, secure technology environments, and precision measurement applications.

Our business is organized around four primary capability areas: (i) Engineering, Mission Operations & Ground Systems; (ii) IT Modernization, Cybersecurity & Mission Systems; (iii) Enterprise Multimedia & Mission Communications; and (iv) Calibration & Metrology Services. These capabilities are supported by a highly skilled workforce, long-standing customer relationships, specialized facilities, and decades of operational experience supporting mission-critical programs.

We are a recognized leader in astronaut training and mission operations support through our role at NASA’s Neutral Buoyancy Laboratory (“NBL”), the world’s premier facility for astronaut extravehicular activity (“EVA”) training and mission simulation supporting International Space Station (“ISS”) and Artemis missions. For more than 25 years, we have also supported the commercialization of NASA facilities and capabilities through the NBL, enabling commercial aerospace, defense, robotics, energy, and subsea technology organizations to access specialized testing, training, and operational environments.

Our engineering and mission operations services include ground systems support, systems engineering, mission assurance, launch and range operations, facilities engineering, logistics, and technical program support. Our IT modernization and mission systems capabilities include cybersecurity, digital infrastructure, enterprise IT support, software engineering, mission systems integration, and secure communications. Through our multimedia and mission communications business, we support mission-critical communications, broadcast infrastructure, technical media production, and enterprise communications programs. Our calibration and metrology operations provide ISO/IEC 17025-accredited precision measurement services supporting aerospace, defense, energy, healthcare, manufacturing, and other highly regulated industries.

We believe our competitive advantages include our long operating history, mission-critical customer relationships, highly credentialed workforce, specialized operational capabilities, and proven ability to deliver complex technical services in highly regulated environments. These strengths have enabled us to build enduring relationships with government agencies, prime contractors, and commercial customers while supporting some of the nation’s most important scientific, aerospace, defense, and infrastructure initiatives.

Our Market Opportunity

We operate in several large and growing markets driven by increasing investment in space exploration, national security, digital infrastructure modernization, cybersecurity, advanced communications, and highly regulated technical services. We believe these market trends create significant opportunities for continued growth across both government and commercial sectors.

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Government Space, Defense, and National Security

The United States government continues to invest heavily in human spaceflight, space exploration, missile defense, national security, and critical infrastructure modernization. NASA’s Artemis program, International Space Station operations, future lunar initiatives, and other exploration programs are expected to drive ongoing demand for engineering, mission operations, communications, testing, and technical support services. In addition, increasing investment by the Department of Defense, Space Force, missile defense organizations, and other federal agencies is creating demand for secure infrastructure, mission systems, engineering support, and operational services.

Digital Infrastructure and Data Center Modernization

Government agencies and commercial organizations are investing in the modernization of legacy information technology environments, enterprise computing infrastructure, cybersecurity capabilities, mission-critical digital infrastructure, and data center operations. The growing adoption of artificial intelligence, cloud technologies, automation, and data-intensive mission systems continues to increase demand for secure, resilient, and scalable digital infrastructure. We believe opportunities associated with data center modernization, infrastructure optimization, cybersecurity, and mission-critical IT operations will continue to expand across both public and private sectors.

Commercial Space Economy

The global commercial space economy continues to grow through increasing investment in launch services, satellite communications, space stations, lunar infrastructure, remote sensing technologies, and other space-enabled services. As commercial participation in space activities increases, demand is expected to grow for training, testing, mission support, engineering services, communications infrastructure, payload integration, and operational support capabilities.

Calibration and Metrology Services

Precision measurement and calibration services are essential across aerospace, defense, healthcare, biotechnology, manufacturing, energy, and other highly regulated industries. Increasing regulatory requirements, quality standards, operational reliability expectations, and advanced manufacturing processes continue to drive demand for accredited calibration and metrology services. We believe these market dynamics create opportunities for continued expansion of calibration and metrology services across both existing and new industry sectors, including healthcare, biotechnology, energy, aerospace, manufacturing, and commercial space markets.

Cybersecurity, Artificial Intelligence, and Mission Systems

Organizations operating mission-critical environments increasingly require secure information systems, cybersecurity compliance, automation, data analytics, artificial intelligence-enabled capabilities, autonomous systems, advanced decision-support technologies, and advanced mission support technologies. Government agencies and commercial enterprises continue to invest in digital modernization initiatives designed to improve operational efficiency, resilience, security, and decision-making capabilities. We believe these trends will continue to drive demand for specialized technical services and mission systems expertise.

Advanced Communications and Infrastructure

The increasing complexity of space, defense, and commercial operations is driving demand for advanced communications systems, integrated network architectures, telemetry infrastructure, secure communications environments, and next-generation communications technologies. Growth in these areas is expected to support continued investment in communications infrastructure, systems integration, and mission support capabilities.

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Key Market Drivers

We believe several long-term trends support continued growth across our markets:

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and position us for long-term success:

Mission-Critical Incumbent Position with NASA. We have operated as a trusted partner to NASA for more than 25 years, providing essential infrastructure and engineering services that directly support human spaceflight programs. Our operations include the primary astronaut EVA training and mission simulation facility (the Neutral Buoyancy Laboratory) supporting the ISS and Artemis programs. As an incumbent provider of these mission-critical services, we benefit from deep institutional knowledge, established relationships, and high barriers to entry for competitors.

Diversified Service Offerings Across High-Value Markets. Our business spans multiple complementary service lines, including neutral buoyancy laboratory operations, mission operations and broadcast infrastructure, ground systems and telemetry, cybersecurity, IT services, engineering services, and precision calibration. This diversification reduces concentration risk within any single contract or service line and positions us to cross-sell capabilities to existing and new customers across the aerospace, defense, energy, and healthcare sectors.

Fleet Leader in Commercialization for NASA. We are a fleet leader in commercialization for NASA across aerospace, defense, energy, and subsea robotics sectors. This leadership position reflects our demonstrated ability to execute complex, high-reliability programs and provides a strong foundation from which to expand into adjacent commercial markets as the space economy continues to develop.

Proven Track Record of Successful Program Execution. With more than 57 years of operating history and more than 25 years of continuous successful program execution for NASA, we have demonstrated our ability to deliver mission-critical services reliably and on schedule. Our track record includes managing mission control center video and broadcast infrastructure supporting ISS and Artemis operations, producing content and coverage for NASA TV, and executing enterprise technology contracts under the NASA Enterprise Multimedia and Integrated Technical Services contract.

Highly Skilled and Specialized Workforce. As of December 31, 2025, we had approximately 410 total personnel, including approximately 385 direct employees and approximately 25 subcontractors. Our workforce includes highly trained engineers, technicians, and specialists with security clearances and specialized certifications required to perform work in classified and mission-critical environments. Our experienced team and low turnover rates provide continuity of institutional knowledge and customer relationships.

Mission-Critical Infrastructure and Technology Operations. We possess extensive experience supporting mission-critical infrastructure, enterprise technology environments, cybersecurity programs, communications systems, mission operations, and operational technology platforms supporting federal customers. We believe this expertise positions us to pursue opportunities in digital infrastructure modernization, secure computing environments, data center operations, communications systems, and other mission-critical technical services markets.

Scalable Platform for Growth. We believe our existing infrastructure, operational processes, specialized workforce, and long-standing customer relationships provide a scalable platform to expand both our government and commercial businesses. We believe our capabilities position us to pursue growth opportunities across calibration and metrology, digital infrastructure and cybersecurity, engineering and mission operations, commercial space support, communications services, and other mission-critical technical markets. Our growth plans are based on a combination of organic expansion within existing contracts, commercial market penetration, strategic partnerships, and adjacent service offerings.

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Our Growth Strategy

We believe our long-standing customer relationships, mission-critical operating experience, technical workforce, and diversified service capabilities provide a strong foundation for continued growth. Our strategy is focused on expanding our commercial presence, increasing participation in high-growth technical markets, leveraging existing capabilities into new service offerings, and diversifying our customer base across government and commercial sectors.

Expand Commercial Calibration and Metrology Services

We intend to continue expanding our calibration and metrology operations by increasing our presence in highly regulated industries including healthcare, biotechnology, energy, manufacturing, aerospace, defense, and commercial space. We believe growing regulatory requirements, quality standards, and demand for precision measurement services create significant opportunities for expansion through new customer relationships, long-term service agreements, mobile calibration capabilities, additional laboratory capacity, and potential strategic acquisitions.

Develop Digital Infrastructure and Mission-Critical Operations Capabilities

Organizations across government and commercial sectors continue to modernize technology infrastructure, increase cybersecurity requirements, and invest in advanced computing environments. We intend to leverage our experience supporting mission-critical operations, enterprise technology environments, cybersecurity programs, communications infrastructure, and operational technology platforms to pursue opportunities in digital infrastructure modernization, secure computing environments, systems integration, infrastructure support services, and mission-critical technology operations.

Expand Data Center Modernization and Operations Opportunities

Government agencies and commercial organizations continue to invest in advanced computing environments, artificial intelligence infrastructure, secure data management, and mission-critical technology operations. We believe opportunities associated with data center modernization, operational support, infrastructure management, cybersecurity, and digital infrastructure services represent a potentially significant long-term growth market. We intend to leverage our experience supporting enterprise technology environments and mission-critical operations to pursue opportunities across government and commercial sectors.

Expand Commercial Space and National Security Opportunities

The rapid growth of commercial space activities and increasing national security investment are creating demand for specialized engineering, testing, training, mission operations, and technical support services. We intend to leverage our experience supporting NASA programs, astronaut training, mission operations, commercialization initiatives, engineering services, and ground systems to pursue opportunities supporting commercial space operators, launch providers, satellite operators, national security organizations, missile defense initiatives, and other aerospace customers.

Develop Advanced Technical Solutions and Service Offerings

We are pursuing opportunities to convert specialized technical expertise developed through decades of supporting government missions into repeatable commercial solutions and service offerings. These efforts include cybersecurity assessments, infrastructure modernization services, mission systems support, technical readiness assessments, communications solutions, artificial intelligence-enabled applications, and other repeatable service offerings designed to address customer operational challenges while creating scalable revenue opportunities.

Expand Strategic Partnerships and Commercial Market Penetration

We intend to continue developing and expanding strategic relationships with industry leaders, technology providers, systems integrators, infrastructure operators, aerospace companies, and government contractors to expand market access, accelerate growth, and pursue larger opportunities. These partnerships provide access to complementary capabilities, new customers, emerging markets, and strategic growth opportunities while enabling us to leverage our expertise in support of broader technical solutions.

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Pursue Selective Acquisition Opportunities

We may evaluate strategic acquisitions that expand our technical capabilities, increase our commercial presence, strengthen our calibration and metrology platform, enhance our technology offerings, or provide access to new customers and markets. We believe selective acquisitions can accelerate growth, enhance shareholder value, and further diversify our business.

Capitalize on Emerging Technologies and Market Trends

We believe several long-term trends will continue to create opportunities for growth, including increased investment in commercial space activities, digital infrastructure modernization, cybersecurity, artificial intelligence, autonomous systems, advanced communications, mission systems, data-intensive computing environments, and precision technical services. We intend to leverage our operational experience and technical expertise to participate in these evolving markets while maintaining our commitment to supporting mission-critical customer requirements.

Our objective is to build upon our established government foundation while expanding higher-margin commercial service offerings, increasing customer diversification, broadening participation in commercial and national security markets, and creating sustainable long-term value for our shareholders.

Recent Developments

Pre-IPO Private Placement. From December 2025 through May 2026, we conducted a private placement of 2,051,500 shares of our Class B common stock at a purchase price of $1.00 per share to accredited investors, raising aggregate gross proceeds of approximately $2.1 million (the “Pre-IPO Private Placement”). The Pre-IPO Private Placement was conducted pursuant to individual subscription agreements with each investor (the “Subscription Agreements”) and was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. In connection with the Pre-IPO Private Placement, each investor entered into a Stockholders Agreement governing the transfer of their shares and providing certain rights, including a right of first refusal in favor of our CEO, drag-along rights, and tag-along rights. The Stockholders Agreement will terminate upon consummation of this offering. If the Company has not completed an initial public offering by January 31, 2027, it is obligated to repurchase all shares sold in the Pre-IPO Private Placement at $1.10 per share.

Company and Other Information

Rothe Development, Inc. was incorporated in the State of Texas in 1967. We are a minority-owned, woman-owned business. Our principal executive offices are located at 229 Sandhill Street, Webster, TX 77598, and our telephone number is (346) 410-0050. Our website address is www.rothe.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. You should not consider information on our website to be part of this prospectus.

Our operations are primarily located in the greater Houston, Texas metropolitan area, in close proximity to NASA’s Johnson Space Center, which is the principal location of many of the programs we support.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC’s website at http://www.sec.gov. Following the completion of this offering, our periodic reports, proxy statements and other information will also be available, free of charge, on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus and should not be relied upon in making an investment decision.

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Nasdaq Listing Application and Proposed Symbol

We have applied to have our Class B common stock listed on Nasdaq under the symbol “[●].” No assurance can be given that our listing application will be approved or that we will meet the initial listing requirements of Nasdaq. This offering is conditional upon the listing of our Class B common stock on Nasdaq.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the JOBS Act and, following this offering, we will be a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. As an emerging growth company and a smaller reporting company, we have elected to take advantage of certain reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	the ability to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure about our executive compensation arrangements, including no Compensation Discussion and Analysis section;

●	an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

Under the JOBS Act, emerging growth companies may also delay the adoption of certain new or revised financial accounting standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period. We will remain an emerging growth company and may take advantage of the emerging growth company exemptions until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We may take advantage of scaled disclosures available to smaller reporting companies for so long as we qualify as a smaller reporting company, including reduced executive compensation disclosure, no requirement to include a Compensation Discussion and Analysis section, reduced financial statement and MD&A disclosure where applicable, and no requirement to provide the quantitative and qualitative market risk disclosures called for by Item 305 of Regulation S-K. We may continue to be a smaller reporting company until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are $100 million or more during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter. We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold securities.

6

THE OFFERING

Shares of Class B common stock to be offered by us	[●] shares.

Assumed initial public offering price	[●] per share of Class B common stock (the midpoint of the range set forth on the cover page of this prospectus)

Class A Common Stock to be outstanding after this offering	[●] shares

Class B common stock to be outstanding after this offering	[●] shares
Voting rights	Holders of our Class A Common Stock are entitled to five votes per share and holders of our Class B common stock are entitled to one vote per share. Holders of Class A Common Stock and Class B common stock vote together as a single class on all matters submitted to stockholders, including the election of directors, except as otherwise required by law or our Articles of Incorporation.

Conversion rights

Each share of Class A Common Stock may at any time, at the election of the holder, be converted into one fully paid and non-assessable share of Class B common stock. The holder must deliver the required certificate or transfer agent documents and written notice of election to convert, together with any required transfer instruments and taxes. A transfer of shares of Class A Common Stock does not, by itself, automatically convert the shares into Class B common stock. Class B common stock has no conversion rights. See “Description of Securities—Common Stock.”

Concentration of control	Karen Wheeler-Hall, our Chief Executive Officer and Chairman of the Board, holds all outstanding shares of Class A Common Stock and will control approximately [●]% of the combined voting power following this offering. As a result, Ms. Wheeler-Hall will be able to substantially influence matters requiring stockholder approval, including the election of directors and significant corporate transactions. As a result, we will be a “controlled company” under Nasdaq rules and may rely on exemptions from certain Nasdaq corporate governance requirements.

Over-allotment option	We have granted a 30-day option to the underwriter to purchase up to an additional [●] shares of Class B common stock at a price of $[●] less the underwriting discounts and commissions payable by us, in any combination solely to cover over-allotments, if any.

Use of proceeds	We estimate that we will receive net proceeds of approximately $[●] (or approximately $[●] if the underwriter’s over-allotment option is exercised in full) from the sale of the shares of Class B common stock offered by us in this offering, based on an assumed initial public offering price of $[●] per share (the midpoint of the range set forth on the cover page of this prospectus), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use approximately $2.4 million of the net proceeds of this offering to make a one-time distribution on our Class A Common Stock to Karen Wheeler-Hall, our Chief Executive Officer and sole holder of our Class A Common Stock, to enable her to repay in full the seller note that financed her acquisition of the Company in February 2021. We currently intend to use the remainder of the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Underwriter’s Warrants	We have agreed to issue to the underwriter or its designees warrants (the “Underwriter’s Warrants”) to purchase an amount equal to six percent (6%) of the shares of Class B common stock issued in the offering (including pursuant to the underwriter’s over-allotment option). The Underwriter’s Warrants will be exercisable at any time upon issuance and from time to time, in whole or in part, and will expire five years from the date of this prospectus. The Underwriter’s Warrants will be exercisable at a price equal to 120% of the initial public offering price per share of Class B common stock. The Underwriter’s Warrants are also exercisable on a cashless basis. The registration statement of which this prospectus forms a part also registers the Underwriter’s Warrants and the shares of our Class B common stock issuable upon exercise thereof. See “Underwriting” for further information.

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Proposed listing

We have applied to have our Class B common stock listed on the Nasdaq Capital Market under the symbol “[●].” No assurance can be given that our listing application will be approved or that we will satisfy the initial listing requirements of Nasdaq. The listing of our Class B common stock on Nasdaq is a condition to consummating the offering.

Lock-up	We have agreed that for a period ending 180 days from the closing of this offering, we will not, without the prior written consent of the underwriter, (a) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (b) file or cause to be filed any registration statement with the SEC relating to this offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock. In addition, our officers and directors and all of our existing stockholders prior to this offering have agreed, subject to limited exceptions, for a period ending 180 days from the closing of this offering, not to, without the prior written consent of the underwriter, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired. See “Underwriting” for additional information.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” on page 11, together with all of the other information set forth in this prospectus, before deciding to invest in the securities offered by this prospectus.

Unless stated otherwise, the number of shares of Class B common stock that will be outstanding after this offering is based on 2,536,700 shares of Class B common stock outstanding as of the date of this prospectus, but excludes:

●	30,000,000 shares of our Class B common stock issuable upon conversion of the outstanding shares of our Class A Common Stock;
●	10,000,000 shares of our Class B common stock reserved for future issuance under our 2026 Equity Incentive Plan, of which no shares were subject to outstanding awards as of June 30, 2026; and
●	5,000,000 shares of our Class B common stock reserved for future issuance under our 2026 Employee Stock Purchase Plan.

Except as otherwise indicated, all information in this prospectus assumes:

●	an initial public offering price of the shares of [●] per share, the midpoint of the estimated range of [●] to [●] per share;
●	no purchase of our Class B common stock offered hereby by our directors, officers or existing stockholders;
●	no exercise of Underwriter’s Warrants and no conversion of shares of Class A common stock, in each case as described above; and
●	no exercise of the underwriter’s over-allotment option.

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SUMMARY FINANCIAL INFORMATION

Set forth below is our summary historical financial and other data for the periods ended on and as of the dates indicated. The summary combined statements of operations data and the summary combined balance sheet data presented below for and as of the years ended December 31, 2025 and 2024 have been derived from our audited combined financial statements included elsewhere in this prospectus. The summary combined statements of cash flows data presented below have been derived from our audited combined financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data and the summary consolidated balance sheet data presented below for the six months ended June 30, 2026 and 2025 and as of June 30, 2026, respectively, have been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of cash flows data presented below for the six months ended June 30, 2026 and 2025 have been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. The unaudited interim consolidated financial statements include all adjustments considered necessary for fair presentation, consisting of normal recurring adjustments. Interim results are not necessarily indicative of full-year results. Our historical results are not necessarily indicative of future results of operations. The summary historical financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited combined financial statements and the notes related thereto and our unaudited interim consolidated financial statements and the notes related thereto, included elsewhere in this prospectus.

Balance Sheet Information

	As of	As of December 31,
	June 30, 2026	2025	2024
Assets
Current Assets
Cash and cash equivalents	$3,201,139	$7,525,077	$3,145,110
Accounts receivable, net	21,499,427	14,963,378	21,669,824
Accounts receivable, related party	313,623	264,720	281,529
Other current assets	3,397,203	1,480,760	896,371
Total current assets	28,411,392	24,233,935	25,992,834

Fixed assets, net	613,475	506,600	260,467
ROU assets, net	2,769,715	2,793,713	2,914,074
Other assets	372,578	200,804	106,586
Total long term assets	3,755,768	3,501,117	3,281,127

Total assets	$32,167,160	$27,735,052	$29,273,961

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$14,209,466	$12,794,463	$12,808,066
Accounts payable – related party	4,302,772	3,908,932	4,359,382
ROU liabilities, current	221,847	167,511	124,149
Stock subscription liability	2,536,700	586,000	-
Notes payable and line of credit, current portion	5,089,558	168,462	857,193
Total current liabilities	26,360,343	17,625,368	18,148,790

Long-Term Liabilities
ROU liabilities	2,794,379	2,825,324	2,908,162
Notes payable and lines of credit, net	27,669	4,099,095	4,693,707
Total long-term liabilities	2,822,048	6,924,419	7,601,869

Total liabilities	29,182,391	24,549,787	25,750,659

Total stockholder’s equity attributable to Rothe	2,799,817	3,038,290	3,508,099
Total stockholder’s equity	2,984,769	3,185,265	3,523,302

Total liabilities and stockholder’s equity	$32,167,160	$27,735,052	$29,273,961

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Statements of Operations

	For the six months ended June 30,		For the year ended December 31,
	2026	2025	2025	2024

Revenue	$61,446,155	$65,519,897	$126,391,713	$117,309,792
Cost of revenue	(57,537,949)	(62,133,020)	(119,638,179)	(109,925,788)
Gross profit	3,908,206	3,386,877	6,753,534	7,384,004

Operating Expenses
General and administrative expenses	3,370,915	3,665,497	7,495,890	5,554,167

Income (loss) from operations	537,291	(278,620)	(742,356)	1,829,837
Total other income (expense), net	(492,859)	1,013,148	1,364,378	(652,190)

Net income before provision for income taxes	44,432	734,528	622,022	1,177,647

Cash Flow Information

	For the six months ended June 30,		For the year ended December 31,
	2026	2025	2025	2024
Net cash provided by operating activities	(5,470,936)	517,324	6,773,062	1,474,048

Net cash used in investing activities	(120,902)	(198,535)	(494,950)	(180,110)

Net cash (used in) provided by financing activities	1,267,900	(1,712,643)	(1,898,145)	1,542,296

Net change in cash and cash equivalents	(4,323,938)	(1,393,854)	4,379,967	2,836,234
Cash and cash equivalents, beginning	7,525,077		3,145,110	308,876
Cash and cash equivalents, ending	$3,201,139	$1,751,256	$7,525,077	$3,145,110

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risks described below and the risks and uncertainties described in this prospectus. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our Class B common stock could decline, and you could lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are included in this prospectus. See also the information contained under the heading “Cautionary Note Regarding Forward Looking Statements” above.

Risks Related to Our Business

If we fail to manage our growth effectively, we may be unable to execute our business plan and our business, financial condition, and results of operations could be harmed.

We have experienced, and may continue to experience, rapid growth, which has placed, and may continue to place, significant demands on our management, sales and marketing, administrative, financial, R&D, and other resources. Additionally, our organizational structure is becoming more complex as we scale our operational, financial and management controls, as well as our reporting systems and procedures. If we fail to manage our anticipated growth, such failure could negatively affect our reputation and harm our ability to attract new customers and to grow our business.

We have thin operating margins and have experienced declining profitability, and we may not be able to achieve or sustain profitability in the future.

For the year ended December 31, 2025, we generated revenue of $126.4 million but incurred a loss from operations of $0.7 million, compared to income from operations of $1.8 million for the year ended December 31, 2024. Our gross margin decreased to 5.3% for fiscal year 2025 from 6.3% for fiscal year 2024 and our net income for fiscal year 2025 was $410,024, compared to $802,420 for fiscal year 2024. Our cost-plus-fee contract structure generally provides limited margin, and our profitability depends on our ability to manage labor utilization rates, indirect cost allocations, and contract performance. If we are unable to improve our gross margins through operating efficiencies, successful contract negotiations, or growth in higher-margin commercial services, or if we continue to experience unfavorable contract estimate adjustments, our results of operations and financial condition could be materially adversely affected. Additionally, as we incur increased costs associated with operating as a public company, including expenses related to compliance with SEC reporting requirements, Sarbanes-Oxley, audit fees, insurance premiums, investor relations, and legal fees, these additional costs could further impact our profitability.

We participate in joint ventures that may expose us to additional risks, including risks related to the actions of our joint venture partners.

We conduct a significant portion of our business through consolidated joint ventures. For the six months ended June 30, 2026 and for the year ended December 31, 2025, our consolidated joint ventures generated revenue of $31.0 million and $99.9 million, respectively, representing a substantial majority of our consolidated revenue. Our joint ventures are subject to risks that include disagreements with our joint venture partners regarding business decisions, the failure of our joint venture partners to perform their obligations, and the inability to control the actions of our joint venture partners. In addition, the financial condition or operational performance of our joint ventures could be adversely affected by factors outside of our control. For example, our consolidated joint ventures reported income from operations of $266,015 for the year ended December 31, 2025, compared to a loss from operations of $204,700 for the year ended December 31, 2024. If our joint venture partners fail to perform or if we are unable to maintain our joint venture relationships, our revenue, results of operations, and financial condition could be materially adversely affected.

Our most significant operating joint venture, ROAR, and the separate ROAR2 joint venture were formed under the RDI/ARES SBA All Small Mentor-Protégé relationship approved on July 15, 2020 and effective for six years. That relationship expired in 2026. It helped us combine RDI’s small-business status and managing-venturer role with ARES’s technical, management, proposal-development, and federal contracting experience, and it enabled the original ROAR to compete for and perform eMITS and CCRM and to receive SEWP VI awards. The expiration of the relationship does not itself terminate contracts already awarded through the joint ventures, including eMITS, CCRM, and other existing awards, which may continue according to their respective contract terms. However, absent a new qualifying relationship, our ability to form or use mentor-protégé joint ventures for certain future set-aside opportunities may be limited. We may pursue another qualifying relationship subject to SBA requirements. Under SBA rules, a small business generally may participate in up to two mentor-protégé relationships with different mentors over the life of the business, while a mentor generally may have up to three protégés at one time, subject to SBA approval and applicable requirements. Similarly, our other joint ventures rely on SBA certifications (WOSB) that, if lost or expired, could impair their ability to compete for reserved contracts. Our joint ventures are subject to SBA performance-of-work requirements under 13 C.F.R. § 125.8(c), and failure to satisfy these requirements or maintain proper records could result in ineligibility for set-aside contracts, referral for possible debarment, or adverse effects on our own WOSB certification.

We hold a minority interest (49%) in two joint ventures — QTS Rothe JV, LLC and Pabulum-Rothe JV, LLC — in which we do not serve as the managing venturer and therefore lack unilateral control over operations and strategic decisions. Our joint venture agreements generally restrict assignment of a venturer’s interest without the other party’s consent and require disputes to be resolved through binding arbitration, which could limit our ability to exit underperforming arrangements or obtain expedited relief. In addition, several of our joint ventures are structured as unpopulated ventures that rely on member companies’ employees to perform contract work; if a partner fails to supply qualified personnel, contract performance could be impaired.

In December 2025, we transferred our OASIS+ contract to QTS Rothe JV, LLC for nominal consideration in connection with the REI-RDI merger. Our ability to realize revenue under the OASIS+ vehicle is now dependent on successful government novation and task order awards by QTS Rothe JV. If the novation is not completed or task orders are not secured, we may not realize the anticipated benefits of this contract asset.

A portion of our workforce is represented by labor unions and covered by collective bargaining agreements, which could result in increased labor costs, work stoppages, or other disruptions.

A portion of our employees, principally those performing services through our ROAR joint venture under the eMITS contract at Kennedy Space Center (Florida), Marshall Space Flight Center (Alabama), and Langley Research Center (Virginia), as well as employees under our ROC II contract at Wallops Flight Facility (Virginia), are represented by labor unions including the International Association of Machinists and Aerospace Workers, the International Alliance of Theatrical Stage Employees, the Communications Workers of America, and the International Brotherhood of Electrical Workers. The applicable collective bargaining agreements have various expiration dates through February 28, 2030. Upon the expiration of any CBA, we may be unable to negotiate a new agreement on favorable terms or at all, which could result in increased labor costs, work stoppages, or other labor disruptions that could impair our ability to perform our government contracts. A work stoppage or strike at any of our NASA sites could constitute a default under the applicable government contract, result in the assessment of damages or penalties, damage our reputation with government customers, and adversely affect our ability to compete for future contract awards. Although our existing CBAs contain “no-strike/no-work stoppage” provisions, there can be no assurance that a labor disruption will not occur, particularly during periods of CBA renegotiation. In addition, our collective bargaining obligations may limit our operational flexibility, including our ability to adjust staffing levels, reassign work across job classifications, or implement cost-reduction measures, any of which could adversely affect our profitability under cost-plus-fee contracts where labor cost efficiency directly impacts our margins.

In addition, certain of our CBAs contain successor clauses that require any successor contractor to assume the terms and obligations of the existing agreement. These provisions may increase the costs we or our joint venture partners must bear when recompeting contracts with an incumbent unionized workforce, may limit our ability to restructure labor arrangements, and could make our bids less competitive if labor costs under the CBA exceed those that a non-unionized competitor would incur. If we are awarded a new or follow-on contract that is subject to a successor clause, we may be required to maintain wage rates, benefits, and working conditions that exceed our estimates, which could reduce the profitability of the contract.

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A significant portion of our revenue is derived from cost-plus-fee contracts with limited margin potential, and our profitability may be adversely affected by unfavorable changes in contract estimates.

For the year ended December 31, 2025, approximately 92.7% of our revenue, or $117.2 million, was derived from cost-plus-fee contracts. While cost-plus-fee contracts generally carry lower financial risk than fixed-price contracts because our costs are reimbursed, they also limit our ability to increase margins above the contractually agreed-upon fee rates. Our profitability under cost-plus-fee contracts depends on our ability to manage indirect cost rates, maintain high labor utilization, and control unallowable costs that cannot be billed to the customer. In addition, we recognized net unfavorable contract estimate adjustments of $1.4 million during fiscal year 2025, compared to $0.4 million during fiscal year 2024. Changes in estimated contract earnings can result from changes in direct labor costs, subcontractor costs, indirect cost rates, and other cost elements. If we continue to experience unfavorable contract estimate adjustments or if our indirect cost rates increase faster than anticipated, our gross margins and profitability could be materially adversely affected.

In order to achieve the future revenue growth we have projected, we must develop and market new products and services. We intend to expand our operations significantly. To properly manage our growth, we will need to hire and retain additional personnel, upgrade our existing operational management and financial and reporting systems, and improve our business processes and controls. Our future expansion will include:

●	scaling our revenue and achieving the operating efficiencies necessary to achieve and maintain profitability;

●	anticipating and responding to changing customer preferences;

●	anticipating and responding to macroeconomic changes generally, including changes in the markets for government services, commercial engineering, cybersecurity, and related technology and services;

●	improving and expanding our operations and information systems;

●	successfully competing against established companies and new market entrants;

●	managing and improving our business processes in response to changing business needs;

●	effectively scaling our operations while maintaining high customer satisfaction;

●	avoiding or managing interruptions in our business from information technology downtime, cybersecurity breaches and other factors affecting our physical and digital infrastructure;

●	hiring and training talented employees at all levels of our business;

●	complying with regulations applicable to our business;

●	developing new technologies;

●	controlling expenses and investments in anticipation of expanded operations;

●	upgrading the existing operational management and financial reporting systems and team to comply with requirements as a public company; and

●	implementing and enhancing administrative infrastructure, systems, and processes.

If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales and marketing, R&D, customer and commercial strategy, products and services, and staffing functions. These efforts will require us to invest significant financial and other resources, including in industries and sales channels in which we have limited experience to date. We will also need to continue to leverage our operational systems and processes, and there is no guarantee that we will be able to scale the business as currently planned or within the planned timeframe. The continued expansion of our business may also require additional operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for our expanded operations. Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees and delays in service delivery. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs, which include lease commitments, headcount, and capital assets, could result in decreased margins, which could have a material adverse effect on our business, financial condition, and results of operations.

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We derive a substantial amount of our revenues and backlog from only a few of our customers. A loss of, or default by, one or more of these major customers, or a material adverse change in any such customer’s business or financial condition, could materially reduce our revenues and backlog.

For the year ended December 31, 2025, our top five customers together accounted for over 93% of our revenue, and our top five backlog customers accounted for approximately 98% of our backlog as of December 31, 2025. Our customers may change their ordering patterns or business strategy, be delayed in the fulfillment of their contractual obligations to us, reduce or cease their use of our services, or become unable to pay for services they had contracted to buy, whether due to a downturn in their business or otherwise. A substantial amount of our backlog for government customers is also subject to risks of future government funding levels, which may be substantially curtailed or abandoned, resulting in contract cancellations, modifications, delays, or reduction in orders. In particular, the current administration has indicated it is committed to decreasing federal spending and the size of government. If the administration were to take actions that impacted the amount our government customers are able to spend on our services, it could materially adversely impact our business, results of operations, and financial condition. In addition, some of our customers’ industries are undergoing significant consolidation, and our customers may be acquired by each other or other companies, including by our competitors. Such acquisitions could adversely affect our ability to sell services to such customers and to any end-users whom they serve. Our customers may in the future default, on their obligations to us due to bankruptcy, lack of liquidity, operational failure, or other reasons. Such defaults could adversely affect our revenues, operating margins, and cash flows. In addition, under our contracts, our customers generally have the right to terminate, cancel, or curtail our contracts for convenience. Any decisions by our customers to terminate, cancel, or curtail our contracts would adversely affect our backlog revenues, revenue growth, and profitability. If our backlog is reduced due to the financial difficulties of our customers or other reasons, including cancellations for convenience, our revenues, operating margins, and cash flows would be further negatively impacted.

Disruptions in U.S. government operations and funding could have a material adverse effect on our revenues, earnings, and cash flows, and otherwise adversely affect our financial condition.

Any disruptions in federal government operations could have a material adverse effect on our revenues, earnings, and cash flows. A prolonged failure to maintain significant U.S. government operations, particularly those pertaining to our business, could have a material adverse effect on our revenues, earnings, and cash flows. Continued uncertainty related to recent and future government shutdowns, the budget and/or the failure of the government to enact annual appropriations, such as long-term funding under a continuing resolution, could have a material adverse effect on our revenues, earnings, and cash flows. Additionally, disruptions in government operations may negatively impact regulatory approvals and guidance that are important to our operations. Future government shutdowns or similar funding issues could also impact the SEC or other government agencies on which our operations or access to the capital markets may rely.

Our business may be adversely affected by changes in budgetary priorities of the U.S. government.

Changes in federal government budgetary priorities could directly affect our financial performance and could have a material adverse effect on our business, results of operations, prospects, and financial condition. A significant decline in government expenditures, a shift of expenditures away from programs that support the industry in which we operate or related industries or a change in federal government contracting policies could cause federal government agencies to reduce their purchases under contracts, to exercise their right to terminate contracts at any time without penalty or not to exercise options to renew contracts, any of which could result in decreased sales of our products, and could adversely impact the trading price of our Class B common stock. In addition, if government budgets are not approved in a timely fashion, our U.S. government customers may not be able to start new programs and may not have adequate funding for existing programs, which could impact the progress in achieving certain milestones under our contracts and our business, results of operations, and financial condition.

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If we are unable to manage the increasing technological complexity of our business, or achieve or manage our expected growth, our business could be adversely affected.

The technological complexity of our business has increased significantly over the last several years. This increased complexity and our expected growth has placed, and will continue to place, a strain on our management and our administrative, operational, and financial infrastructure. We anticipate that a further growth of headcount and facilities, domestically as well as internationally, will be required to address expansion in our product and service offerings and the geographic scope of our customer base. However, if we are unsuccessful in our efforts, our business could decline. Our success will depend in part upon the ability of our senior management to manage our increased complexity and expected growth effectively. To do so, we must continue to hire, train, manage, and integrate a significant number of qualified managers and engineers. If our new employees perform poorly, or if we are unsuccessful in hiring, training, managing, and integrating these new employees, or retaining these or our existing employees, then our business may experience declines. To support our expected growth, we must continue to improve our operational, financial, and management information systems. If we are unable to manage our growth while maintaining our quality of service, or if new systems that we implement to assist in managing our growth do not produce the expected benefits, then our business, financial condition, and results of operations could be materially adversely affected.

Many of our contracts are government contracts or issued under government contracts. The inability to comply with any of our contracts or meet eligibility requirements may result in financial liabilities, failure to receive security clearance certifications, and loss of current and future business.

A number of our contracts are with a government customer, or are subcontracts entered into in connection with a prime contract with a government customer. U.S. government contracts generally are subject to the FAR, agency-specific regulations that supplement FAR, such as the U.S. Department of Defense’s (the “DoD”) Federal Acquisition Regulations, and other applicable laws, security requirements, and regulations. These regulations impose a broad range of requirements and terms, many of which are unique to U.S. government contracting, including various procurement, import and export, security, contract pricing and cost, contract termination and adjustments, mandatory disclosure, and audit requirements. For example, we are at times required to obtain approval to export, re-export or transfer (in-country) our products from U.S. government agencies and similar agencies elsewhere in the world. Failure to obtain approval to export, or a determination by the U.S. government or similar agencies elsewhere in the world from which we failed to receive required approvals or licenses, could eliminate or restrict our ability to sell our products outside the United States or another country of origin, and the penalties that could be imposed by the U.S. government or other applicable government for failure to comply with these laws could be significant. Our customers are often required to flow down additional government contract terms to us, and we have no ability to negotiate or object to such terms. These requirements and terms that may increase our costs of doing business and reduce our profits under these contracts. Our failure to comply with any of the terms of our contracts could result in delays in the performance of our services, an inability to acquire government or commercial contracts, reductions of the value of contracts, contract modifications or termination, inability to bill and collect receivables from customers, contractual damages, the requirement to reperform work, the assessment of penalties and fines that could lead to suspension or debarment from U.S. government contracting or subcontracting, and potential civil and criminal liability. Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits, and investigations regarding our compliance with government contract requirements. Government contracts may be subject to the approval of appropriations being made by the U.S. Congress to fund the expenditures under these contracts. In particular, “whistleblower” provisions under federal law also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, damages, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results.

We are subject to certain unique business risks as a result of supplying services to the U.S. government.

Companies engaged in supplying defense-related services to U.S. government agencies, whether through direct contracts with the U.S. government or as a subcontractor to customers contracting with the U.S. government, are subject to business risks specific to the defense industry. These risks include the ability of the U.S. government to unilaterally:

●	suspend us from receiving new contracts based on alleged violations of procurement laws or regulations;

●	terminate existing contracts;

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●	revoke required security clearances;

●	reduce the value of existing contracts; and

●	audit our contract-related costs and fees, including allocated indirect costs.

U.S. government contracts can be terminated by the U.S. government at its convenience without notice. Termination for convenience provisions provide only for our recovery of costs incurred or committed, settlement expenses and profit on the work completed prior to termination.

U.S. government in-sourcing could result in loss of business opportunities and personnel. The U.S. government has continued to reduce the percentage of contracted services in favor of more federal employees through an initiative called “in-sourcing.” Over time, in-sourcing could have an adverse effect on our business, financial condition, and results of operations. Specifically, as a result of in-sourcing, government procurements for services could be fewer and smaller in the future. In addition, work we currently perform could be in-sourced by the federal government and, as a result, our revenues could be reduced. Moreover, our employees could also be hired by the government. This loss of our employees would necessitate the need to retain and train new employees. Accordingly, the effect of in-sourcing or the continuation of in-sourcing at a faster-than-expected rate could have a material adverse effect on our business, financial condition, and results of operations.

Moreover, U.S. government purchasing regulations contain a number of operational requirements that apply to entities engaged in government contracting. Failure to comply with such government contracting requirements could result in civil and criminal penalties that could have a material adverse effect on our business, financial condition, and results of operations.

If a government inquiry or investigation uncovers improper or illegal activities, we could be subject to civil or criminal penalties or administrative sanctions, including contract termination, fines, forfeiture of fees, suspension of payment, civil False Claims Act allegations (which can include civil penalties and treble damages) and suspension or debarment from doing business with U.S. government agencies, any of which could materially adversely affect our reputation, business, financial condition, and results of operations.

Our business is substantially dependent on contracts entered into with customers in the ordinary course of business. As such, we are subject to counterparty risk. If a counterparty to one of our contracts were to default or otherwise fail to perform or be delayed in its performance on any of its contractual obligations to us, such default, failure to perform or delay could have a material adverse effect on our business, financial condition, and results of operations.

Our business is substantially dependent on contracts entered into with customers in the ordinary course of business. Our budgeted capital expenditures for our backlog, forecasted growth, and strategic plan are based on revenues expected to be generated pursuant to existing contracts. If a customer were to default or otherwise fail to perform or be delayed in the fulfillment of its contractual obligations to us, we would be required to adjust our budget, forecasts, and strategic plans, which may negatively affect our business, financial condition, cash flows, and/or liquidity. Additionally, if the scope of anticipated work related to any customer contract were to change due to unforeseen circumstances or evolving requirements of one or more of our counterparties, we may be unable to generate revenue on our anticipated timeline or may be required to incur increased costs from those originally estimated for a project, which could cause our budgets, forecasts, and plans to be inaccurate. It is not possible to predict with accuracy the impact of any default, failure to perform or delay, which results in our inability to completely mitigate such risks. As such, the counterparty default, failure to perform or delay in performance may have a material adverse impact on our business, financial condition, and results of operations.

We may not be successful in developing new technology, and the technology we are successful in developing may not meet the needs of our customers or potential new customers.

The markets in which we operate are characterized by changing technology and evolving industry standards, and we may not be successful in identifying, developing, and marketing products and services that respond to rapid technological change, evolving technical standards and systems developed by others. Our competitors may develop technology that better meets the needs of our customers. Such development is also expensive. If we do not continue to develop, manufacture, and market innovative technologies or applications that meet customers’ requirements, sales may suffer, and our business may not continue to grow in line with historical rates or at all. If we are unable to achieve sustained growth, we may be unable to execute our business strategy, expand our business, or fund other liquidity needs, and our business prospects, financial condition, and results of operations could be materially and adversely affected.

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Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

Our results of operations and growth prospects are materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, recession or fears of recession, availability of capital, energy and commodity prices, the availability and cost of labor, tariffs, trade laws and trade wars, and the effects of governmental initiatives to manage economic conditions. In particular, the recent reciprocal tariffs announced by the U.S. government and countermeasures that may be taken in response thereto could materially adversely impact global economic and political conditions, and disrupt the business of our customers and suppliers, and thereby harm our business. In certain prior periods, we have seen a broad-based weakening in the global macroeconomic environment which has impacted and could impact in the future certain of our markets. Additionally, instability in the global credit markets, the impact of uncertainty regarding global trade and central bank monetary policy, the instability in the geopolitical environment in many parts of the world (including as a result of the ongoing Russia and Ukraine war, conflict in the Middle East, tensions with Iran, and China-Taiwan relations), the current economic challenges in China, including global economic ramifications of Chinese economic difficulties, and other disruptions may continue to put pressure on global economic conditions. If global economic and market conditions, or economic conditions in key markets, remain uncertain or deteriorate further, we may experience material impacts on our business, financial condition, and results of operations. For example, such conditions may cause current or potential customers to delay or decrease spending on our products and services or render our suppliers unable to meet our demand requirements, maintain the pricing of their products or continue operations, as their businesses and/or budgets are impacted by economic conditions. The inability of current and potential customers to pay us for our products and services, and the inability of our suppliers to provide us with products or services with the expected volumes or prices, may adversely affect our earnings and cash flows. The current invasion of Ukraine by Russia has escalated tensions among the United States, the North Atlantic Treaty Organization (“NATO”), and Russia. Such invasion, ongoing military conflict, resulting sanctions, and related countermeasures by NATO states, the United States, and other countries are likely to lead to market disruptions, including significant volatility in commodity prices, credit, and capital markets, as well as supply chain interruptions for equipment, which could have an adverse impact on our operations and financial performance. Volatility in equity capital markets may adversely affect the market price of our Class B common stock, which may affect our ability to fund our business through the sale of equity securities and retain key employees through our equity compensation plans.

If critical components or raw materials used to manufacture our products or used in our development programs become scarce or unavailable, then we may incur delays in manufacturing and delivery of our products and in completing our development programs, which could damage our business.

Although we maintain a qualification and performance surveillance process and we believe that sources of supply for raw materials and components are generally adequate, it is difficult to predict what effects shortages or price increases may have in the future. Our ability to meet customers’ demands depends, in part, on our ability to obtain timely and adequate delivery of quality materials, parts, and components from our suppliers. We obtain certain of our hardware components, various subsystems and systems and other products and services from a limited group of suppliers and vendors, some of which are sole source suppliers and vendors. Although we hold long-term non-binding contracts with certain key suppliers that establish pricing, minimize lead times and to some degree mitigate risk, we do not have long-term agreements with all suppliers that obligate them to continue to sell components, products required to build our systems, or products to us. Our reliance on suppliers without long-term non-binding contracts involves significant risks and uncertainties, including whether our suppliers will provide an adequate supply of required components or products of sufficient quality, will increase prices for the components or products, and will perform their obligations on a timely basis. Moreover, if our suppliers change their processes and quality control without notice, such change could impact the quality of our subassemblies, which could materially adversely affect our business. We obtain certain components from suppliers outside of the United States, which exposes us to risks associated with international trade, including, but not limited to, the impact of tariffs and retaliatory measures taken in response thereto, including controls on the export of rare earth minerals to the United States, such as China’s recently announced ban on exports of rare earth minerals to the United States. In addition, certain raw materials and components used in the manufacture of our products and in our development programs are periodically subject to supply shortages, and our business is subject to the risk of price increases and periodic delays in delivery. Particularly, the market for electronic components has been and currently still is experiencing increased demand and a global shortage of semiconductors, creating substantial uncertainty regarding our suppliers’ ongoing timely delivery of these components to us. Shortages in components for our products and delays in obtaining components for our products could cause customers to terminate their contracts with us, delay orders from us or cause us to delay accepting orders, negatively impact our ability to win new programs and/or contracts, negatively impact and disrupt our development programs, increase our costs and accordingly, our losses on fixed-price contracts and materially adversely affect our business, financial condition, and results of operations.

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Moreover, if any of our suppliers become capacity constrained, financially unstable, or otherwise unable or unwilling to provide us with raw materials or components, then we may have to find new suppliers. In particular, the market for semiconductors is highly competitive and other customers, including AI companies, may have significantly greater financial resources than we do. It may take several months to locate alternative suppliers, if required, and if we are able to at all, or to redesign our products to accommodate components from different suppliers. Even if we identify alternate suppliers, we may experience significant delays in manufacturing and shipping our products to customers and incur additional development, manufacturing, and other costs to establish such alternative sources, be required to redesign our products and to complete additional quality control procedures. In addition, credit constraints of key suppliers could result in accelerated payment of accounts payable by us, adversely impacting our cash flow. We have experienced increased costs for components, as well as increased shipping, warehousing, and inventory costs. We cannot predict the extent to which these costs will continue and/or continue to increase or if we will be able to obtain replacement components within the time frames that we require at an affordable cost, if at all. Prolonged disruptions in the supply of any of our key raw materials or components could cause us to experience cancellations or delays of scheduled launches, customer cancellations, or reductions in our prices and margins, any of which could harm our business, financial condition, and results of operations. Additionally, shortages of components may result in increased inventory of unfinished products and significant quantities of other unused components remaining in inventory, which could expose us to increased risks of obsolescence and losses which may not be fully covered by insurance.

The U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year could have an adverse impact on our business, financial condition, and results of operations.

The U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year and consequently having to shut down or operate on funding levels equivalent to its prior fiscal year pursuant to a “continuing resolution,” could have an adverse impact on our business, financial condition, and results of operations. Considerable uncertainty exists regarding how future budget and program decisions will unfold, including the defense spending priorities of the U.S. government, what challenges budget reductions will present for the defense industry and whether annual appropriations bills for all agencies will be enacted for U.S. government fiscal year 2026 and thereafter due to many factors, including but not limited to, changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding. The U.S. government’s budget deficit and the national debt could have an adverse impact on our business, financial condition, and results of operations in a number of ways, including the following:

●	The U.S. government could reduce or delay its spending on, reprioritize its spending away from, or decline to provide funding for the government programs in which we participate;

●	U.S. government spending could be impacted by alternate arrangements to sequestration, which increases the uncertainty as to, and the difficulty in predicting, U.S. government spending priorities and levels; and

●

We may experience declines in revenue, profitability, and cash flows as a result of reduced or delayed orders or payments or other factors caused by economic difficulties of our customers and prospective customers, including U.S. federal, state, and local governments.

Furthermore, we believe continued budget pressures could have serious negative consequences for the security of the U.S., the defense industrial base and the customers, employees, suppliers, investors, and communities that rely on companies in the defense industrial base. Budget and program decisions made in this environment would have long-term implications for us and the entire defense industry.

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A failure of our information technology systems, physical or electronic security protections, or an interruption in their operation due to internal or external factors including cyber-attacks or insider threats, could have a material adverse effect on our business, financial condition, or results of operations.

Our operations are dependent on our ability to protect our employees, business systems, manufacturing capabilities, information systems, computer equipment and information databases from system failures or malicious acts. We rely on both internal information technology systems, physical controls and policies, and certain external services and service providers to manage the day-to-day operation of our business, operate elements of our manufacturing facilities, manage relationships with our employees, customers, and suppliers, fulfill customer orders and maintain our financial and accounting records. In addition, many of our systems are required to comply with higher standards applicable to systems that hold controlled technology or data. If our main data center were to fail, or if we were to suffer an interruption or degradation of services at our main data center, we could lose important manufacturing and technical data, which could harm our business. Similarly, we rely on third-party providers and in the event that any third-party provider’s systems or service abilities failed or are interrupted, our ability to operate may be impaired. Some of these third-party providers may store or have access to our data and may not have effective controls, processes, or practices to protect our information from attack, damage, or unauthorized access. Any of these risks may be augmented if our or any third-party provider’s business continuity and disaster recovery plans prove to be inadequate. We are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, terrorist attacks, actual or threatened acts of war, power losses, telecommunications failures, personnel misconduct, human error, and similar events. We are also vulnerable to cyberattacks or cybersecurity incidents, such as computer viruses, worms, ransomware, and other malicious and destructive code, phishing attacks, and denial or degradation of service attacks, and have been the target of attempted cyberattacks. Because of the nature of our business and our support of the U.S. government, we (and our customers and suppliers) may be targeted for such attacks by hostile foreign governments. The failure of our information technology systems to perform as anticipated for any reason or any significant breach of security could disrupt our business and result in numerous adverse consequences, including reduced effectiveness and efficiency of operations, increased costs, loss of important information or capabilities, loss of intellectual property or confidential technical information, contract termination or loss of current or future sensitive government contracts, any of which could have a material adverse effect on our business, financial condition, or results of operations. Any security breach, including personal data breaches, or incident, including cybersecurity incidents, that we or our third-party providers experience could result in unauthorized access to, misuse of or unauthorized acquisition of our or our customers’ data, the loss, corruption, or alteration of this data, interruptions in our operations or damage to our computer hardware or systems or those of our customers. Moreover, negative publicity arising from these types of disruptions could damage our reputation. Such disruptions may have adverse legal and regulatory consequences to us and our business, particularly if we or our third-party providers are unable to anticipate such acts or implement adequate preventative measures.

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Our systems utilize third-party open-source software, and any failure to comply with the terms of one or more of these open-source software licenses could adversely affect our business, subject us to litigation, or create potential liability.

Our systems include software licensed from third parties under any one or more open-source licenses, and we expect to continue to incorporate open-source software in our systems and technology in the future. Moreover, we cannot ensure that we have effectively monitored our use of open-source software, or validated the quality or source of such software, or that we are always in compliance with the terms of the applicable open-source licenses or our current policies and procedures. From time to time, there have been claims against companies that use open-source software in their products and services asserting that the use of such open-source software infringes the claimants’ intellectual property rights. As a result, we could be subject to suits by third parties claiming that what we believe to be licensed open-source software infringes such third parties’ intellectual property rights. Additionally, if an author or other third party that distributes such open-source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages and required to comply with onerous conditions or restrictions on these solutions, which could disrupt the distribution and sale of these solutions. Litigation could be costly for us to defend, have a negative effect on our business, financial condition, and results of operations, or require us to devote additional R&D resources to change our solutions. We may continue to experience such vulnerabilities in the future. Use of open-source software may entail greater risks than use of third-party commercial software, as open-source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code, including with respect to security vulnerabilities where open-source software may be more susceptible. In addition, certain open-source licenses require that source code for software programs that incorporate, use, or combine with such open-source software be made available to the public at no cost and that any modifications or derivative works to such open-source software continue to be licensed under the same terms as the open-source software license. The terms of various open-source licenses to which we are subject are ambiguous and have not or may not have been interpreted by courts in the relevant jurisdictions, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to market or provide our software and data. By the terms of certain open-source licenses, we could be required to release the source code of our proprietary software, and to make our proprietary software available under open-source licenses, if we combine our proprietary software with open-source software in a certain manner. In the event that portions of our proprietary software are determined to be subject to an open-source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our solutions, seek licenses from third parties on terms that are not commercially feasible or otherwise be limited in the provision of our products and services, each of which could reduce or eliminate the value of our solutions. Disclosing our proprietary source code could allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of sales. Furthermore, any such re-engineering or other remedial efforts could require significant additional R&D resources, and we may not be able to successfully complete any such re-engineering or other remedial efforts. Any of these events could create liability for us and damage our reputation, which could have a material adverse effect on our business, financial condition, and results of operations.

We depend on our CEO, Karen Wheeler-Hall, our President and Chief Operating Officer, Thomas H. Hall III, and other executive officers, senior management team, and highly trained employees, and any work stoppage, difficulty in hiring similar employees, or ineffective succession planning could materially adversely affect our business and could impair our relationships with U.S. government customers and disrupt the management of our business.

Because our products are highly engineered, we depend on an educated and trained workforce. There is substantial competition for skilled personnel in our industry, and we could be materially adversely affected by a shortage of skilled employees. We may not be able to fill new positions or vacancies created by expansion or turnover or attract and retain qualified personnel. We may not be able to continue to hire, train, and retain qualified employees at current wage rates since we operate in a competitive labor market, and currently significant inflationary and other pressures on wages exist.

In addition, our success depends in part on our ability to attract and motivate senior management and highly skilled key employees, including engineering, manufacturing and quality assurance, design, finance, marketing, sales and support, and finance and accounting personnel. Achieving this objective may be difficult due to a variety of factors, including fluctuations in economic and industry conditions, competitors’ hiring practices, and the effectiveness of our compensation programs. Competition for qualified personnel can be strong. In particular, we are highly dependent on the continued services of Karen Wheeler-Hall, our Chief Executive Officer and Chairman of the Board, and Thomas H. Hall III, our President and Chief Operating Officer. Ms. Wheeler-Hall has served as CEO for each of the last five years and is the driving force behind the Company’s strategic direction, government customer relationships, and growth initiatives. Ms. Wheeler-Hall is also the sole holder of all outstanding shares of our Class A Common Stock. Mr. Hall has served as President and Chief Operating Officer for each of the last five years and is responsible for overseeing day-to-day operations, including program execution across all business lines, business development, contract management, and operational performance. Ms. Wheeler-Hall and Mr. Hall possess deep institutional knowledge of our operations, long-standing relationships with NASA and other government customers, and specialized expertise that would be extremely difficult to replace. The loss of either Ms. Wheeler-Hall or Mr. Hall, for any reason, including resignation, retirement, disability, or death, could have a material adverse effect on our ability to execute our business strategy, maintain our customer relationships, and manage our operations. More broadly, the loss of any one or more members of our senior management team could impair our ability to execute our business strategy, and if we are unable to effectively provide for the succession of key personnel, senior management, and our executive officers, our business, financial condition, and results of operations could be materially adversely affected.

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We depend on our ability to recruit and retain employees who have advanced engineering and technical services skills and who work well with our customers. These employees are in great demand and are likely to remain a limited resource in the foreseeable future. The current tight labor market has adversely impacted our ability to recruit qualified personnel, including engineers. Increased restrictions on the import or retention of foreign labor may also increase demand for engineering personnel and adversely impact our ability to hire and retain qualified personnel. Further, significant amounts of time and resources are required to train technical, sales, and other personnel, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. If we are unable to recruit and retain a sufficient number of these employees, then our ability to maintain our competitiveness and grow our business could be negatively affected. In addition, because of the highly technical nature of our products, the loss of any significant number of our existing engineering personnel could have a material adverse effect on our business and operating results.

Furthermore, the relationships and reputation that Ms. Wheeler-Hall, Mr. Hall, and other members of our senior management team have established and maintain with NASA, other U.S. government agencies, and key government personnel contribute significantly to our ability to maintain strong customer relationships and to identify new business opportunities. Ms. Wheeler-Hall’s and Mr. Hall’s long-standing personal relationships with government contracting officers and program managers are integral to our contract award and renewal processes. The loss of either Ms. Wheeler-Hall or Mr. Hall, or any other member of our senior management, could impair our ability to identify and secure new contracts, to maintain good customer relations, and to otherwise manage our business.

Misconduct of employees, subcontractors, agents, suppliers, business partners, or joint ventures and others working on our behalf could cause us to lose existing contracts or customers and adversely affect our ability to obtain new contracts and customers and could have a material adverse impact on our reputation, business, financial condition, and results of operations.

Our employees, subcontractors, agents, suppliers, business partners, joint ventures or others working on our behalf may engage in misconduct that could adversely impact our business including by committing fraud or engaging other improper activities such as falsifying time or other records, and violating laws and failing to comply with our policies and procedures or with federal, state, or local government procurement regulations, regulations regarding the use and safeguarding of classified or other protected information, legislation regarding the pricing of labor and other costs in government contracts, laws, and regulations relating to environmental, health or safety matters, bribery of foreign government officials, import-export control, lobbying or similar activities, and any other applicable laws or regulations. Although we have implemented policies, procedures, training, and other compliance controls to prevent and detect these activities, these precautions may not prevent all misconduct, and as a result, we could face unknown risks or losses. This risk of improper conduct may increase as we continue to expand and do business with new partners. In the ordinary course of our business, we form and are members of joint ventures (meaning joint efforts or business arrangements of any type). Our failure to comply with applicable laws or regulations could damage our reputation and subject us to administrative, civil, or criminal investigations and enforcement actions, fines, and penalties, restitution or other damages including civil False Claims Act allegations (which can include civil penalties and treble damages), loss of security clearance, loss of current and future customer contracts, loss of privileges and other sanctions, including suspension or debarment from contracting with federal, state, or local government agencies, any of which would materially adversely affect our reputation, business, financial condition, and results of operations.

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Changes in our accounting estimates and assumptions could negatively affect our financial position and results of operations.

We prepare our combined financial statements in accordance with U.S. GAAP. These accounting principles require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of our financial statements. We are also required to make certain judgments that affect the reported amounts of revenues and expenses during each reporting period. We periodically evaluate our estimates and assumptions including, but not limited to, those relating to revenue recognition, recoverability of assets, valuation of derivatives and nonredeemable non-controlling interests, contingencies, stock-based compensation, and income taxes. We base our estimates on historical experience and various assumptions that we believe to be reasonable based on specific circumstances. In particular, estimating our contract revenues requires judgments relative to assessing risks, including risks associated with estimating contract transaction prices and costs, assumptions for schedule and technical issues, customer-directed delays and reductions in scheduled deliveries, and unfavorable resolutions of claims and contractual matters. Due to the size and nature of many of our contracts, the estimation of total costs at completion is complicated and subject to many variables. For example, we must make assumptions regarding the length of time to complete the contract because costs include expected increases in wages and prices for materials; we also consider incentives or penalties related to performance on contracts and include them in the variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the related uncertainty is resolved. There are many reasons estimated contract costs can increase, including inflation, labor challenges, supply chain challenges, and market volatility; delays or limitations in customer funding; design or other development challenges; production challenges (including from technical or quality issues and other performance concerns); inability to realize learning curves or other cost savings; changes in laws or regulations; actions necessary for long-term customer satisfaction; and natural disasters or environmental matters. Fixed-price contracts inherently tend to have more financial risk than cost-type contracts, including as a result of inflationary pressures, labor rates and shortages, challenges in estimating contract revenues and costs, and supplier challenges, some of which we may be particularly exposed to given the nature of our business. While management uses its best judgment to estimate costs associated with fixed-price contracts, future events can result in significant adjustments. These assumptions and estimates involve the exercise of a significant amount of judgment and discretion, which may evolve over time in light of operational experience, regulatory direction, developments in accounting principles and other factors. Actual results could differ from these estimates as a result of changes in circumstances, assumptions, policies, or developments in the business, which could materially affect our combined financial statements. In addition, we sometimes receive advanced payments and billings in excess of the amount of revenue we recognize, which we record as deferred revenue. As a result, our cash flows may be subject to fluctuation across periods in a manner that may be unrelated to our underlying performance.

We often rely on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

We contract with a single vendor or a limited number of vendors to provide certain key products or services. In addition, our operations depend on specific technologies and companies for which there may be a limited number of vendors. If these vendors are unable to meet our needs because they fail to perform adequately, are unable to match new technological requirements or problems, or are unable to dedicate engineering and other resources necessary to provide the services contracted for, our business, financial condition, and results of operations may be adversely affected. While alternative sources for these products, services, and technologies may exist or develop in the future, we may not be able to develop these alternative sources quickly and cost-effectively, which could materially impair our ability to operate our business. Furthermore, our current or future vendors may request changes in pricing, payment terms, or other contractual obligations, which could cause us to make substantial additional investments. Additionally, certain of our suppliers’ employees are represented by labor unions, and any labor union actions at our suppliers may also affect us. Work stoppages and instability in our relationships with labor unions could delay the production and/or development of our products, which could strain relationships with customers and cause a loss of revenues which would adversely affect our operations.

We may need to invest in new information technology systems and infrastructure to scale our operations.

The markets in which we operate are characterized by changing technology and evolving industry standards, and accordingly we may need to adopt new information technology systems and infrastructure to scale our business and obtain the synergies from prior and future acquisitions. Our information technology and business systems and infrastructure could create product development or production work stoppages, unnecessarily increase our inventory, negatively impact product delivery times and quality, and increase our compliance costs. Failure to invest in newer information technology and business systems and infrastructure (including when certain software applications become obsolete or are no longer used in our business) may lead to operational inefficiencies and increased compliance costs and risks. In addition, an inability to maximize the utility and benefit of our current information technology and business tools could impact our ability to meet cost reduction and planned efficiency and operational improvement goals. Furthermore, operational inefficiencies may occur, and our business may be impacted if certain of our software applications are no longer usable, including due to the foreign acquisition of such applications. As we implement new systems or integrate existing systems, they may not perform as expected. An inability to maximize the utility and benefit of our current information technology and business tools could impact our ability to meet cost reduction and planned efficiency and operational improvement goals. Moreover, our competitors may develop technology systems and infrastructure that better meets the needs of our customers. If we do not continue to develop, manufacture, and market innovative technologies or infrastructure that meet customers’ requirements or expectations, sales may suffer, and our business may not continue to grow in line with historical rates or at all. If we are unable to achieve sustained growth, we may be unable to execute our business strategy, expand our business, or fund other liquidity needs, and our business prospects, financial condition, and results of operations could be materially and adversely affected.

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Tariffs on certain imports to the United States and other potential changes to U.S. tariff and import/export regulations could have a material adverse effect on global economic conditions and our business, financial condition, and results of operations.

We are subject to tariffs on certain imports into the United States. On April 2, 2025, the U.S. administration announced the imposition of tariffs on substantially all countries that trade with the United States. As the implementation of tariffs is ongoing, more tariffs may be added in the future and countermeasures may be adopted by other countries. In addition, any additional tariffs imposed by the U.S. presidential administration or retaliatory tariffs announced by other countries could result in a trade war, lead to market disruptions, including significant volatility in commodity prices, credit, and capital markets, as well as supply chain interruptions for equipment. These tariffs could adversely impact our business, financial condition, and results of operations, and if we are unable to pass such price increases through to our customers, it would likely increase our cost of revenue and, as a result, decrease our gross margins, operating income, and net income.

Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide our products and services, which could damage our reputation and harm our operating results.

We are vulnerable to natural disasters and significant disruptions including tsunamis, hurricanes, floods, earthquakes, fires, water shortages, other extreme weather conditions, epidemics, or pandemics, acts of terrorism, power shortages and blackouts, aging infrastructures, telecommunications failures, and disruptive political events. In the event of such a natural disaster or other disruption, we could experience disruptions to our operations or the operations of suppliers, subcontractors, distributors, or customers; destruction of facilities; loss of life; and/or damage or disruption to our employee’s homes and/or their ability to commute to our facilities. The availability of many of our products and services depends on the continuing operation of our information technology and communications systems. Any downtime, damage to, or failure of our systems could result in interruptions in our operations and services, which could reduce our revenue and profits. Our systems are vulnerable to damage or interruption from extreme weather events, fires, power loss, aging infrastructure, telecommunications failures, computer viruses, computer denial of service attacks, and other attempts to harm our systems. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our suppliers of components of our products, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our costs. In addition, because we participate in the defense and national security industries, we could ourselves become the target of such an attack or disruption. Generally, the disaster recovery and business continuity plans we have in place currently are limited and may prove inadequate in the event of a serious disaster or similar event. The occurrence of any of the foregoing could result in lengthy interruptions in our operations and services and/or damage our reputation, which could have a material adverse effect on our business, financial condition, and results of operations.

Our operating results may fluctuate significantly, which makes forecasting our future operating results difficult and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:

●	the number and scope of government contracts and commercial engagements we are awarded for a period, the price at which we provide our services and our ability to secure additional contracts and renewals from existing customers;

●	the timing of contract awards, modifications, and performance milestones under our government and commercial contracts;

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●	the cost of labor, materials, and subcontractor services critical for the performance of our government and commercial contracts;

●	the timing and cost of, and level of investment in, R&D relating to our technologies and our current or future facilities, including as a result of changes in government spending;

●	our financial condition;

●	developments involving our competitors;

●	changes in governmental regulations or in the status of our regulatory approvals or applications;

●	future accounting pronouncements or changes in our accounting policies; and

●	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors

The individual or cumulative effects of factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Further, projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. The rapidly evolving market in which we operate may make it difficult to evaluate our current business and our future prospects, including our ability to plan for and model future growth. The principal reason that we may release this data is to provide a basis for our management to discuss our business outlook with analysts and investors.

We do not accept any responsibility for any projections or reports published by any such persons. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results, particularly any guidance relating to the results of operations of acquired businesses or companies as our management will be less familiar with their business, procedures, and operations. This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if the guidance we provide is below the expectations of analysts or investors, the price of our Class B common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide.

Our customers’ inability to obtain financing for their purchases from us and/or their inability to obtain financing to maintain their business could have a material adverse effect on our business.

Some of our customers may require substantial financing to fund their operations and make purchases from us. The inability of these customers to obtain sufficient credit to finance purchases of our products, including the ability of our government customers to receive adequate funding for new and current programs, or otherwise meet their payment obligations to us could adversely impact our financial condition and results of operations. In addition, if a market downturn results in insolvencies for our customers, it could materially adversely impact our business, financial condition, and results of operations.

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Our insurance, customer indemnifications, or other liability protections may be insufficient to protect us from product and other liability claims or losses.

We maintain insurance coverage with third-party insurers as part of our overall risk management strategy and because some of our contracts require us to maintain specific insurance coverage limits. Not every risk or liability is or can be protected by insurance given we may incur liabilities that are unique to our products and services, and for those risks we insure, the limits of coverage that are reasonably obtainable may not be sufficient to cover all actual losses or liabilities incurred. We are limited in the amount of insurance we can obtain to cover certain risks, such as cybersecurity risks and natural hazards, including earthquakes, fires, and extreme weather conditions, some of which can be worsened by climate change and pandemics. If any of our third-party insurers fail, become insolvent, cancel our coverage or otherwise are unable to provide us with adequate insurance coverage or renew our insurance coverage on favorable terms, then our overall risk exposure and our operational expenses would increase, and the management of our business operations would be disrupted. Our insurance may be insufficient to protect us from significant product and other liability claims or losses. Moreover, there is a risk that commercially available liability insurance will not continue to be available to us at a reasonable cost, if at all. In some circumstances, we are entitled to certain legal protections or indemnifications from our customers through contractual provisions, laws, regulations, or otherwise. However, these protections are not always available, can be difficult to obtain, are typically subject to certain terms or limitations, including the availability of funds, and may not be sufficient to cover all losses or liabilities incurred. For example, although the U.S. government may pay claims for third-party damages to the extent they exceed our insurance coverage, this depends on a government appropriation and is subject to a statutory limit. If liability claims or losses exceed our current or available insurance coverage, customer indemnifications, or other legal protections, our business, financial condition, and results of operations could have a material adverse effect on the Company. Any significant claim may have a material adverse effect on our industry and market reputation, leading to a substantial decrease in demand for our products and services and reduced revenues, making it more difficult for us to compete effectively, and could affect the cost and availability of insurance coverage at adequate levels in the future.

A significant portion of our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition, and results of operations.

Labor-related matters, including labor disputes, may adversely affect our operations.

A portion of our employees and our joint venture workforce are represented by labor unions and covered by collective bargaining agreements. If additional employees organize, if an existing agreement expires or is renegotiated on unfavorable terms, or if we become subject to work stoppages, we could experience disruption in our operations, including delays in manufacturing and operations, and increases in our labor costs, which could harm our business, financial condition, and results of operations. In addition, we have in the past and could face in the future a variety of employee claims against us, including but not limited to general discrimination, privacy, wage and hour, labor and employment, Employee Retirement Income Security Act, and disability claims. Any claims could also result in litigation against us or regulatory proceedings being brought against us by various government agencies that regulate our business, including the U.S. Equal Employment Opportunity Commission. Often these cases raise complex factual and legal issues and create risks and uncertainties.

Efforts by the U.S. government to revise its organizational conflict of interest rules could limit our ability to successfully compete for new contracts or task orders, which would materially adversely affect our business, financial condition, and results of operations.

Efforts by the U.S. government to reform its procurement practices have focused on, among other areas, the separation of certain types of work to facilitate objectivity and avoid or mitigate organizational conflicts of interest and the strengthening of regulations governing organizational conflicts of interest. Organizational conflicts of interest may arise from circumstances in which a contractor has impaired objectivity during performance; unfair access to non-public information; or the ability to set the “ground rules” for another procurement for which the contractor competes. A focus on organizational conflicts of interest issues has resulted in legislation and a proposed regulation aimed at increasing organizational conflicts of interest requirements, including, among other things, separating sellers of products and providers of advisory services in major defense acquisition programs. The passage of a new federal law in December 2022 requires the Federal Acquisition Regulation (“FAR”) council to provide and update definitions of each of the above types of conflicts of interest and provide illustrative examples of various relationships that contractors could have that would give rise to potential conflicts of interest. The passage of this legislation comes as this topic continues to garner increased scrutiny of such alleged conflicts among federal contractors. The resulting rule-making process, as well as continuing reform initiatives in procurement practices, may, however, result in future amendments to the FAR, increasing the restrictions in current organizational conflicts of interest regulations and rules. Similarly, organizational conflicts of interest remain an active area of bid protest litigation, increasing the likelihood that competitors may leverage such arguments in an attempt to overturn agency award decisions. To the extent that proposed and future organizational conflicts of interest laws, regulations, and rules or interpretations thereof limit our ability to successfully compete for new contracts or task orders with the U.S. government, either because of organizational conflicts of interest issues arising from our business, or because companies with which we are affiliated, or with which we otherwise conduct business, create organizational conflicts of interest issues for us, our business, financial condition, and results of operations could be materially adversely affected.

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Our revenue, results of operations and reputation may be negatively impacted if our products contain defects or fail to operate in the expected manner.

We provide complex and technologically advanced products and services. Sophisticated software used in our products and services, including software developed by us, may contain defects that can unexpectedly interfere with the software’s intended operation. Defects may also occur in components and products that we utilize or purchase from third parties. Our products and services may not be successfully implemented, pass required acceptance criteria, or operate or give the desired output, or we may not be able to detect and fix all defects in the systems and tools we use. Failure to do so could result in lost backlog and revenue and damage to our reputation and may adversely affect our ability to win new contract awards.

If we fail to adequately protect our proprietary intellectual property rights, including our unpatented proprietary intellectual property, our competitive position could be impaired and we may lose valuable assets, generate reduced revenue, and incur costly litigation to protect our rights. We have granted licenses in our intellectual property to certain customers, which creates an additional risk of unauthorized use or disclosure of our intellectual property.

The success of our business depends, in part, on our ability to protect our proprietary intellectual property rights. To date, we have relied primarily on patents, trademarks, trade secrets, other intellectual property laws, licensing arrangements, non-disclosure or confidentiality agreements with our employees, consultants, and other relevant persons, and other measures to protect our intellectual property (including our intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection), and intend to continue to rely on these and other means. We also rely on trade secrets, designs, know-how, and other confidential information to protect our intellectual property that may not be patentable or subject to copyright, trademark, trade dress, or service mark protection, or that we believe is best protected by means that do not require public disclosure. However, the steps we take to protect our intellectual property may be inadequate, and we may choose not to pursue or maintain certain types of intellectual property protection or registration for our intellectual property in the United States or foreign jurisdictions. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. To the extent we expand our international activities, our exposure to unauthorized copying and use of our technologies and proprietary information may increase. Despite our precautions, our proprietary rights in the United States or abroad may not be adequate, and it may be possible for unauthorized third parties to copy, reverse engineer or misappropriate our technology or intellectual property rights and use information that we regard as proprietary to create technology that competes with ours. In addition, although we seek to enter into non-disclosure and invention assignment agreements with our employees and enter into non-disclosure agreements with our customers, consultants and other parties with whom we have strategic relationships and business alliances and enter into intellectual property assignment agreements with our consultants, contractors and vendors, no assurance can be given that these agreements will be effective in controlling access to and distribution of our technology and proprietary information. While we seek to enter into such agreements, we may fail to enter into such agreements with all relevant entities, such agreements may be breached or may not be self-executing, and we may be subject to claims that employees misappropriated relevant rights from their previous employers. Accordingly, we cannot guarantee that the steps we have taken to protect our intellectual property will be adequate to prevent infringement of our rights or misappropriation of our technology, trade secrets or know-how, or that we have secured, or will be able to secure, appropriate permissions or protections for all of the intellectual property rights we use or claim rights to.

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Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products. In certain instances, we have granted customers licenses to our intellectual property, and we have disclosed the necessary intellectual property, including our trade secrets, proprietary know-how and other confidential information, to these customers. Additionally, certain of our customer agreements contain provisions permitting the customer to become a party to, or beneficiary of, an escrow agreement under which we place certain intellectual property in escrow with a third party. Under these escrow agreements, such intellectual property may be released to the customer for certain purposes, including to manufacture (or coordinate the manufacture of) certain of our products upon the occurrence of specified events, such as our filing for bankruptcy or ceasing our business operations generally. Although our license grants contain certain restrictions and protections for our intellectual property, we cannot control the actions by third parties, their affiliates and manufacturing partners, and their respective employees.

If we fail to protect our intellectual property rights adequately, we may lose an important advantage in the markets in which we compete. Our efforts to protect these rights may be insufficient or ineffective, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. Any unauthorized use or disclosure of our intellectual property, including by our current or future manufacturing partners and suppliers, would cause us material harm in a manner that monetary damages alone could not redress, and this unauthorized use or disclosure could have a material adverse effect on our business and operations. Other parties may also independently develop technologies, products, and services that are substantially similar or superior to ours. We also may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection for our proprietary information could adversely affect our competitive business position. Further, adequate remedies may not be available in the event of an unauthorized use or disclosure of our trade secrets and manufacturing expertise. Finally, for those products in our portfolio that rely on patent protection, once a patent has expired, the product is generally open to competition. Products under patent protection usually generate significantly higher revenues than those not protected by patents. If we fail to successfully enforce our intellectual property rights, our competitive position could suffer, which could harm our business, financial condition, results of operations, and cash flows.

We also rely on physical and electronic security measures to protect our proprietary information, but we cannot provide assurance that these security measures will not be breached or will provide adequate protection for our property. There is a risk that third parties may obtain and improperly utilize our proprietary information to our competitive disadvantage. We may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce our intellectual property rights.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our success depends in part upon successful prosecution, maintenance, enforcement, and protection of our owned and licensed intellectual property. To protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Such litigation could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology, as well as any costly litigation or diversion of our management’s attention and resources, could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations. The results of intellectual property litigation are difficult to predict and may result in significant damage awards or settlement costs. We may also be required to undertake workarounds or substantial reengineering of our products or services, stop using certain technologies, stop offering certain services or enter into royalty or licensing agreements, which may include terms that are not commercially acceptable to us. There is no guarantee that any action to defend, maintain or enforce our owned or licensed intellectual property rights will be successful, and an adverse result in any such proceeding could have a material adverse impact on our business, financial condition, and results of operations. In addition, we may from time-to-time face allegations that we are infringing, misappropriating, or otherwise violating the intellectual property rights of third parties, including the intellectual property rights of our competitors. We may be unaware of the intellectual property rights that others may claim cover some or all of our technology or services. Irrespective of the validity of any such claims, we could incur significant costs and diversion of resources in defending against them, and there is no guarantee any such defense would be successful, which could have a material adverse effect on our business, financial condition, and results of operations. Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could divert the time and resources of our management team and harm our business, financial condition, our results of operations, and our reputation.

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A significant deferment of orders by customers could have a material adverse effect on our business, results of operations, prospects, and financial condition.

Uncertainty about current and future global economic conditions may cause the U.S. government, customers, and businesses to modify, defer or cancel purchases in response to tighter credit, decreased cash availability and declining customer confidence. Accordingly, future demand for our products could differ materially from our current expectations. Additionally, if customers are not successful in generating sufficient revenue or are precluded from securing financing, they may not be able to pay, or may delay payment of, accounts receivable that are owed to us. Any inability of current and/or potential customers to pay us for our products may adversely affect our earnings and cash flow.

Shortfalls in available external R&D funding could adversely affect us.

We depend on our R&D activities to develop the core technologies used in our products and for the development of our future products. A portion of our R&D activities depends on funding by commercial companies and the U.S. government. U.S. government and commercial spending levels can be impacted by a number of variables, including general economic conditions, specific companies’ financial performance, changes in U.S. government contracting policies and competition for U.S. government funding with other U.S. government-sponsored programs in the budget formulation and appropriation processes. To the extent that these external sources of funding are reduced or eliminated, U.S. government agencies may elect to reduce their purchases under contracts, to exercise their right to terminate contracts at any time without penalty or not to exercise options to renew contracts, any of which could result in decreased sales of our products, consequently harming our business, financial condition, and results of operations.

Due to the competitive process to obtain contracts and the likelihood of bid protests, we may be unable to achieve or sustain revenue growth and profitability.

We expect that a majority of the business that we seek in the foreseeable future will be awarded through a competitive bidding process. The U.S. government has increasingly relied on contracts that are subject to a continuing competitive bidding process, including multi-award contracts, which has resulted in greater competition and increased pricing pressure. The competitive bidding process involves substantial costs, including labor costs and managerial time to prepare bids and proposals for contracts that may not be awarded to us, may be split among competitors, or that may be awarded but for which we do not receive meaningful task orders, and several risks, including the possibility that we may be ineligible to respond to a particular request for proposal and the risk of inaccurately estimating the resources and costs that will be required to fulfill any contract that we win. Following contract award, we may encounter significant expense, delay, contract modifications, or even cancellation of the contract award as a result of our competitors protesting the award of contracts to us. Any resulting loss or delay of start-up and funding of work under protested contract awards may adversely affect our revenues and profitability. In addition, multiple-award contracts require that we make sustained post-award efforts to obtain task orders under the contract. As a result, we may not be able to obtain these task orders or recognize revenues under these multiple-award contracts. Our failure to compete effectively in this procurement environment would adversely affect our revenues and profitability.

The U.S. government’s determination to award a future contract or contract option may be challenged by an interested party, and, if that challenge is successful, that future contract or option may be terminated.

The laws and regulations governing procurements by the U.S. government provide procedures by which other bidders and interested parties may challenge the award of a government contract at the U.S. Government Accountability Office (“GAO”) or in federal court. If we are awarded a government contract, such challenges or protests could be filed even if there are not any valid legal grounds on which to base the challenge or protest. If any such challenges or protests are filed, the government agency may decide to suspend our performance under the contract while such challenges or protests are being considered by the GAO or the applicable federal court, thus potentially delaying delivery of payment.

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In addition, we could be forced to expend significant funds to defend any potential award. If a challenge or protest is successful, the government agency may be ordered to terminate any one or more of our contracts and reselect bids. The government agencies with which we have contracts could even be directed to award a potential contract to one of the other bidders. Finally, the government agency, in its discretion, may elect to take corrective action to resolve a pending bid protest which could result in the government agency reevaluating bidders, or asking bidders to re-compete for the contract, and the selection of a new bidder.

Environmental matters, including costs associated with compliance and remediation efforts and government and third-party claims, could have a material adverse effect on our reputation and our business, financial condition, and results of operations.

Our operations are subject to and affected by various federal, state, local, and foreign environmental laws, and regulations, which can frequently be expanded, changed, or enforced differently over time. Compliance with these existing and evolving environmental laws and regulations requires and is expected to continue to require significant operating and capital costs. We may be subject to substantial administrative, civil, or criminal fines, penalties, or other sanctions (including suspension and debarment) for violations. If we are found to be in violation of the Federal Clean Air Act or the Clean Water Act, the facility or facilities involved in the violation could be placed by the Environmental Protection Agency on a list of facilities that generally cannot be used in performing on U.S. government contracts until the violation is corrected. Stricter or different remediation standards or enforcement of existing laws and regulations; new requirements, including regulation of new substances; discovery of previously unknown contamination or new contaminants; imposition of fines, penalties, or damages (including natural resource damages); a determination that certain remediation or other costs are unallowable; rulings on allocation or insurance coverage; and/or the insolvency, inability or unwillingness of other parties to pay their share, could require us to incur material additional costs in excess of those anticipated. We may become a party to legal proceedings and disputes involving government and private parties (including individual and class actions) relating to alleged impacts from pollutants released into the environment, including bodily injury and property damage. These matters could result in material compensatory or other damages, remediation costs, penalties, non-monetary relief, and adverse allowability or insurance coverage determinations. The impact of these factors is difficult to predict, but one or more of them could harm our reputation and business and have a material adverse effect on our results of operations, prospects, and financial condition.

Failure to maintain a level of corporate social responsibility could damage our reputation and could materially adversely affect our business, financial condition, and results of operations.

In light of evolving expectations around corporate social responsibility, our reputation could be materially adversely impacted by a failure (or perceived failure) to maintain a level of corporate social responsibility. In today’s environment, an allegation or perception regarding quality, safety, or corporate social responsibility can negatively impact our reputation. This may include, without limitation: failure to maintain certain ethical, social and environmental practices for our operations and activities, or failure to require our suppliers or other third parties to do so; our environmental impact, including our impact on the environment, greenhouse gas emissions and climate-related risks, renewable energy, water stewardship and waste management; responsible sourcing in our supply chain; the practices of our employees, agents, customers, suppliers, or other third parties (including others in our industry) with respect to any of the foregoing, actual or perceived; the failure to be perceived as appropriately addressing matters of social responsibility; customer perception of statements made by us, our employees and executives, agents, customers, suppliers, or other third parties (including others in our industry); or our responses to any of the foregoing. A number of our customers have adopted, or may adopt, procurement policies that include social and environmental responsibility provisions or requirements that their suppliers should comply with, or they may seek to include such provisions or requirements in their procurement terms and conditions. Stakeholders also may have very different views on corporate social responsibility, including differing or conflicting views of regulators in various jurisdictions in which we operate. Various regulatory authorities have imposed, and may continue to impose, mandatory substantive or disclosure requirements with respect to corporate social responsibility matters. These requirements may not always be uniform across jurisdictions and may conflict with legal requirements, particularly in certain U.S. states that seek to discourage or penalize consideration of corporate social responsibility factors in business operations, which may result in increased complexity, and cost for compliance, as well as could lead to increased litigation risks related to disclosures made pursuant to these regulations and legal requirements, any of which could adversely affect our financial performance. Certain investors are also requiring companies to disclose corporate, social and environmental policies, practices, and metrics. If we are unable to comply with, or are unable to cause our suppliers to comply with such policies, or meet the requirements of our customers and investors, a customer may stop purchasing products from us or an investor may sell their shares, and may take legal action against us, which could materially adversely affect our reputation, business, financial condition, and results of operations. As a result, we may become subject to new or more stringent regulations, legislation or other governmental requirements, customer requirements or industry standards and/or an increased demand to meet voluntary criteria related to such matters. Increased regulations, customer requirements or industry standards, including around climate change concerns, could subject us to additional costs and restrictions and require us to make certain changes to our manufacturing practices and/or product designs, which could materially adversely affect our business, financial condition, and results of operations.

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Our business with various governmental entities is concentrated in a small number of primary contracts. The loss or reduction in scope of our IDIQ contracts could impair our ability to attract new business.

We are party to several Indefinite Delivery, Indefinite Quantity (“IDIQ”) contracts. The IDIQ contracts allow the government to procure services from us over a fixed period of time without a predetermined quantity, issuing task or delivery orders as needed. We believe that our ability to provide services under these contracts will continue to be important to our business because of the multiple opportunities for new engagements each contract provides. If one or more of these contracts were cancelled, we could lose substantial revenues and our operating results could suffer, which could have a material adverse effect on our business, financial condition, and results of operations. Furthermore, we cannot be assured that our government clients will continue to exercise the options remaining on our current contracts, nor can we be assured that our future clients will exercise options on any contracts we may receive in the future. Even if we obtain renewals, extensions or follow-on contracts, they may be for lower volumes, shorter periods of performance or less favorable pricing or other terms.

Some of our contracts with the U.S. government allow it to use technical data developed under the contracts and to disclose technical data to third parties, which could harm our ability to compete.

Some of our contracts allow the U.S. government to use, royalty-free, or have others use, technical data developed under those contracts on behalf of the government. Some of the contracts allow the federal government to disclose technical data or computer software developed in the performance of the agreement or delivered to the government during the performance of the agreement without constraining the recipient on how that technical data or computer software is used. The ability of third parties to use technical data or computer software (for any purposes) and patents for government purposes creates the possibility that the government could attempt to establish alternative suppliers or to negotiate with us to reduce our prices. The potential that the government may release some of the technical data or computer software without constraint creates the possibility that third parties may be able to use this technical data or computer software to compete with us, which could have a material adverse effect on our business, financial condition, and results of operations.

A preference for small, small disadvantaged, service-disabled veteran-owned, woman-owned businesses or other preferred socioeconomic designations could impact our ability to be a prime contractor and limit our opportunity to work as a subcontractor on certain governmental procurements.

As a result of the Small Business Administration (“SBA”) set-aside program, the federal government may decide to restrict certain procurements only to bidders that qualify as small, small disadvantaged, service-disabled veteran-owned, woman-owned businesses or meeting some other socioeconomic designation. While we are a minority-owned, woman-owned business, which may provide certain competitive advantages in government contracting, we do not qualify as a small, small disadvantaged, service-disabled veteran-owned business or having certain other preferred socioeconomic designations for purposes of SBA set-aside programs. As a result, we would not be eligible to perform as a prime contractor on those programs and in general would be restricted to no more than 49% of the work as a subcontractor on those programs. An increase in the amount of procurements under the SBA set-aside program, or other similar governmental programs, may impact our ability to bid on new procurements as a prime contractor, limit our opportunity to work as a subcontractor or restrict our ability to compete on incumbent work that is placed in the set-aside program.

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If we fail to establish and maintain important relationships with government agencies and prime contractors, our ability to successfully maintain and develop new business could be materially adversely affected.

Our reputation and relationship with the U.S. government, and in particular with the agencies of the DoD and the U.S. intelligence community, are key factors in maintaining and developing new business opportunities. In addition, we often act as a subcontractor or in “teaming” arrangements in which we and other contractors bid together on particular contracts or programs for the U.S. government or government agencies. We expect to continue to depend on relationships with other prime contractors for a portion of our revenue for the foreseeable future. Negative press reports regarding conflicts of interest, poor contract performance, employee misconduct, information security breaches or other aspects of our business, regardless of accuracy, could harm our reputation. Additionally, as a subcontractor or team member, we often lack control over fulfillment of a contract, and poor performance on the contract could tarnish our reputation, even when we perform as required. As a result, we may be unable to successfully maintain our relationships with government agencies or prime contractors, and any failure to do so could materially adversely affect our ability to maintain our existing business and compete successfully for new business.

We have classified contracts with the U.S. government, which may limit investor insight into portions of our business.

We derive a portion of our revenues from programs with the U.S. government and its agencies that are subject to security restrictions (e.g., contracts involving classified information and classified programs), which preclude the dissemination of information and technology that is classified for national security purposes under applicable law and regulation. In general, access to classified information, technology, facilities, or programs requires appropriate personnel security clearances, is subject to additional contract oversight and potential liability, and also requires appropriate facility security clearances and other specialized infrastructure. In the event of a security incident involving classified information, technology, facilities, programs, or personnel holding clearances, we may be subject to legal, financial, operational, and reputational harm. We are limited in our ability to provide information about these classified programs, their risks or any disputes or claims relating to such programs. As a result, investors have less insight into our classified business or our business overall. However, historically the business risks associated with our work on classified programs have not differed materially from those of our other government contracts.

U.S. government contracts are generally not fully funded at inception, contain certain provisions that may be unfavorable to us and may be indefinite at the time of the start of performance, which could prevent us from realizing our backlog and materially harm our business, financial condition, and results of operations.

U.S. government contracts typically involve long lead times for design and development and are subject to significant changes in contract scheduling. Congress generally appropriates funds on a fiscal year basis even though a program may continue for several years. Consequently, programs are often only partially funded initially, and additional funds are committed only as Congress makes further appropriations. The termination or reduction of funding for a government program would result in a loss of anticipated future revenue attributable to that program. The actual receipt of revenue on awards included in backlog may never occur or may change because a program schedule could change or the program could be canceled, or a contract could be reduced, modified, or terminated early. In addition, U.S. government contracts generally contain provisions permitting termination, in whole or in part, at the government’s convenience or for contractor default. Since a substantial majority of our revenue is dependent on the procurement, performance. and payment under our U.S. government contracts, the termination of one or more critical government contracts could have a material adverse effect on our business, financial condition, and results of operations. Termination arising out of our default could result in damage to our reputation, expose us to liability and have a material adverse effect on our ability to re-compete for future contracts and orders. Moreover, several of our contracts with the U.S. government do not contain a limitation of liability provision, creating a risk of responsibility for indirect, incidental damages and consequential damages. These provisions could cause substantial liability for us, especially given the use to which our products may be put. Furthermore, we may in the future operate from time to time under indefinite contract actions (“UCA”s), under which we may begin performance at the direction of the U.S. government prior to completing contract negotiations regarding pricing, specifications, and other terms. Under a UCA, the U.S. government has the ability to unilaterally definitize contracts and, absent a successful appeal of such action, the unilateral indefinite nature of the contract would obligate us to perform under terms and conditions imposed by the U.S. government. Such unilaterally imposed contract terms could include less favorable pricing and/or terms and conditions more burdensome than those negotiated in other circumstances, which could negatively affect our expected profitability under such contract and could materially adversely affect our business, financial condition, and results of operations.

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Failure to comply with the requirements of the National Industrial Security Program Operating Manual could result in interruption, delay, or suspension of our ability to provide our products and services and could result in loss of current and future business with the U.S. government.

Certain contracts with the U.S. government may require us to be issued facility security clearances under the National Industrial Security Program. The National Industrial Security Program requires that a corporation maintaining a facility security clearance be effectively insulated from foreign ownership, control, or influence (“FOCI”). Failure to maintain an agreement with the DoD regarding the appropriate FOCI mitigation arrangement could result in invalidation or termination of the facility security clearances, which in turn would mean that we would not be able to enter into future contracts with the U.S. government requiring facility security clearances, and which may result in the loss of our ability to complete existing contracts with the U.S. government.

Our cash flow and profitability could be reduced if expenditures are incurred prior to the final receipt of a contract.

From time to time, in order to ensure that we satisfy our customers’ delivery requirements and schedules, we may elect to initiate procurement and production in advance of receiving a contract award, or final authorization from the government customer or a prime contractor. In addition, from time to time, we may build production units in advance of receiving an anticipated contract award. These actions that we may take to procure materials and/or commence production in advance of contract award require use of our working capital resources which impact our near-term operating cash flows. If we do not receive final authorization for a contract, or if contract requirements change, we may be unable to efficiently repurpose or resell some or all of the materials procured or items produced in anticipation of such contract. These actions could also reduce anticipated earnings or result in a loss, materially adversely affecting our business, financial condition, and results of operations.

We may experience difficulties or disruptions in consummating future acquisitions and integrating the operations of acquired companies into our business, or entering into any partnerships or joint ventures, and in realizing the expected benefits of these transactions.

We may from time to time enter into transactions to acquire other businesses which are complementary to or expand our existing offerings. Acquisitions involve numerous risks, any of which could harm our business and negatively affect our financial condition and results of operations. As a public company, we are subject to the reporting requirements of the Exchange Act and certain acquisitions may be “significant” under Regulation S-X, requiring us to compile and file additional historical and/or pro forma financial information in connection with such acquisitions. In addition, the rules of Nasdaq will limit our ability to issue equity securities as consideration in acquisition transactions without seeking shareholder approval. Any of these requirements could impair or delay our ability to negotiate, sign, and execute potentially desirable transactions and any disputes or litigation which may result from such transactions could be costly and time consuming. In addition, we may make acquisitions that are dilutive to our existing stockholders for a variety of reasons, including because we may use equity for all or a portion of the consideration we pay for these acquisitions.

The success of our acquisitions, once consummated, will depend in part on our ability to realize the anticipated business opportunities from combining their and our operations in an efficient and effective manner. These integration processes could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, write-offs or impairments, or inconsistencies in standards, controls, information technology systems, procedures, and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the acquisitions, and could harm our financial performance. We may also evaluate potential partnerships or joint ventures with third parties. We may not be successful in identifying partnership and joint venture candidates, and any partnerships or joint ventures may not be successful, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. Pursuing acquisitions, partnerships and joint ventures may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. We cannot ensure that any acquisition, partnership, or joint venture we make or enter into will not have a material adverse effect on our business, financial condition, and results of operations.

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When we enter into fixed-price contracts with some of our customers, we take the risk of cost overruns.

We also have entered into multi-year, fixed-price contracts with some of our customers, pursuant to which we have agreed to perform the work for a fixed price and, accordingly, realize all of the profit or loss resulting from variations in the costs of performing the contract. To the extent we incur unanticipated cost overruns on a fixed-price contract, our profitability would be adversely affected. This risk is greater in a high inflationary environment. Sometimes, we accept a fixed-price contract for a product that we have not yet produced or that otherwise involves development work, and this increases the risk of cost overruns or delays in the completion of the design and manufacturing of the product, given that development work is inherently more uncertain as to future events than non-development contracts. Further, certain of our contracts do not permit us to recover increases in raw material prices, taxes, or labor costs, which could further decrease our profitability with respect to such contracts.

Our operations depend on our manufacturing facilities, which are subject to physical and other risks that could disrupt production.

Our operations and those of our customers and suppliers have been and may again be subject to natural disasters, climate change-related events, pandemics, or other business disruptions, which could seriously harm our results of operations and increase our costs and expenses. Our manufacturing facilities are located in regions that may be impacted by severe weather events, such as increased storm frequency or severity and fires in hotter and drier climates. These could result in potential damage to our physical assets as well as disruptions in manufacturing activities. Our manufacturing facilities are located in areas that may be at risk due to rising sea levels. Moreover, our manufacturing facilities are located in areas that could experience decreased access to water due to climate issues. We are also vulnerable to damage from other types of disasters, including power loss, fire, explosions, floods, communications failures, terrorist attacks, and similar events. Disruptions could also occur due to health-related outbreaks and crises, cyberattacks, computer or equipment malfunction (accidental or intentional), operator error, or process failures. Should insurance or other risk transfer mechanisms, such as our existing disaster recovery and business continuity plans, be insufficient to recover all costs, we could experience a material adverse effect on our business, results of operations, prospects, and financial condition.

Our leases may be terminated, or we may be unable to renew our leases on acceptable terms and if we wish to relocate, we may incur additional costs if we terminate a lease.

We have made significant capital expenditures to improve our leased facilities to make them suitable for our purposes as well as to meet requirements that we are subject to as a U.S. government contractor and obtain facility security clearances. However, at the end of the lease term and during any renewal period for a facility, we may be unable to renew the lease without substantial additional cost, if at all. If we are unable to renew our facility leases, we may close or relocate a facility, which could subject us to construction and other costs and risks, which in turn could have a material adverse effect on our business, financial condition, and results of operations, including significant capital expenses that may materially impact our results of operations and ability to meet certain contractual schedule commitments. Additionally, we may have to seek qualification of any new facilities to meet customer or contractual requirements. We would also have to obtain facility security clearances for the new facility to continue to perform on classified contracts. Further, we may not be able to secure a replacement facility in a location that is as commercially viable as that of the lease we are unable to renew, due to contracts that may require us to have facilities in certain locations. Having to close a facility, even briefly to relocate, would reduce the sales that such facility would be able to contribute to our revenues. Additionally, a relocated facility may generate less revenue and profit, if any, than the facility it was established to replace. Certain of our facilities are located on leased premises subject to non-cancellable leases. Typically, our leases have initial terms ranging from five to 25 years, with options to renew for specified periods of time. We believe that our future leases will likely also be long-term and non-cancellable and have similar renewal options. If we close or stop fully utilizing a facility, we will most likely remain obligated to perform under the applicable lease, which would include, among other things, making the base rent payments, and paying insurance, taxes, and other expenses on the leased property for the remainder of the lease term. Our inability to terminate a lease when we stop fully utilizing a facility could materially adversely impact our business, financial condition, and results of operations.

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We currently have, and will continue to have, significant lease obligations, and our failure to meet those obligations could adversely affect our financial condition and business.

We currently have, and will continue to have, significant lease obligations for properties, vehicles and equipment. We depend on cash flow from operations to pay our lease expenses.

If our business does not generate sufficient cash flow from operating activities to fund these expenses, we may not be able to meet our lease obligations, which could have a material adverse effect on our financial condition and business. Furthermore, the significant cash flow required to satisfy our financial obligations under the leases could limit our ability to incur indebtedness and make capital expenditures or other investments in our business.

We may require additional capital to support business growth and this capital might not be available or may be available only by diluting existing stockholders.

We intend to continue making investments to support our business growth and may require additional funds to support this growth and respond to business challenges, including the need to develop our services, expand our inventory, enhance our operating infrastructure, expand the markets in which we operate and potentially acquire complementary businesses and technologies. Accordingly, we expect to need to engage in equity or debt financings to secure additional funds in the future. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Class B common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all, including for reasons outside our control such as negative economic conditions. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited and our business and prospects could fail or be adversely affected.

We have identified a material weakness in our internal control over financial reporting. If we are unable to maintain effective internal controls, the accuracy and timeliness of our financial reporting may be materially adversely affected, which could cause the market price of our Class B common stock to decline, lessen investor confidence and harm our business.

We have identified a material weakness in our internal control over financial reporting related to our controls around the accounting for certain complex transactions, including revenue recognition on our government contracts and the accounting for our joint venture interests, that were not effectively designed or maintained. Specifically, we did not maintain effective controls over (i) the review and approval of contract estimate adjustments, (ii) the timely reconciliation of joint venture intercompany accounts, and (iii) the proper classification of certain balance sheet items, including the stock subscription liability and related-party obligations. The PCAOB defines a material weakness as “a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.”

We have undertaken remediation efforts to address this material weakness. In February 2026, we hired Walter Medsger as our Chief Financial Officer with responsibility for financial reporting, internal controls, audit management, and SEC compliance. We have engaged an independent registered public accounting firm. Further, we have retained third-party accounting consultants to assist in the design and implementation of enhanced internal controls. Our remediation plan includes: (i) hiring additional qualified accounting personnel with public company and government contracting experience; (ii) implementing enhanced review and approval procedures for contract estimate adjustments, including monthly contract-level profitability reviews with program managers; (iii) establishing formal reconciliation procedures for joint venture intercompany accounts with defined timelines and segregation of duties; (iv) enhancing our financial close process, including the implementation of a detailed financial reporting checklist and management review controls; and (v) implementing new accounting policies and procedures designed to comply with SEC reporting requirements. We cannot assure you that these measures will fully remediate the material weakness in a timely manner, or at all, or that additional material weaknesses will not be identified in the future. If our remediation efforts are insufficient or if additional material weaknesses or significant deficiencies in our internal control over financial reporting are discovered or occur in the future, our combined financial statements may contain material misstatements and we could be required to restate our financial results.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in future annual reports on Form 10-K to be filed with the SEC beginning with the second annual report following our initial public offering. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, or other regulatory authorities, which would require additional financial and management resources. However, for so long as the Company is an emerging growth company under the Jumpstart Our Business Startups Act of 2012 or otherwise qualifies for an exemption from auditor attestation, including as a non-accelerated filer, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We could be an emerging growth company for up to five years from the last day of the fiscal year of our initial public offering and, as described elsewhere in this prospectus, we also expect to be a smaller reporting company following this offering.

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If we are unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404, our independent registered public accounting firm may not issue an unqualified opinion. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in our reported financial information, which could have a material adverse effect on the trading price of our Class B common stock. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled principal and interest payments on or refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to financial, business, legislative, regulatory, and other factors, some of which are beyond our control. We cannot be sure that our business will generate sufficient cash flows from operating activities, or that future borrowings will be available, to permit us to pay the principal and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness. We may not be able to affect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The Truist LOC (as defined below) restricts, and any agreement governing any debt we incur in the future may restrict, our ability to dispose of assets and use the proceeds from those dispositions and also limits our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

Additionally, if we cannot make scheduled payments on our debt, we will be in default, and the outstanding principal amount of indebtedness thereunder may be accelerated, commitments to loan money may be terminated and/or assets securing such borrowings may be foreclosed against, as applicable in the relevant debt instrument, and we could be forced into bankruptcy or liquidation. Any of these events could result in you losing all or a portion of your investment in the Class B common stock.

Our Truist LOC matures on June 10, 2027, and we will need to refinance or extend this facility prior to its maturity date. There can be no assurance that we will be able to refinance or extend the Truist LOC on favorable terms, or at all. If we are unable to refinance or extend the facility, we would be required to repay the outstanding balance in full at maturity, which could materially adversely affect our liquidity and financial condition. In addition, the Truist LOC bears interest at a variable rate (Term SOFR plus 1.75%), and increases in market interest rates would increase our borrowing costs and reduce our operating cash flow available for other purposes.

Our revolving credit facility with Truist Bank and any future indebtedness agreements contain covenants that restrict our current and future operations, including our ability to respond to changes or to take certain actions.

On June 10, 2026, the Company entered into a revolving line of credit with Truist Bank (the “Truist LOC”) providing for borrowings of up to $8.0 million, secured by all assets of the Company, maturing on June 10, 2027, and bearing interest at a rate based on Term SOFR plus 1.75%. Proceeds from the Truist LOC were used to retire the Company’s prior credit facilities. The Truist LOC, and any future indebtedness agreements we enter into will likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest. These covenants may include restrictions on our ability to:

●	incur additional indebtedness and guarantee indebtedness;

●	pay dividends or make other distributions or repurchase or redeem our capital stock;

●	prepay, redeem, or repurchase junior debt;

●	issue certain preferred stock or similar equity securities;

●	make loans and investments;

●	sell assets or property, except in certain circumstances;

●	sell or license intellectual property, except in certain circumstances;

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●	incur liens;

●	dispose of our assets;

●	enter into transactions with affiliates;

●	modify or waive certain material agreements in a manner that is adverse in any material respect to the lenders;

●	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

●	make fundamental changes in our business, corporate structure, or capital structure, including, among other things, entering into mergers, acquisitions, consolidations, and other business combinations or selling all or substantially all of our assets.

As a result of these restrictions, we may be:

●	limited in how we conduct our business;

●	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

●	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our strategy. If we incur indebtedness provided or guaranteed by the U.S. government, we may be subject to additional restrictions on our operations, including limitations on employee headcount and compensation reductions and other cost reduction activities.

Risks Related to Litigation and Regulation

Our business is subject to various regulatory risks that could adversely affect our operations.

The environment in which we operate is highly regulated due to the sensitive nature of our complex and technologically advanced systems and the fact that we contract with national security and defense customers, in addition to those regulations broadly applicable to publicly traded corporations. There are numerous regulatory risks that could adversely affect operations, including but not limited to:

Changes in laws and regulations. It is possible that the laws and regulations governing our business and operations will change in the future. While our current revenue is generated exclusively within the U.S., we are committed to expanding into the global market and enhancing our growth potential. There may be a material adverse effect on our financial condition and results of operations if we are required to alter our business to comply with changes in both domestic and foreign regulations, tariffs, or taxes and other trade barriers that reduce or restrict our ability to sell our products and services on a global basis, or by political and economic instability in the countries in which we conduct business. Any failure to comply with such regulatory requirements could also subject us to various penalties or sanctions.

Import and Export Restrictions. Our business is subject to stringent U.S. import and export control laws and regulations as well as economic sanctions laws and regulations. We are required to conduct our operations in the United States in full compliance with such laws and regulations, which include the EAR, the ITAR, and economic sanctions administered by the Treasury Department’s OFAC. Although our operations and customers are primarily based in the U.S., certain of our systems, services, or technologies we have developed have required, and may in the future require, the implementation or acquisition of products or technologies from third parties and affiliates, including those in other jurisdictions. In certain cases, if the use of such technologies can be viewed by the jurisdiction in which that supplier, subcontractor or affiliate resides as being subject to import or export constraints or restrictions relating to national security, we may not be able to obtain the technologies and products that we require from subcontractors and suppliers who would otherwise be our preferred choice or may not be able to obtain the export permits necessary to transfer or export our technology. The inability to obtain or maintain export approvals and export restrictions or changes during contract execution or non-compliance by our suppliers, subcontractors, and customers, could have an adverse effect on our revenues and margins. Further, we have had, and may in the future have, inadvertent disclosures of certain of our products or components that are subject to the requirements of U.S. import and export control laws and may be found to be in violation of these laws and regulations, which could have a material adverse effect our business, financial condition, and results of operations.

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U.S. Government Approval Requirements. For certain aspects of our business operations, we are required to obtain U.S. government licenses and approvals and to enter into agreements with various government bodies to disclose technical data or provide defense services to foreign persons. The delayed receipt of or the failure to obtain the necessary U.S. government licenses, approvals, and agreements may prohibit entry into or interrupt the completion of contracts which could lead to a customer’s termination of a contract for default or monetary penalties, which could materially adversely affect our financial condition and results of operations. Given the great discretion the government has in issuing or denying such authorizations to advance U.S. national security and foreign policy interests, there can be no assurance we will be successful in our future efforts to secure and maintain necessary licenses, registrations, or other U.S. government regulatory approvals. Under the “Exon-Florio Amendment” to the U.S. Defense Production Act of 1950, as amended (the “DPA”), the U.S. President has the power to disrupt or block certain foreign investments in U.S. businesses if he or she determines that such a transaction threatens U.S. national security. The Committee on Foreign Investment in the United States (“CFIUS”) has been delegated the authority to conduct national security reviews of certain foreign investments. CFIUS may impose mitigation conditions to grant clearance of a transaction. The Foreign Investment Risk Review Modernization Act (“FIRRMA”), enacted in 2018, amended the DPA to, among other things, expands CFIUS’s jurisdiction beyond acquisitions of control of U.S. businesses. Under FIRRMA, CFIUS also has jurisdiction over certain foreign non-controlling investments in U.S. businesses that have involvement with critical technology or critical infrastructure, or that collect and maintain sensitive personal data of U.S. citizens (“TID U.S. Businesses”), if the foreign investor receives specified triggering rights in connection with its investment. We are a TID U.S. Business because we develop and design technologies that would be considered critical technologies. Certain foreign investments in TID U.S. Businesses are subject to mandatory filing with CFIUS. These restrictions on the ability of foreign persons to invest in us has in the past, and could in the future, limit our ability to engage in strategic transactions that could benefit our stockholders, including a change of control, and could also affect the price that an investor may be willing to pay for our Class B common stock.

Other Government Regulations. Our ability to pursue our business activities is regulated by various agencies and departments of the U.S. government. Radio communications and certain of our operations require licenses from the Federal Communications Commission (the “FCC”). Any failure to comply with these and other regulatory requirements could subject us to various penalties or sanctions and could have a significant adverse effect on our reputation, financial condition, and results of operations.

Competitive Impact of U.S. Regulations. Export and import control, economic sanction, and trade embargo laws and regulations, including those administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the U.S. State Department’s Directorate of Defense Trade Controls and the U.S. Treasury Department’s Office of Foreign Assets Control, including, but not limited to, the International Traffic in Arms Regulations (“ITAR”) and EAR, may limit certain business opportunities or delay or restrict our ability to contract with potential foreign customers or suppliers. To the extent that our non-U.S. competitors are not currently or in the future subject to similar export and import controls, economic sanctions, and trade embargo laws and regulations, they may enjoy a competitive advantage with foreign customers, and it could become increasingly difficult for us to recapture this lost market share.

Anti-Corruption Laws. As part of the regulatory and legal environments in which we operate, we are subject to domestic and international anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (the “FCPA”) that prohibit improper payments directly or indirectly to government officials, authorities or persons defined in those anti-corruption laws in order to obtain or retain business or other improper advantages in the conduct of business. Our policies mandate compliance with anti-corruption laws. Failure by our employees, agents, subcontractors, suppliers and/or existing or future partners to comply with anti-corruption laws and our policies could impact us in various ways that include, but are not limited to, criminal, civil and administrative fines and/or legal sanctions and the inability to bid for or enter into contracts with certain entities, all of which could have a significant adverse effect on our reputation, operations, and financial results. Our exposure for violating these laws will increase as our international presence expands and as we increase sales and operations in foreign jurisdictions.

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Our business is subject to federal, state, and international laws regarding data protection, privacy, and information security, as well as confidentiality obligations under various agreements, and our actual or perceived failure to comply with such obligations could damage our reputation, expose us to litigation risk and materially adversely affect our business and operating results.

In connection with our business, we receive, collect, process, and retain certain personal information about our customers, vendors, and employees. As a result, we are subject to the evolving and increasingly complex data protection laws and regulatory frameworks of the jurisdictions in which we operate or conduct our business, including to state comprehensive privacy laws, such as the California Consumer Privacy Act, as amended by the California Privacy Rights Act (collectively, the “CCPA”), the General Data Protection Regulation (“GDPR”), and the U.K. General Data Protection Regulation (“U.K. GDPR”) (collectively, “Data Protection Laws”). These laws impose obligations in relation to the collection, use, and disclosure of personal information, including providing customers with certain rights to access, correct, delete, and restrict the processing of their personal information. Failure to comply with applicable laws may result in regulatory scrutiny, enforcement actions, fines, litigation, or other liabilities or costs, and the evolving complexity of the privacy landscape could impact our ability to collect, use or disclose personal information, decrease demand for our products, require us to restrict our business operations, increase our costs, and impair our ability to maintain and grow our customer base and increase our revenue.

We are also subject to the DoD Cybersecurity Maturity Model Certification (“CMMC”) requirements, which requires companies that do business with the DoD to, depending on the level of security required, meet, or exceed certain specified cybersecurity standards to be eligible for new contract awards. The DoD expects that nearly all new contracts will be required to comply with the CMMC by 2026. We are currently CMMC Lv2 compliant; however, to the extent we are unable to achieve or maintain certification at the level required for a particular contract award, we will be unable to bid on such contract awards or follow-on awards for existing work with the DoD, which could materially adversely impact our revenue, profitability, and cash flows. Additionally, our subcontractors, and certain of our vendors, may also need to comply with CMMC requirements. We may be negatively impacted if our subcontractors or vendors are not compliant with CMMC requirements. The obligations imposed on us under the CMMC may be different from, or in addition to those, otherwise required by the Data Protection Laws to which we are subject. The costs to comply with the new CMMC requirements are significant and may increase, which could materially adversely affect our business, financial condition, or results of operations. Failure to comply with CMMC requirements may also make us subject to bid protest challenges or False Claims Act allegations claiming damages to the government based on such non-compliance.

We have implemented internal controls and procedures designed to comply with the Data Protection Laws to which we are subject, the CMMC and other applicable standards, as well as contractual obligations related to data protection. However, data protection laws, regulations, standards, and obligations are evolving and may be modified, replaced, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another, other requirements, or legal obligations. We cannot yet determine the impact that such modifications may have on our business. As such, our practices may not have complied with, and we cannot assure ongoing compliance with, all such laws or regulations and other legal obligations. Further, we expect that new industry standards, laws, and regulations will continue to be proposed regarding privacy, data protection, and information security in many jurisdictions. We cannot yet determine the impact that such future laws, regulations, and standards may have on our business. Our efforts to comply with these evolving obligations may cause us to incur significant costs or require changes to our business practices, which could materially adversely affect our business, financial condition, and results of operations. Any failure or perceived failure by us to comply with applicable laws or regulations, or other contractual or legal obligations, or to adequately address privacy and security concerns, even if unfounded, may result in governmental enforcement actions, private litigation (including class actions), fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have a material adverse effect on our reputation, inhibit sales, and materially adversely affect our business, financial condition, and results of operations.

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We may become involved in litigation that may materially adversely affect us.

From time to time, we have been and may in the future become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, supplier, customer, or other third-party relationships, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources from the operation of our business, and cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses, and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify, as plaintiffs may seek recovery of very large or indeterminate amounts in these types of lawsuits, and the magnitude of the potential loss may remain unknown for substantial periods of time. We can provide no assurance that litigation or disputes will not arise in the future. We may also choose to settle such actions if we believe that doing so is in the best interests of the company, and the amount of such settlement could also have a material adverse effect on our business, financial condition, and results of operations.

Our business and operations could be negatively affected if we become subject to any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy, and impact our stock price.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Once our Class B common stock is publicly traded, volatility in the stock price of our Class B common stock or other reasons may in the future cause us to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management and our Board’s attention and resources from our business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks, and uncertainties of any securities litigation and stockholder activism.

Our business is subject to a wide variety of extensive and evolving government laws and regulations. Failure to comply with such laws and regulations could have a material adverse effect on our business.

We are subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to employment and labor, health care, tax, privacy and data security, health and safety, and environmental issues. Laws and regulations at the foreign, federal, state, and local levels frequently change, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. While we monitor these developments and devote a significant amount of management’s time and external resources towards compliance with these laws and regulations, we cannot guarantee that these measures will be satisfactory to regulators or other third parties, such as our customers. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows and financial condition. Failure to comply with these laws, such as with respect to obtaining and maintaining licenses, certificates, authorizations and permits critical for the operation of our business, may result in civil penalties or private lawsuits, or the suspension or revocation of licenses, certificates, authorizations or permits, which would prevent us from operating our business. Any delays in regulatory actions could adversely affect our ability to operate our business and our financial results.

Regulation of our industry is still evolving, and new or different laws or regulations could affect our operations, increase direct compliance costs for us or cause any third-party suppliers or contractors to raise the prices they charge us because of increased compliance costs. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows and financial condition. The regulatory approaches of different jurisdictions may be multi-layered and may be in conflict with one another, and our compliance could require alteration of our operational processes or parameters which may adversely impact our business. We may not be in complete compliance with all such requirements at all times and, even when we believe we are in complete compliance, a regulatory agency may determine that we are not. In addition, the actions of third parties may cause us to fail to comply with certain requirements.

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Contracting in the defense industry is subject to significant regulation, including rules related to bidding, billing, and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment.

Like all government contractors, we are subject to risks associated with this contracting. These risks include the potential for substantial civil and criminal fines and penalties. These fines and penalties could be imposed for failing to follow procurement integrity and bidding rules, employing improper billing practices, or otherwise failing to follow cost accounting standards, receiving, or paying kickbacks or filing false claims. We have been, and expect to continue to be, subjected to audits and investigations by government agencies. The failure to comply with the terms of our government contracts could harm our business reputation, which could significantly reduce our sales and earnings. It could also result in our suspension or debarment from future government contracts, which could materially adversely affect our business, financial condition, and results of operations. In addition, we could be subject to criminal or civil penalties or administrative sanctions, including contract termination, breach of contract actions including related damages, fines, forfeiture of fees, suspension of payment, and civil False Claims Act allegations (which can include civil penalties and treble damages), any of which could materially adversely affect our reputation, business, financial condition, and results of operations.

We are subject to procurement rules and regulations, which increase our performance and compliance costs under our U.S. government contracts. Our failure to comply with various complex procurement rules and regulations could result in our being liable for penalties, including termination of our U.S. government contracts, disqualification from bidding on future U.S. government contracts, civil False Claims Act allegations, and suspension or debarment from U.S. government contracting.

We must comply with laws and regulations relating to the formation, administration, and performance of U.S. government contracts, which affect how we do business with our customers. These laws and regulations may require, among other things, certification and disclosure of all cost and pricing data in connection with contract negotiation, define allowable and unallowable costs and otherwise govern our right to reimbursement under certain cost-based U.S. government contracts, and restrict the use and dissemination of classified information and the exportation of certain products and technical data. Such laws and regulations may impose added costs on our business and our failure to comply with them, or the failure of our agents’ to comply with them, may lead to civil or criminal penalties, termination of our U.S. government contracts, civil False Claims Act allegations (which can include civil penalties and treble damages), suspension or debarment from contracting with federal agencies and could have a material adverse effect on our reputation and ability to receive other U.S. government contract awards in the future. Government contract laws and regulations can impose terms or obligations that are different than those typically found in commercial transactions. One of the significant differences is that the U.S. government may terminate any of our government contracts, not only for default based on our performance but also at its convenience. Generally, prime contractors have a similar right under subcontracts related to government contracts. If a contract is terminated for convenience, we typically would be entitled to receive payments for our allowable costs incurred and the proportionate share of fees or earnings for the work performed. If a contract is terminated for default, the U.S. government could make claims to reduce the contract value or recover its procurement costs and could assess other special penalties, exposing us to liability and materially adversely affecting our ability to compete for future contracts and orders. In addition, the U.S. government could terminate a prime contract under which we are a subcontractor, notwithstanding the fact that our performance and the quality of the products or services we delivered were consistent with our contractual obligations as a subcontractor. Similarly, the U.S. government could indirectly terminate a program or contract by not funding it. The decision to terminate programs or contracts for convenience or default could materially adversely affect our business, financial condition, and results of operations.

Laws and regulations designed to address climate change may result in additional compliance costs.

Our operations and the products we sell are currently subject to rules limiting emissions and to other climate-related regulations in certain jurisdictions where we operate. The increased prevalence of global climate change concerns may result in new regulations that may negatively impact us, our suppliers, and customers. We are continuing to evaluate short-, medium- and long-term risks related to climate change. We cannot predict what climate-related legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist. Compliance with any new or more stringent laws or regulations, or stricter interpretations of existing laws, could require additional expenditures by us or our suppliers, in which case, the costs of raw materials and component parts could increase.

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We are subject to complex tax laws, and changes in tax laws or in positions by the relevant tax authorities regarding the application, administration or interpretation of tax laws or regulations, particularly if applied retrospectively, or challenges to our tax position could adversely affect our financial condition and results of operations.

Tax laws are complex and subject to subjective evaluations and interpretative decisions, and we may be subject in the future to tax audits aimed at addressing our compliance with direct and indirect taxes. Changes in tax laws could adversely affect our tax position, including our effective tax rate or tax payments. We often rely on generally available interpretations of applicable tax laws and regulations. We cannot be certain that the relevant tax authorities agree with our interpretation of these laws, or with the positions we have taken or intend to take, on tax laws applicable to our ordinary activity and extraordinary transactions. If our tax positions are challenged by relevant tax authorities, we could face long tax proceedings and the imposition of additional taxes or the denial of tax benefits could require us to pay taxes that we currently do not collect or pay or increase the cost of our services to track and collect such taxes. We cannot, therefore, rule out that claims by the tax authorities may give rise to burdensome and long tax litigation and to the payment of significant amounts for taxes, penalties, and interest for late payment. Any of these risks could increase our cost of operations or our effective tax rate and have a negative effect on our business, financial condition, operating results, and cash flows.

Risks Related to this Offering and Ownership of our Class B common stock

The market price of our Class B common stock may be volatile or may decline steeply or suddenly regardless of our operating performance. You may not be able to resell your shares at or above the price you pay for them, and you may lose all or part of your investment.

The market price of our Class B common stock may fluctuate or decline significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenues or other operating results;

●	variations between our actual operating results and the expectations of securities analysts, investors, and the financial community;

●	any forward-looking financial or operating information we may provide to the public or securities analysts, any changes in this information or our failure to meet expectations based on this information;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

●	additional shares of Class B common stock being sold into the market by us or our existing stockholders, or the anticipation of such sales, including if existing stockholders sell shares into the market when the applicable “lock-up” periods end;

●	announcements by us or our competitors of significant products or features, innovations, acquisitions, strategic partnerships, joint ventures, capital commitments, divestitures, or other dispositions;

●	loss of relationships with significant suppliers or other customers;

●	changes in operating performance and stock market valuations of companies in our industry, including our competitors;

●	difficulties in integrating any new acquisitions we may make;

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●	loss of services from members of management or employees or difficulty in recruiting additional employees;

●	deterioration of economic conditions in the United States and reduction in demand for our products;

●	price and volume fluctuations in the overall stock market, including as a result of general economic trends;

●	lawsuits threatened or filed against us, or events that negatively impact our reputation; and

●	developments in new legislation and pending lawsuits or regulatory actions, including interim or final rulings by judicial or regulatory bodies.

In addition, extreme price and volume fluctuations in the stock markets have affected and continue to affect the stock prices of many companies. Often, their stock prices have fluctuated in ways unrelated or disproportionate to their operating performance. In the past, stockholders have filed securities class action litigation against companies following periods of market volatility. Such securities litigation, if instituted against us, could subject us to substantial costs, divert resources and the attention of management from our business and seriously harm our business.

Your ability to achieve a return on your investment will depend on appreciation in the price of our Class B common stock because we currently do not intend to pay dividends on our Class B common stock, and our indebtedness could limit our ability to pay dividends on our Class B common stock.

We currently do not anticipate paying any cash dividends on our Class B common stock for the foreseeable future. In connection with this offering, we intend to use approximately $2.4 million of the net proceeds to make a one-time distribution on our Class A Common Stock to enable Karen Wheeler-Hall to repay the outstanding balance of the seller note in full, as described under “Use of Proceeds” and “Dividend Policy.” Other than that one-time distribution, we do not anticipate paying any cash dividends to holders of our Class A or Class B common stock following the completion of this offering for the foreseeable future. In addition, the terms of our future indebtedness may limit our ability to pay dividends or make other distributions on, or to repurchase or redeem, shares of our capital stock. Consequently, your only opportunity to achieve a return on your investment in our company will be if the market price of our Class B common stock appreciates and you sell your shares at a profit. There is no guarantee that the price of our Class B common stock that will prevail in the market after this offering will ever exceed the price that you pay. See “Dividend Policy.” We cannot be sure that we will pay dividends in the future or continue to pay dividends if we do commence paying dividends.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business, or our market, if they adversely change their recommendations regarding our Class B common stock, or if our operating results do not meet their expectations or any financial guidance we may provide, the trading price or trading volume of our Class B common stock could decline.

The trading market for our Class B common stock is influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Class B common stock, provide a more favorable recommendation regarding our competitors, or publish inaccurate or unfavorable research about our business, our Class B common stock price would likely decline. If one or more analysts who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our Class B common stock to decline.

In addition, if we do not meet any financial guidance that we may provide to the public or if we do not meet expectations of securities analysts or investors, the trading price of our Class B common stock could decline significantly. Our operating results may fluctuate significantly from period to period as a result of changes in a variety of factors affecting us or our industry, many of which are difficult to predict. As a result, we may experience challenges in forecasting our operating results for future periods.

Future issuances of our common stock could result in significant dilution to our stockholders, dilute the voting power of our Class B common stock and depress the market price of our Class B common stock.

Future issuances of our Common Stock could result in dilution to existing holders of our Class B common stock. Such issuances, or the perception that such issuances may occur, could depress the market price of our Class B common stock. We may issue additional equity securities from time to time, including equity securities that could have rights senior to those of our Class B common stock. As a result, purchasers of shares of Class B common stock in this offering bear the risk that future issuances of equity securities may reduce the value of their shares and dilute their ownership interests. Also, to the extent outstanding stock-based awards are issued or become vested, there will be further dilution to the holders of our Class B common stock.

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The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and Nasdaq, may strain our resources, increase our costs, and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we incur significant legal, accounting, investor relations, and other expenses that we did not incur as a private company. For example, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC and Nasdaq, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. As a newly public company, complying with these statutes, regulations, and requirements will occupy a significant amount of time of our Board and management and will significantly increase our costs and expenses as compared to when we were a private company. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. Although our emerging growth company and smaller reporting company status permits us to rely on certain reduced disclosure and other accommodations, those accommodations will not eliminate these public company obligations, and our costs will increase as we lose applicable exemptions, including when we are no longer an emerging growth company or otherwise no longer qualify for the auditor attestation exemption. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of those costs.

Public company reporting and disclosure obligations and a broader stockholder base as a result of our status as a public company may expose us to a greater risk of claims by stockholders, and we may experience threatened or actual litigation from time to time. If claims asserted in such litigation are successful, our business and operating results could be adversely affected, and, even if claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them and the diversion of management resources, could adversely affect our business and operating results.

In addition, we expect that being a public company subject to these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company” and a “smaller reporting company” and are able to avail ourselves of reduced disclosure requirements applicable to such companies, which could make our Class B common stock less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and a smaller reporting company, as defined in Rule 12b-2 under the Exchange Act, and we intend to continue to take advantage of certain exemptions and scaled disclosure requirements available to such companies. These exemptions and scaled disclosure requirements include not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, no requirement to include a Compensation Discussion and Analysis section, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved, reduced financial statement and MD&A disclosure where applicable, and no requirement to provide the quantitative and qualitative disclosures about market risk called for by Item 305 of Regulation S-K. In addition, under the JOBS Act, emerging growth companies can delay the adoption of certain new or revised accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make comparison of our financial statements with those of other public companies more difficult. We cannot predict if investors will find our Class B common stock less attractive because we may rely on these exemptions and scaled disclosure requirements. If some investors find our Class B common stock less attractive as a result, there may be a less active trading market for our Class B common stock and our stock price may be more volatile.

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We may take advantage of emerging growth company reporting exemptions until we are no longer an emerging growth company or, with respect to adoption of certain new or revised accounting standards, until we irrevocably elect to opt out of using the extended transition period. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our IPO; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may also continue to take advantage of scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are $100 million or more during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

There is no existing market for our securities, and we do not know if one will develop to provide you with adequate liquidity.

Prior to this offering, there has not been a public market for our securities. An active market for our securities may not develop following the completion of this offering, or if it does develop, may not be maintained. If an active trading market does not develop, or if the volume of trading in that market is limited, you may have difficulty selling any of our securities that you purchase. The initial public offering price for the securities will be determined by negotiations between us and the underwriter and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may be unable to sell securities at prices equal to or greater than the price you paid in this offering.

Our anticipated public float may be limited, which could cause the trading price of our Class B common stock to be volatile and may make it difficult for investors to sell their shares.

Following this offering, a limited number of shares of our Class B common stock may be held by non-affiliates and available for trading in the public market. Companies with relatively small public floats, including recent initial public offerings, have in some instances experienced extreme stock price run-ups followed by rapid price declines, wide bid-ask spreads, low trading volumes and volatility unrelated to the companies’ underlying operating performance. If our public float is limited or trading volume is low, the market price of our Class B common stock may be more easily affected by the actions of a small number of stockholders, may fluctuate significantly and may decline rapidly. As a result, investors may have difficulty assessing the value of our Class B common stock, may be unable to sell their shares at or above the initial public offering price or at the time and price they desire, and may lose all or part of their investment.

We do not anticipate paying dividends on our Class B common stock in the foreseeable future and you may not receive any return on investment unless you sell your Class B common stock for a price greater than that which you paid for it.

We do not anticipate paying any dividends in the foreseeable future on our Class B common stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our credit documents contain, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our Class B common stock may be your major source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

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If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our securities will be influenced by the research and reports that securities or industry analysts publish about us or our business (or the absence of such research or reports). We do not currently have, and may never obtain, research coverage by securities or industry analysts. If no securities or industry analysts commence coverage of our Company, the trading price of our securities could be negatively impacted. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock prices or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade recommendations regarding our stock, publish inaccurate or unfavorable research about our business, or if our results of operations do not meet their expectations, our stock prices could decline and such decline could be material.

You may be diluted by the future issuance of additional common stock in connection with our equity incentive plans, employee stock purchase plan, acquisitions or otherwise.

We had 70,000,000 shares of Class B common stock authorized of which 67,463,300 shares were unissued immediately prior to this offering. In addition, we have 30,000,000 shares of Class A Common Stock authorized, all of which are issued and outstanding and held by our CEO. Our Articles of Incorporation authorize us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our Board of Directors in its sole discretion, whether in connection with acquisitions or otherwise. We have reserved 10,000,000 shares of Class B common stock for issuance pursuant to awards under our 2026 Equity Incentive Plan, and 5,000,000 shares of Class B common stock for issuance pursuant to our 2026 Employee Stock Purchase Plan. In addition, the share reserves under both plans include “evergreen” provisions that automatically increase the number of shares available for issuance on an annual basis. The 2026 Equity Incentive Plan share reserve will increase annually by the lesser of 5% of the total outstanding shares of all classes of common stock (calculated on a fully diluted basis) or 5,000,000 shares, for each fiscal year beginning in 2027 through 2036. The 2026 Employee Stock Purchase Plan share reserve will increase annually by the lesser of 1.5% of the total outstanding shares or 1,500,000 shares, for each fiscal year beginning in 2027 through 2036. As a result of these evergreen provisions, a significant number of additional shares may become available for issuance over the life of these plans without further stockholder approval, which would result in additional dilution to our stockholders. Any common stock that we issue, including stock issued under our 2026 Equity Incentive Plan, our 2026 Employee Stock Purchase Plan, or other equity incentive plans that we may adopt in the future, as well as under outstanding options or warrants, would dilute the percentage ownership held by the investors who purchase Class B common stock in this offering.

Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

If our existing stockholders sell substantial amounts of our securities in the public market following this offering, the market price of our securities could decrease significantly. The perception in the public market that our existing stockholders might sell securities could also depress our market price. As of the date of this prospectus, we had 2,536,700 shares of Class B common stock outstanding. We, our directors, executive officers and all of our existing stockholders prior to this offering are subject to the lock-up restrictions described in “Underwriting” and also to the other applicable restrictions described in “Shares Eligible for Future Sale.”. After this offering (assuming no exercise of the underwriter’s over-allotment option) and the expiration or early release of the lock-up period, additional shares will be eligible for sale in the public market. The market price of shares of our securities may drop significantly when the restrictions on resale by our existing stockholders lapse. A decline in the price of shares of our securities might impede our ability to raise capital through the issuance of additional shares of our Class B common stock or other equity securities.

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Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant reporting obligations and regulatory oversight, and the continuous scrutiny of investors and analysts. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, operating results and financial condition.

If you purchase securities in this offering, you will suffer immediate and substantial dilution.

If you purchase securities in this offering, you will incur immediate and substantial dilution because the initial public offering price is expected to be substantially higher than the pro forma as adjusted net tangible book value per share of our Class B common stock after this offering. You may experience additional dilution upon the exercise of options and warrants to purchase our Class B common stock, including those options currently outstanding and possibly those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial additional dilution. See “Dilution.”

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of the shares may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our Class B common stock on Nasdaq.

We have applied to list our Class B common stock on Nasdaq, but no assurance can be given that our listing application will be approved on our anticipated timeline or at all. If our Class B common stock is not approved for listing on Nasdaq, we will not consummate this offering. If our Class B common stock is listed on Nasdaq, we must meet certain financial, liquidity, corporate governance and other criteria to maintain such listing. If we violate Nasdaq listing requirements, our Class B common stock may be delisted. If we fail to meet any of Nasdaq’s listing standards, our Class B common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Class B common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Class B common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class B common stock. The delisting of our Class B common stock could significantly impair our ability to raise capital and the value of your investment.

If our shares of securities become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our Class B common stock is less than $5.00, our Class B common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Class B common stock, and therefore stockholders may have difficulty selling their shares.

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Risks Related to Our Capital Structure

Our indebtedness could adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our financial obligations and our creditors have broad remedies in the event of default.

As of December 31, 2025 and 2024, we had total indebtedness of $4.3 million and $5.6 million, respectively. This indebtedness is secured in part by a security interest in substantially all of our assets, and our security agreements include broad remedies in favor of the lenders, including the right to foreclose on pledged assets in connection with an event of default.

If we cannot generate sufficient cash flow from operations to service our debt, we may need to further refinance our debt, dispose of assets or issue equity to obtain necessary funds. We do not know whether we will be able to do any of this on a timely basis or on terms satisfactory to us, or at all. Our substantial indebtedness could have important consequences, including:

●	our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes may be limited;

●	a portion of our cash flows from operations will be dedicated to the payment of principal and interest on the indebtedness and will not be available for other purposes, including operations, capital expenditures and future business opportunities; and

●	we may be vulnerable in a downturn in general economic conditions or in our business or may be unable to carry on capital spending that is important to our growth.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, or at all, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, existing stockholders may experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our Class B common stock and diluting their interest.

The terms of our security agreement and other debt documents restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and to manage our operations.

Our security agreements and other debt documents contain, and any future indebtedness will likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

●	incur additional debt;

●	pay dividends and make other restricted payments;

●	create liens; or

●	sell our collateral, other than inventory in the ordinary course of business.

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After this offering, our principal stockholder will continue to have substantial control over us.

After the consummation of this offering, Karen Wheeler-Hall, our CEO and the Chairman of our Board of Directors will beneficially own approximately [●]% of our outstanding common stock, and approximately [●]% of our outstanding common stock if the underwriter’s over-allotment option is exercised in full. As a consequence, Ms. Wheeler-Hall will be able to substantially influence matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. The interests of Ms. Wheeler-Hall may not always align with our interests or the interests of our other stockholders. For instance, this concentration of ownership may have the effect of delaying or preventing a change of control otherwise favored by our other stockholders and could depress our stock price.

Our dual-class common stock structure concentrates voting control with our CEO, which limits the ability of holders of Class B common stock to influence corporate matters.

Our Class A Common Stock has five votes per share and our Class B common stock, which is the stock being offered in this offering, has one vote per share. As a result, following this offering, Karen Wheeler-Hall, who holds all of the outstanding shares of Class A Common Stock, will control approximately [●]% of the combined voting power of our outstanding capital stock. This concentrated control will limit the ability of holders of Class B common stock to influence corporate matters, including the election of directors, amendments to our organizational documents, and the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction. This concentration of voting control may discourage, delay, or prevent a change in control of the Company that other stockholders may view as beneficial, could deprive holders of Class B common stock of an opportunity to receive a premium for their shares as part of a sale of the Company and may reduce the market price of our Class B common stock. In addition, certain index providers may exclude companies with multi-class structures from their indices, which could make our Class B common stock less attractive to certain passive investors.

We will be a “controlled company” within the meaning of Nasdaq rules and, as a result, may rely on exemptions from certain corporate governance requirements.

Following this offering, Karen Wheeler-Hall, our Chief Executive Officer and Chairman of the Board, will continue to control more than 50% of the combined voting power of our outstanding capital stock. As a result, we will be a “controlled company” within the meaning of the Nasdaq listing rules. A controlled company may elect not to comply with certain Nasdaq corporate governance requirements, including requirements that a majority of the board of directors consist of independent directors and that compensation and nominating and corporate governance committees consist entirely of independent directors or be subject to annual performance evaluations. Although we do not currently intend to rely on these exemptions, we may elect to rely on one or more of them in the future for so long as we remain a controlled company, and our stockholders may not have the same protections afforded to stockholders of companies that are subject to all Nasdaq corporate governance requirements.

Certain provisions of Texas law and our organizational documents may have anti-takeover effects that could delay or prevent a change in control, even if a change in control would be beneficial to our stockholders.

The TBOC and our Articles of Incorporation and Bylaws contain provisions that could delay, defer or prevent another party from acquiring control of us, including our election to be governed by Section 21.419 of the TBOC, our dual-class voting structure, the ability of our Board of Directors to issue preferred stock without stockholder approval, limitations and procedural requirements for calling special meetings of stockholders, advance notice requirements for stockholder proposals and director nominations, the absence of cumulative voting, and the supermajority vote requirement for stockholders to amend our Bylaws. These provisions could discourage proxy contests, tender offers, mergers or other transactions that stockholders may otherwise consider favorable, including transactions in which stockholders might receive a premium for their shares.

Our Articles of Incorporation provide an exclusive forum for certain internal corporate claims, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our Articles of Incorporation provide that, unless the Company consents in writing to the selection of an alternative forum, the Eleventh Division of the Business Court of the State of Texas (or, if the Business Court does not have jurisdiction, another state court located within the State of Texas or, if no court located within the State of Texas has jurisdiction, the federal district court for the Southern District of the State of Texas) will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the TBOC, the Articles of Incorporation, or the bylaws of the Company, or (d) any action governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. The Articles do not designate an exclusive forum for claims arising under the Securities Act or the Exchange Act, and the exclusive-forum provision does not apply to such claims or to claims within the exclusive jurisdiction of the federal courts. Section 27 of the Exchange Act creates exclusive federal jurisdiction over suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and preempts contractual provisions that would require such claims to be brought in a particular state court. Accordingly, the exclusive forum provision should not be construed to apply to claims arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Because the exclusive forum provision applies only to the categories of internal corporate claims specified in the Articles, it does not cover claims arising under the Securities Act or the Exchange Act, as described above. For claims within its scope, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits. Stockholders who bring a claim in the designated forum could face additional litigation costs, particularly if they do not reside in or near the State of Texas. The designated forum may also reach different judgments or results than other courts, and such judgments or results may be more favorable to us than to our stockholders. If a court were to find the choice-of-forum provision contained in our Articles of Incorporation to be inapplicable or unenforceable in an action within its scope, we may incur additional costs associated with resolving that action in another jurisdiction, which could adversely affect our business and financial condition.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $[●] (or approximately $[●] if the underwriter’s over-allotment option is exercised in full) from the sale of the shares of Class B common stock offered by us in this offering, based on an assumed initial public offering price of $[●] per share (the midpoint of the range set forth on the cover page of this prospectus), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use approximately $2.4 million of the net proceeds of this offering to make a one-time distribution on our Class A Common Stock to Karen Wheeler-Hall, our Chief Executive Officer and sole holder of our Class A Common Stock, to enable her to repay in full the seller note that financed her acquisition of the Company in February 2021, as described under “Certain Relationships and Related Party Transactions—Shareholder Distributions — Seller Note Servicing.” We currently intend to use the remainder of the net proceeds from this offering for working capital and general corporate purposes.

The seller note prohibits Ms. Wheeler-Hall from encumbering, transferring, or granting any lien, restriction, right of first refusal, voting trust, voting agreement, or similar interest in the pledged stock without the secured party’s prior written consent, and requires the secured party’s consent before the Company may sell a material portion of its business, with a sale or liquidation of the business, other than as permitted under the security agreement, constituting an event of default under the note. We believe these restrictions on the very shares that will carry voting control following this offering are inconsistent with our operation as a public company, and we therefore intend to use approximately $2.4 million of the net proceeds of this offering to retire the seller note in connection with the completion of this offering.

The principal purposes of this offering are to increase our capitalization and financial flexibility as well as our visibility in the marketplace and create a public market for our securities. However, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our securities.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering. All amounts included in the table below are estimates.

Description		Amount
Working Capital	$
Distribution to Class A Stockholder to Repay Seller Note		$2,400,000
General Corporate Purposes	$	[●]
Total	$	[●]

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

A $1.00 increase or decrease in the assumed initial public offering price of $[●] per share (the midpoint of the range set forth on the cover page of this prospectus), would increase or decrease the net proceeds to us from this offering by approximately $[●] (or approximately $[●] if the underwriter exercises its over-allotment option in full), assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Dividend Policy

We have historically made distributions to our stockholders to enable them to make payments on the seller note through which their purchase of the Company was financed. For the year ended December 31, 2025, we made shareholder distributions of approximately $1.0 million. In connection with this offering, we intend to use approximately $2.4 million of the net proceeds to make a one-time distribution on our Class A Common Stock to enable Karen Wheeler-Hall to repay the outstanding balance of the seller note in full, as described under “Use of Proceeds.”. Other than that distribution, we do not anticipate paying any cash dividends to holders of our Class A or Class B common stock following the completion of this offering for the foreseeable future. Instead, we currently plan to retain any earnings to finance the growth of our business and the repayment of outstanding debt. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our board of directors.

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CAPITALIZATION

The following table sets forth our cash and capitalization, as of June 30, 2026 on:

●	an actual basis; and

●

a pro forma as adjusted basis, giving effect to (i) the issuance and sale of [●] shares of Class B common stock in this offering, at the assumed initial public offering price of [●] per share, the midpoint of the range set forth on the cover of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) the one-time distribution of approximately $2.4 million on our Class A Common Stock to Karen Wheeler-Hall to enable her to repay in full the seller note that financed her acquisition of the Company in February 2021, in each case assuming no exercise of the over-allotment option and assuming exercise in full of the over-allotment option.

The following table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

	As of June 30, 2026
	Actual	Pro Forma As Adjusted Assuming No Exercise of the Over-Allotment Option (1)		Pro Forma As Adjusted Assuming Exercise in Full of the Over-Allotment Option (1)
Cash and cash equivalents	$3,201,139		[●]		[●]

Indebtedness:
Revolving line of credit (Truist LOC)	4,934,182		[●]		[●]
Notes payable, current and non-current	183,045		[●]		[●]
Total indebtedness	5,117,227		[●]		[●]

Stock subscription liability, Class B common stock	2,536,700		[●]		[●]

Stockholders’ equity (deficit):
Class A Common Stock, $0.001 par value; 30,000,000 shares authorized, 30,000,000 shares issued and outstanding, actual and pro forma as adjusted	30,000		30,000		30,000
Class B common stock, $0.001 par value; 70,000,000 shares authorized, 2,536,700 shares issued and outstanding, actual; [●] shares issued and outstanding, pro forma as adjusted	-		[●]		[●]	)
Additional paid-in capital	533,351		[●]		[●]
Retained earnings (accumulated deficit)	2,236,466		[●]		[●]
Total stockholders’ equity, Rothe Development, Inc.	$2,799,817	$	[●]	$	[●]

(1)	A $1.00 increase (decrease) in the assumed initial public offering price of $[●] per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) each of additional paid-in capital, total stockholders’ (deficit) equity and total capitalization on a pro forma as adjusted basis by approximately $[●] million assuming no exercise of the over-allotment option, and by approximately $[●] million assuming exercise in full of the over-allotment option, in each case assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted amounts also reflect the one-time distribution of approximately $2.4 million on our Class A Common Stock to Karen Wheeler-Hall to enable her to repay the seller note in full, as described under “Use of Proceeds.”

The above discussion is based on 2,536,700 shares of Class B common stock outstanding as of June 30, 2026, but excludes:

●	30,000,000 shares of our Class B common stock issuable upon conversion of the outstanding shares of our Class A Common Stock;
●	10,000,000 shares of our Class B common stock reserved for future issuance under our 2026 Equity Incentive Plan, of which no shares were subject to outstanding awards as of June 30, 2026; and
●	5,000,000 shares of our Class B common stock reserved for future issuance under our 2026 Employee Stock Purchase Plan.

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DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the assumed initial public offering price per share of our Class B common stock and the pro forma as adjusted net tangible book value per share of our Class B common stock immediately after this offering.

Our historical net tangible book value as of June 30, 2026 was $[●], or $[●] per share of our Class B common stock. Our historical net tangible book value represents the amount of our total assets less intangible assets and goodwill, less total liabilities. As of June 30, 2026, we did not have any recorded goodwill or intangible assets on our balance sheet; accordingly, our net tangible book value is equal to total stockholders’ equity as of that date. We do not currently have any shares of, or securities convertible into, preferred stock outstanding. Historical net tangible book value per share represents historical net tangible book value divided by the number of shares of our Class B common stock outstanding as of June 30, 2026. This data is solely based on the historical amounts as shown in our balance sheet as of December 31, 2025.

After giving effect to (i) our sale of [●] shares of Class B common stock in this offering at an assumed initial public offering price of [●] per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and (ii) the one-time distribution of approximately $2.4 million on our Class A Common Stock to Karen Wheeler-Hall to enable her to repay in full the seller note that financed her acquisition of the Company in February 2021, our pro forma as adjusted net tangible book value as of June 30, 2026 would have been approximately $[●], or approximately $[●] per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $[●] to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value per share of approximately $[●] to new investors purchasing Class B common stock in this offering. Dilution per share to new investors purchasing securities in this offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share	$
Historical net tangible book value (deficit) per share as of June 30, 2026
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing shares in this offering
Pro forma as adjusted net tangible book value per share after this offering
Dilution per share to new investors purchasing shares in this offering	$

A $1.00 increase (decrease) in the assumed initial public offering price of $[●] per share, the midpoint of the price range set forth on the cover of this prospectus, would increase (decrease) our pro forma as adjusted net tangible book value by $[●], the pro forma as adjusted net tangible book value per share after this offering by $[●], and the dilution per share to new investors by $[●], in each case assuming no exercise of the underwriter’s over-allotment option, or by $[●], $[●], and $[●], respectively, assuming exercise in full of the underwriter’s over-allotment option, in each case assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

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If the underwriter exercises its over-allotment option in full at the assumed initial public offering price of $[●] per share, the midpoint of the price range set forth on the cover of this prospectus after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value per share after this offering would be $[●] per share, and the dilution per share to new investors purchasing Class B common stock in this offering would be $[●] per share.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2026, the number of shares of common stock purchased from us on an as-converted to common stock basis, the total consideration paid, or to be paid, and the average price per share paid, or to be paid, by existing stockholders and by new investors in this offering at an assumed initial public offering price of [●] per share, the midpoint of the price range set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
(in thousands)
Existing stockholders	[●]
New investors	[●]
Total	[●]

The table above assumes no exercise of the underwriter’s over-allotment option in this offering. If the underwriter’s over-allotment option is exercised in full, the number of shares of our Class B common stock held by existing stockholders would be reduced to [●]% of the total number of shares of our Class B common stock outstanding after this offering, and the number of shares held by new investors participating in the offering would be increased to [●]% of the total number of shares outstanding after this offering.

To the extent that options or warrants are issued and exercised or shares are issued under our 2026 Equity Incentive Plan or 2026 Employee Stock Purchase Plan, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

The above discussion is based on 2,536,700 shares of Class B common stock outstanding as of June 30, 2026, but excludes:

●	30,000,000 shares of our Class B common stock issuable upon conversion of the outstanding shares of our Class A Common Stock;
●	10,000,000 shares of our Class B common stock reserved for future issuance under our 2026 Equity Incentive Plan, of which no shares were subject to outstanding awards as of June 30, 2026; and
●	5,000,000 shares of our Class B common stock reserved for future issuance under our 2026 Employee Stock Purchase Plan.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our unaudited interim consolidated financial statements and related notes as of June 30, 2026 and for the six months ended June 30, 2026 and 2025, and our audited annual combined financial statements and related notes for the years ended December 31, 2025 and 2024, included elsewhere in this prospectus. The unaudited interim consolidated financial statements include all adjustments considered necessary for fair presentation, consisting of normal recurring adjustments. Interim results are not necessarily indicative of full-year results.

Overview

We are a mission-critical infrastructure and engineering company supporting federal agencies, commercial space, energy, and healthcare markets. Our revenue is derived primarily from U.S. government contracts, principally with NASA, and to a lesser extent, commercial calibration services. For the fiscal year ended December 31, 2025, we generated combined revenue of $126.4 million, compared to $117.3 million for the fiscal year ended December 31, 2024, representing an increase of approximately 7.7%. Our Government Services segment generated revenue of $122.6 million and $113.5 million for the years ended December 31, 2025 and 2024, respectively. Our Commercial Services segment generated revenue of $3.8 million and $3.8 million for the years ended December 31, 2025 and 2024, respectively. The majority of our revenue is derived from cost-plus-fee contracts, which accounted for $117.2 million, or approximately 92.7% of total revenue, for the year ended December 31, 2025. Net income attributable to Rothe Development, Inc. was $658,191 for the year ended December 31, 2025, compared to net income of $870,506 for the year ended December 31, 2024.

Our revenue is recognized primarily from cost-plus-fee, fixed-price, and time-and-materials contracts. Revenue from cost-plus-fee contracts is recognized as contract allowable costs are incurred and fees are earned. Revenue from fixed-price contracts is recognized as services are performed, using an input method based on costs incurred relative to total estimated costs. Revenue from time-and-materials contracts is recorded based on the amount for which we have the right to invoice our customers. Our cost of revenue consists primarily of direct labor, direct non-labor costs (including subcontractor costs, materials, and travel), and allocated indirect costs including payroll taxes, fringe benefits, and overhead. General and administrative expenses include corporate management, business development, finance, human resources, legal, accounting, and information technology costs.

Recent Developments

Pre-IPO Private Placement.

From December 2025 through May 2026, we conducted a private placement of 2,051,500 shares of our Class B common stock at a purchase price of $1.00 per share to accredited investors, raising aggregate gross proceeds of approximately $2.1 million. The net proceeds from this private placement have been used to fund costs associated with this offering, including legal, accounting, and other professional fees, and for general corporate purposes. See “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

Key Factors Affecting Our Results of Operations

We believe the following key factors have affected and will continue to affect our results of operations:

Government Contract Awards and Renewals.

Our revenue is driven primarily by the volume and scope of government contract awards and renewals. The timing of contract awards, modifications, and option exercises can cause significant variability in our revenue and operating results from period to period. As of December 31, 2025, our principal customer, NASA, accounted for the substantial majority of our combined revenue.

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Labor Utilization and Indirect Cost Rates.

As a government services contractor deriving approximately 93.6% of our fiscal year 2025 revenue from cost-plus-fee contracts, our profitability and gross margin are significantly influenced by the mix of contract types and our ability to maintain high labor utilization rates across our business lines, control indirect cost allocations, and manage unallowable costs. Our gross margin decreased to 3.9% for fiscal year 2025 from 5.7% for fiscal year 2024, reflecting unfavorable contract estimate adjustments and higher indirect cost allocations.

Joint Venture Performance.

A substantial majority of our revenue is generated through consolidated joint ventures. For the year ended December 31, 2025, our consolidated joint ventures generated revenue of $99.9 million, as reflected in the audited combined financial statements. The operating performance of our joint ventures depends on factors that are partially outside of our control, including partner performance and the terms of the underlying prime contracts.

Expansion into Commercial Markets.

We are executing a growth strategy to expand into commercial markets, including commercial calibration, engineering services, IT services, and multimedia. Our Commercial Services segment generated revenue of $3.6 million for fiscal year 2025. The timing and success of our commercial expansion will impact our future revenue mix, margin profile, and growth trajectory.

Public Company Costs.

As we transition to a public company, we expect to incur significant additional costs associated with SEC reporting requirements, Sarbanes-Oxley compliance, audit fees, insurance premiums, investor relations, and legal fees. These costs will impact our operating expenses and profitability in future periods.

Components of Results of Operations

Revenue.

Our revenue is primarily derived from services provided under contracts with U.S. government agencies, principally NASA. We generate revenue through three principal contract types: cost-plus-fee, fixed-price, and time-and-materials contracts. Revenue from cost-plus-fee contracts, which accounted for approximately 92.7% of total revenue for fiscal year 2025, is recognized as contract allowable costs are incurred and fees are earned. Revenue from fixed-price contracts is recognized as services are performed, using an input method based on costs incurred relative to total estimated costs. Revenue from time-and-materials contracts is recorded based on the amount for which we have the right to invoice our customers.

Cost of Revenue.

Our cost of revenue consists primarily of direct labor, direct non-labor costs (including subcontractor costs, materials, and travel), and allocated indirect costs including payroll taxes, fringe benefits, and overhead. Cost of revenue is directly correlated with our revenue as the majority of our contracts are cost-reimbursable in nature.

General and Administrative Expenses.

General and administrative expenses include corporate management, business development, finance, human resources, legal, accounting, information technology, and other corporate support costs. We expect our general and administrative expenses to increase as we incur costs associated with operating as a public company.

Other Income (Expense), Net.

Other income (expense), net consists primarily of interest expense on our line of credit, Employee Retention Credits, and other miscellaneous income and expense items.

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Revenue Recognition Policies

The Company’s revenue is primarily generated from services provided under contracts with U.S. government agencies, principally NASA. Contracts are generally structured as cost-plus or fixed-price arrangements. Revenue from cost-plus contracts is recognized as costs are incurred plus applicable fees. Revenue from fixed-price contracts is recognized as services are performed, using an input method based on costs incurred relative to total estimated costs. The Company identifies the contract, identifies the performance obligations, determines the transaction price, allocates the transaction price to the performance obligations, and recognizes revenue as (or when) the performance obligations are satisfied. For service contracts, revenue is typically recognized over time as the customer simultaneously receives and consumes the benefits of the Company’s performance.

The Company’s primary customer is NASA, which accounted for a substantial majority of the Company’s revenue for the years ended December 31, 2025 and 2024. The loss of, or a significant reduction in, contracts with NASA or other major government customers could have a material adverse effect on the Company’s business, financial condition, and results of operations.

Results of Operations

Results of Operations for the Six Months Ended June 30, 2026 and 2025

The following table sets forth a summary of our combined results of operations for the periods indicated, and the changes between periods.

	For the Six Months Ended June 30,
	2026	2025	$ Change	% Change
Revenue	$61,446,155	$65,519,897	$(4,073,742)	(6.2)%
Cost of revenue	(57,537,949)	(62,133,020)	4,595,071	7.4%
Gross profit	3,908,206	3,386,877	521,329	15.4%
General and administrative expenses	3,370,915	3,665,497	(294,582)	(8.0)%
Income (loss) from operations	537,291	(278,620)	815,911	292.8%
Total other income (expense), net	(492,859)	1,013,148	(1,506,007)	(148.7)%
Net income before provision for income taxes	$44,432	$734,528	(690,096)	(93.9%

Revenue.

Revenue decreased $4.1 million, or 6.2%, to $61.4 million for the six months ended June 30, 2026 from $65.5 million for the six months ended June 30, 2025. The decrease was driven primarily by decreases in our Government Services segment, which decreased $3.8 million, or 5.9%, to $60.0 million from $63.8 million. Revenue from cost-plus-fee contracts decreased to $58.2 million for the six months ended June 30, 2026 from $60.9 million for the six months ended June 30, 2025, reflecting decreased contract activity and scope on existing NASA programs, especially the eMITS Contract. Revenue from time-and-materials contracts decreased to $1.7 million from $2.5 million and revenue from fixed-price contracts decreased to $1.5 million from $2.2 million reflecting the completion of the FOMMS Contract and The SEAM Contract in late 2025 & early 2026.

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Segment Results

We report our results of operations through two reportable segments: Government Services and Commercial Services. The following is a discussion of the results of operations for each of our reportable segments for the six months ended June 30, 2026 and 2025.

Government Services Segment

Revenue from our Government Services segment decreased $3.8 million, or 5.9%, to $60.0 million for the six months ended June 30, 2026 from $63.8 million for the six months ended June 30, 2025. The decrease was primarily attributable to reduced task order funding on eMITS and the completion of the FOMMs & SEAM Contracts. Segment income from operations was $3.4 million for the six months ended June 30, 2026, compared to $2.5 million for the six months ended June 30, 2025. The increase in segment profitability was primarily driven by improvements in cost control allowing for higher cost recovery on the Cost-plus type contracts.

Commercial Services Segment

Revenue from our Commercial Services segment decreased $0.3 million, or 18.2%, to $1.4 million for the six months ended June 30, 2026 from $1.7 million for the six months ended June 30, 2025. The decrease was primarily attributable to higher indirect labor while experiencing a drop in direct labor due to attrition, affecting output, and therefore realized revenue. Segment income from operations was $0.5 million for the six months ended June 30, 2026, compared to $0.9 million for the six months ended June 30, 2025. The decrease in segment profitability was primarily driven by the direct/to-indirect labor becoming out of balance, causing increased operating loss.

Cost of Revenue.

Cost of revenue decreased $4.6 million, or 7.4%, to $57.5 million for the six months ended June 30, 2026 from $62.1 million for the six months ended June 30, 2025. The decrease in cost of revenue was primarily attributable to decreased direct labor and subcontractor costs associated with the reduction in contract activity in our Government Services segment. Cost of revenue as a percentage of revenue decreased to 93.6% for the six months ended June 30, 2026 from 94.8% for the six months ended June 30, 2025, reflecting a more efficient direct cost mix in the labor force and subcontractors providing the services.

Gross Profit.

Gross profit increased $0.5 million, or 15.4%, to $3.9 million for the six months ended June 30, 2026 from $3.4 million for the six months ended June 30, 2025. Gross profit as a percentage of revenue increased to 6.36% for the six months ended June 30, 2026 from 5.17% for the six months ended June 30, 2025. The increase in gross profit and gross profit percentage was primarily attributable to the aforementioned cost saving efforts in our cost of revenues.

General and Administrative Expenses.

General and administrative expenses decreased $0.3 million, or 8.0%, to $3.4 million for the six months ended June 30, 2026 from $3.7 million for the six months ended June 30, 2025. The decrease was primarily attributable to reduction in the use of external professional services which had been supplementing our Accounting and Finance team through 2025.

Income/Loss from Operations.

Income from operations was $0.5 million for the six months ended June 30, 2026, compared to loss from operations of $0.2 million for the six months ended June 30, 2025. The increase was primarily driven by the increase in gross margin and the decrease in general and administrative expenses described above.

Other Income (Expense), Net.

Total other expense, net was $0.5 million for the six months ended June 30, 2026, compared to total other income, net of $1.0 million for the six months ended June 30, 2025. The change was primarily due to recognition of $1.2 million in Employee Retention Credits and interest income of $0.2 million during the six months ended June 30, 2025 which did not occur in the six months ended June 30, 2026, and increase in interest expense of $0.2 million. Interest expense increased to $0.5 million for the six months ended June 30, 2026 from $0.3 million for the six months ended June 30, 2025, reflecting higher average borrowings on our line of credit.

Results of Operations for the Years Ended December 31, 2025 and 2024

The following table sets forth a summary of our combined results of operations for the periods indicated, and the changes between periods.

	For the years Ended December 31,
	2025	2024	$ Change	% Change
Revenue	$126,391,713	$117,309,792	$9,081,921	7.7%
Cost of revenue	(119,638,179)	(109,925,788)	9,712,391	8.8%
Gross profit	6,753,534	7,384,004	(630,470)	(8.5)%
General and administrative expenses	7,495,890	5,554,167	1,941,723	35.0%
Income (loss) from operations	(742,356)	1,829,837	(2,572,193)	(140.6)%
Total other income (expense), net	1,364,378	(652,190)	2,016,568	309.2%
Net income before provision for income taxes	$622,022	$1,177,647	(555,625)	(47.2)%

Revenue.

Revenue increased $9.1 million, or 7.7%, to $126.4 million for the year ended December 31, 2025 from $117.3 million for the year ended December 31, 2024. The increase was driven primarily by growth in our Government Services segment, which increased $9.1 million, or 8.5%, to $122.6 million from $113.5 million. Revenue from cost-plus-fee contracts increased to $117.2 million for fiscal year 2025 from $107.7 million for fiscal year 2024, reflecting increased contract activity and scope on existing NASA programs. Revenue from time-and-materials contracts increased to $4.9 million from $4.3 million. These increases were partially offset by a decrease in fixed-price contract revenue to $4.5 million from $5.3 million.

Segment Results

We report our results of operations through two reportable segments: Government Services and Commercial Services. The following is a discussion of the results of operations for each of our reportable segments for the years ended December 31, 2025 and 2024.

Government Services Segment

Revenue from our Government Services segment increased $9.1 million, or 8.2%, to $122.5 million for the year ended December 31, 2025 from $113.4 million for the year ended December 31, 2024. The increase was primarily attributable to increased contract activity and scope on existing NASA programs, including growth in our engineering, mission operations, and ground systems service lines, as well as expanded cybersecurity and IT services work. Segment income (loss) from operations was $4.5 million for fiscal year 2025, compared to $5.3 million for fiscal year 2024. The decrease in segment profitability was primarily driven by unfavorable changes in contract estimates of $1.4 million during fiscal year 2025 compared to $0.4 million during fiscal year 2024, as well as increased indirect cost allocations.

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Commercial Services Segment

Revenue from our Commercial Services segment decreased $0.03 million, or 0.8%, to $3.82 million for the year ended December 31, 2025 from $3.85 million for the year ended December 31, 2024. The decrease was primarily attributable to the timing of calibration service engagements and reduced demand from certain commercial customers during the period. Segment income from operations was $2.2 million for fiscal year 2025, compared to $2.0 million for fiscal year 2024. The improvement in segment profitability was primarily driven by improved labor utilization at our calibration laboratories, lower overhead allocations as a percentage of commercial revenue following the reallocation of shared services costs to the Government Services segment in connection with the growth of the eMITS contract, and the absence of one-time facility transition costs incurred in fiscal year 2024 associated with the opening of our Eastern Shore calibration laboratory. Another positive contributor to this segment’s profitability was reimbursable Space Act Agreement (RSAA) work performed for United Launch Alliance providing commercial multimedia coverage of its launches at Kennedy Space Center and Vandenberg Space Force Base.

Cost of Revenue.

Cost of revenue increased $9.7 million, or 8.8%, to $119.6 million for the year ended December 31, 2025 from $109.9 million for the year ended December 31, 2024. The increase in cost of revenue was primarily attributable to increased direct labor and subcontractor costs associated with the growth in contract activity in our Government Services segment. Cost of revenue as a percentage of revenue increased to 94.7% for fiscal year 2025 from 93.7% for fiscal year 2024, reflecting higher cost of revenue growth relative to revenue growth, driven primarily by net unfavorable changes in contract estimates totaling $1.5 million during fiscal year 2025 compared to $0.5 million during fiscal year 2024.

Gross Profit.

Gross profit decreased $0.6 million, or 8.5%, to $6.8 million for the year ended December 31, 2025 from $7.4 million for the year ended December 31, 2024. Gross profit as a percentage of revenue decreased to 5.3% for fiscal year 2025 from 6.3% for fiscal year 2024. The decrease in gross profit and gross profit percentage was primarily attributable to the aforementioned unfavorable contract estimate adjustments and increased indirect cost allocations.

General and Administrative Expenses.

General and administrative expenses increased $1.9 million, or 35.0%, to $7.5 million for the year ended December 31, 2025 from $5.6 million for the year ended December 31, 2024. The increase was primarily attributable to higher professional services costs, including costs associated with the Company’s preparation for its initial public offering, as well as increased corporate staffing costs to support the Company’s growth strategy.

Income/Loss from Operations.

Loss from operations was $0.7 million for the year ended December 31, 2025, compared to income from operations of $1.8 million for the year ended December 31, 2024. The decline was primarily driven by the decrease in gross margin and the increase in general and administrative expenses described above.

Other Income (Expense), Net.

Total other income, net was $1.4 million for the year ended December 31, 2025, compared to total other expense, net of $0.7 million for the year ended December 31, 2024. The change was primarily due to recognition of $1.7 million in Employee Retention Credits during fiscal year 2025, $0.2 million of interest income and $0.1 million of other income, partially offset by interest expense of $0.6 million. Interest expense decreased to $0.6 million for fiscal year 2025 from $0.7 million for fiscal year 2024, reflecting lower average borrowings on our line of credit.

Liquidity and Capital Resources

As of June 30, 2026, we had cash of $3.2 million, compared to $7.5 million as of December 31, 2025 and $3.1 million as of December 31, 2024. Our principal sources of liquidity are cash generated from operations, existing cash, borrowings under our revolving credit facility, and anticipated proceeds from our proposed initial public offering. On June 10, 2026, we entered into a revolving line of credit with Truist Bank (the “Truist LOC”) providing for borrowings of up to $8.0 million, secured by all assets of the Company, maturing on June 10, 2027, and bearing interest at a rate based on Term SOFR plus 1.75%. We drew approximately $5.0 million under the Truist LOC and used the proceeds to retire the RDI LOC and REI LOC in full. As of June 30, 2026, approximately $5.0 million was outstanding under the Truist LOC and approximately $3 remained available for borrowing. As of the date of this prospectus, the Truist LOC was our sole credit facility; approximately $5.0 million was outstanding and approximately $3.0 million remained available for borrowing. We believe that our existing cash, cash flows from operations, and available borrowings under our revolving credit facility will be sufficient to meet our anticipated working capital requirements for at least the next twelve months. However, our future capital requirements may vary materially from those currently planned and will depend on many factors, including our rate of revenue growth, the timing and extent of our expansion into new commercial markets, the timing of contract awards and renewals, and general economic conditions.

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Cash Flows

The following table summarizes our cash flows for the six months ended June 30, 2026 and 2025 and the years ended December 31, 2025 and 2024:

	Six Months Ended June 30,		Year Ended December 31,
	2026	2025	2025	2024

Net cash provided by (used in) operating activities	$(5,470,936)	$517,324	$6,773,062	$1,474,048
Net cash used in investing activities	$(120,902)	$(198,535)	$(494,950)	$(180,110)
Net cash provided by (used in) financing activities	$1,267,900	$(1,712,643)	$(1,898,145)	$1,542,296

	Six Months Ended June 30,		Year Ended December 31,
	2026	2025	2025	2024

Net cash provided by (used in) operating activities	$(5,470,936)	$517,324	$6,773,062	$1,474,048
Net cash used in investing activities	$(120,902)	$(198,535)	$(494,950)	$(180,110)
Net cash provided by (used in) financing activities	$1,267,900	$(1,712,643)	$(1,898,145)	$1,542,296

Cash Flows from Operating Activities.

Net cash used in operating activities was $5.5 million for the six months ended June 30, 2026, compared to cash provided by operating activities of $0.5 million for the six months ended June 30, 2025, a decrease of $6.0 million. The change was primarily driven by increased accounts receivable of $6.6 million during the six months ended June 30, 2026 compared to an increase of $0.6 million for the comparable period, increased prepaid expense of $0.6 million for the six months ended June 30, 2026 compared to decreases of $0.2 million in the comparable period and a decrease in accrued wages of $0.6 million for the six months ended June 30, 2026 compared to an increase of $0.5 in the comparable period, offset by increase in accounts payable and accrued liabilities of $2.2 million during the six months ended June 30, 2026 compared to increases in accounts payable and accrued liabilities of $0.2 million for the comparable period.

Net cash provided by operating activities was $6.8 million for the year ended December 31, 2025, compared to $1.5 million for the year ended December 31, 2024, an increase of $5.3 million. The increase in operating cash flows was primarily driven by a $6.7 million decrease in accounts receivable during fiscal year 2025 as compared to a $5.0 million increase in accounts receivable during fiscal year 2024, reflecting improved collections and billing cycle timing. This was partially offset by a $1.2 million decrease in accounts payable and accrued liabilities during fiscal year 2025 as compared to a $5.4 million increase during fiscal year 2024.

Cash Flows from Investing Activities.

Net cash used in investing activities was $0.1 million for the six months ended June 30, 2026, compared to $0.2 million for the six months ended June 30, 2025. The change was primarily due to purchases of fixed assets of $0.1 million during the six months ended June 30, 2026 compared to $0.2 million for the comparable period.

Net cash used in investing activities was $0.5 million for the year ended December 31, 2025, compared to $0.2 million for the year ended December 31, 2024. The increase was primarily due to purchases of fixed assets of $0.5 million during fiscal year 2025 compared to $0.2 million for the fiscal year ended December 31, 2024.

Cash Flows from Financing Activities.

Net cash provided by financing activities was $1.3 million for the six months ended June 30, 2026, compared to cash used of $1.7 million for the six months ended June 30, 2025. The change was primarily driven by cash proceeds of $1.5 million from the sale of common stock and net borrowings of $0.7 million on our lines of credit, offset by payments on deferred offering costs of $0.5 million and shareholder distributions of $0.3 million during the six months ended June 30, 2026 compared to $0.5 million of shareholder distributions and net repayments on our lines of credits of $1.2 million in the comparable period.

Net cash used in financing activities was $1.9 million for the year ended December 31, 2025, compared to net cash provided by financing activities of $1.5 million for the year ended December 31, 2024. The change was primarily driven by net payments on our line of credit of $1.3 million and shareholder distributions of $1.1 million, partially offset by proceeds from the sale of common stock of $0.6 million. As of December 31, 2025, we had $4.1 million outstanding under our lines of credit compared to $5.4 million as of December 31, 2024. Total debt outstanding as of December 31, 2025 was $4.3 million, of which $0.2 million was classified as current.

Indebtedness.

As of June 30, 2026, our total Company indebtedness was approximately $5.1 million. Of that amount, approximately $5.08 million was classified as current indebtedness and approximately $0.02 was classified as non-current indebtedness. As of June 30, 2026, approximately $5.0 million was outstanding under the Truist LOC and approximately $3.0 million remained available for borrowing. For comparative and background purposes, as of December 31, 2025, our total indebtedness was approximately $4.3 million, consisting of (i) $4.2 million outstanding under the RDI LOC, a U.S. Small Business Administration revolving credit facility with Texas Advantage Community Bank, N.A. (“TABC”) bearing interest at the Wall Street Journal Prime Rate plus 2.00% (8.75% as of December 31, 2025), secured by all assets of RDI and guaranteed by the Company’s owners, with a maturity date of September 22, 2033; (ii) $0 outstanding under the REI LOC, a $750,000 revolving line of credit with TABC bearing interest at the Wall Street Journal Prime Rate plus 1.00% (7.75% as of December 31, 2025), secured by accounts receivable; and (iii) approximately $88,000 outstanding under a $150,000 term loan from Frost Bank for furniture and equipment, bearing interest at 8.28% and maturing in April 2026. On June 10, 2026, the Company entered into a new revolving line of credit with Truist Bank (the “Truist LOC”) providing for borrowings of up to $8.0 million, maturing on June 10, 2027, and bearing interest at Term SOFR plus 1.75%. The Truist LOC is secured by all assets of the Company. The Company drew approximately $5.0 million under the Truist LOC and used the proceeds to retire the RDI LOC and REI LOC in full. As of the date of this prospectus, approximately $5.0 million was outstanding under the Truist LOC and approximately $3.0 million remained available for borrowing. We believe our current level of indebtedness is manageable and we intend to use a portion of the net proceeds from this offering to reduce outstanding debt.

In addition, the Company and its owners have provided guarantees in connection with a $2.1 million construction-permanent loan from Frost Bank to K&TH Properties, LLC, the related-party entity that owns our corporate headquarters at 229 Sandhill Street. While the Company is not the borrower on this loan, the guarantee constitutes a contingent obligation that could become a direct liability if K&TH Properties defaults on the loan. As of June 30, 2026, the outstanding balance on this loan was approximately $[●], compared with approximately $2.0 million as of December 31, 2025. See “Certain Relationships and Related Party Transactions.”

In addition, our CEO, Karen Wheeler-Hall, incurred personal indebtedness in connection with her acquisition of the Company, including the seller note described under “Use of Proceeds” and “Certain Relationships and Related Party Transactions.” While the Company is not directly obligated on this indebtedness, the Company makes distributions to Ms. Wheeler-Hall in amounts sufficient for her to make the required monthly payments on the seller note. We intend to use approximately $2.4 million of the net proceeds of this offering to make a one-time distribution on our Class A Common Stock to Ms. Wheeler-Hall to enable her to repay the seller note in full in connection with the completion of this offering. See “Use of Proceeds,” “Dividend Policy,” and “Transactions with Related Persons, Promoters and Certain Control Persons” for additional information.

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Contractual Obligations.

Our principal contractual obligations as of December 31, 2025 consist of operating lease obligations for our office and laboratory facilities, outstanding borrowings under our line of credit, and purchase obligations in the ordinary course of business. We lease our office and operational facilities under non-cancelable operating leases with various expiration dates. We believe that our cash on hand, operating cash flows, and available credit will be sufficient to meet our contractual obligations as they become due.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our combined financial statements are prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates, assumptions, and judgments that affect the reported amounts of assets, liabilities, revenue, and expenses. We base our estimates on historical experience, known trends and events, and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We consider an accounting policy to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimate that are reasonably likely to occur periodically, could materially impact the combined financial statements.

Revenue Recognition.

Our revenue is primarily generated from services provided under contracts with U.S. government agencies, principally NASA. Contracts are generally structured as cost-plus-fee or fixed-price arrangements. Revenue from cost-plus contracts is recognized as costs are incurred plus applicable fees. Revenue from fixed-price contracts is recognized as services are performed, using an input method based on costs incurred relative to total estimated costs. Significant management judgment is required in estimating total contract costs, including assumptions regarding the length of time to complete contracts, labor productivity, and overhead cost rates. Changes in estimated contract costs can result in favorable or unfavorable contract estimate adjustments that are recognized in the period the change in estimate is identified.

Contract Estimates.

The estimation of total costs at completion for our contracts is complicated and subject to many variables. We must make assumptions regarding labor productivity, overhead rates, subcontractor performance, and other cost elements. Fixed-price contracts inherently tend to have more financial risk than cost-type contracts. We recognized net unfavorable contract estimate adjustments of $1.4 million during fiscal year 2025 compared to $0.4 million during fiscal year 2024. These adjustments can have a material impact on our reported gross margins and income from operations.

Emerging Growth Company and Smaller Reporting Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and have elected to take advantage of the benefits of this extended transition period. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used. Separately, as a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, we may take advantage of scaled disclosures, including reduced financial statement and MD&A disclosure where applicable. Our smaller reporting company status does not affect our election to use the extended transition period available to emerging growth companies.

Quantitative and Qualitative Disclosures About Market Risk

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide, and have not provided, the quantitative and qualitative disclosures about market risk called for by Item 305 of Regulation S-K.

Financial Statements and Supplementary Data

The required financial statements and the notes thereto appear at the end of this prospectus beginning on page F-1.

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BUSINESS

Overview

We are a mission-critical infrastructure and engineering company supporting federal agencies, commercial space, energy, and healthcare markets. Our revenue is derived primarily from U.S. government contracts, principally with NASA, and to a lesser extent, commercial calibration services. For the fiscal year ended December 31, 2025, we generated combined revenue of $126.4 million, compared to $117.3 million for the fiscal year ended December 31, 2024, representing an increase of approximately 7.7%. Our Government Services segment generated revenue of $122.6 million and $113.5 million for the years ended December 31, 2025 and 2024, respectively. Our Commercial Services segment generated revenue of $3.8 million and $3.8 million for the years ended December 31, 2025 and 2024, respectively. The majority of our revenue is derived from cost-plus-fee contracts, which accounted for $117.2 million, or approximately 92.7% of total revenue, for the year ended December 31, 2025. Net income attributable to Rothe Development, Inc. was $410,024 for the year ended December 31, 2025, compared to net income of $802,420 for the year ended December 31, 2024.

Our revenue is recognized primarily from cost-plus-fee, fixed-price, and time-and-materials contracts. Revenue from cost-plus-fee contracts is recognized as contract allowable costs are incurred and fees are earned. Revenue from fixed-price contracts is recognized as services are performed, using an input method based on costs incurred relative to total estimated costs. Revenue from time-and-materials contracts is recorded based on the amount for which we have the right to invoice our customers. Our cost of revenue consists primarily of direct labor, direct non-labor costs (including subcontractor costs, materials, and travel), and allocated indirect costs including payroll taxes, fringe benefits, and overhead. General and administrative expenses include corporate management, business development, finance, human resources, legal, accounting, and information technology costs.

Our Services

We provide mission-critical infrastructure and engineering services through two reportable segments: Government Services and Commercial Services. Our Government Services segment, which generated revenue of $122.6 million for fiscal year 2025, serves NASA, the Department of Defense, and other federal agencies through six principal service lines: (i) neutral buoyancy laboratory operations, comprising the primary astronaut EVA training and mission simulation facility supporting the ISS and Artemis programs; (ii) mission operations and broadcast infrastructure, including mission control center video systems, NASA TV production, and enterprise technology services; (iii) ground systems, telemetry, and facilities infrastructure support, including range operations, ground systems integration, and aerospace-grade maintenance; (iv) cybersecurity services; (v) IT services; and (vi) engineering services. Our Commercial Services segment generated revenue of $3.8 million for fiscal year 2025, primarily from precision calibration and metrology services provided to aerospace, defense, energy, healthcare, manufacturing, and other regulated customers.

Engineering, Fabrication, and Manufacturing. Although we are principally a technical services provider rather than a traditional manufacturer, within our Engineering, Mission Operations & Ground Systems service line we perform requirements development, mechanical, systems, structural, welding and manufacturing engineering, design and analysis, testing, research and development, verification, qualification and certification, configuration control, project planning, and ground, launch, facilities, logistics, range and telemetry support. We also perform customer-directed fabrication and manufacturing, including build-to-print work, precision machining, sheet-metal work, prototyping, certified welding, finishing, non-metallic materials, electrical fabrication, assembly and maintenance, reverse engineering, 3-D printing and scanning, and fabrication of specialized robotics, aircraft, and spaceflight hardware. These activities are performed as required by customer programs rather than as a standalone product business.

IT, Cybersecurity, Multimedia, and Calibration. Our IT modernization and mission systems capabilities include IT operations and maintenance, software development and sustaining engineering, systems architecture and administration, user support, laboratory information system architecture and development, laboratory automation, web-enabled applications and customer portals, cybersecurity, asset management, IT security training, documentation, and compliance and risk-management support. Our multimedia and mission communications work includes graphics, photography, videography, audio/video engineering, event planning and coordination, television production, social media, and other technical media production. Our calibration and metrology operations provide calibration, repair, traceability, certification, and precision measurement services, supported by ISO/IEC 17025 and ANSI/NCSL Z540 accreditations, for aerospace, defense, energy, healthcare, manufacturing, laboratory, and other regulated customers.

Manufacturing, Sources of Supply, and Raw Materials. Depending on program requirements, we procure metals, plastics, wood, foam, electrical components, hardware, parts, calibration equipment, specialized tools, laboratory consumables, and related services from commercial suppliers, specialized machine shops, and other vendors. We maintain supplier qualification and performance-surveillance processes and believe sources of supply are generally adequate. Although some components, subsystems, or products may be obtained from a limited group of vendors or sole-source vendors, we do not currently depend on any single named supplier that is material to our business. Shortages, quality issues, price increases, tariffs, or delivery delays could nevertheless affect our costs and ability to perform.

Delivery and Distribution. We deliver our services through prime contracts, subcontracts, task orders, recurring service arrangements, customer-site and government-furnished-facility support, and company-operated calibration laboratories. Calibration services may be performed at our laboratories or at customer locations, with pickup and delivery, emergency or same-day service, and secure customer-portal access to certificates and equipment status. Because our business is principally service-based, we do not rely on a material third-party product distribution network.

New and Enhanced Services. Other than the initiatives described in this section, we have not publicly announced a new product or service that is material to our business. We are pursuing expansion opportunities in digital infrastructure modernization, mission-critical technology operations, data center support services, commercial space operations, cybersecurity solutions, and other advanced technical services. These initiatives are at varying stages of development and are intended to support long-term commercial growth and revenue diversification.

Our Industry and Addressable Markets

We operate in several large and growing markets driven by increasing investment in space exploration, national security, digital infrastructure modernization, cybersecurity, advanced communications, and highly regulated technical services. We believe these market trends create significant opportunities for continued growth across both government and commercial sectors.

Government Space, Defense, and National Security. The United States government continues to invest heavily in human spaceflight, space exploration, missile defense, national security, and critical infrastructure modernization. NASA’s Artemis program, International Space Station operations, future lunar initiatives, and other exploration programs are expected to drive ongoing demand for engineering, mission operations, communications, testing, and technical support services. In addition, increasing investment by the Department of Defense, Space Force, missile defense organizations, and other federal agencies is creating demand for secure infrastructure, mission systems, engineering support, and operational services.

Digital Infrastructure and Data Center Modernization. Government agencies and commercial organizations are investing in the modernization of legacy information technology environments, enterprise computing infrastructure, cybersecurity capabilities, mission-critical digital infrastructure, and data center operations. The growing adoption of artificial intelligence, cloud technologies, automation, and data-intensive mission systems continues to increase demand for secure, resilient, and scalable digital infrastructure. We believe opportunities associated with data center modernization, infrastructure optimization, cybersecurity, and mission-critical IT operations will continue to expand across both public and private sectors.

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Commercial Space Economy. The global commercial space economy continues to grow through increasing investment in launch services, satellite communications, space stations, lunar infrastructure, remote sensing technologies, and other space-enabled services. As commercial participation in space activities increases, demand is expected to grow for training, testing, mission support, engineering services, communications infrastructure, payload integration, and operational support capabilities.

Calibration and Metrology Services. Precision measurement and calibration services are essential across aerospace, defense, healthcare, biotechnology, manufacturing, energy, and other highly regulated industries. Increasing regulatory requirements, quality standards, operational reliability expectations, and advanced manufacturing processes continue to drive demand for accredited calibration and metrology services. We believe these market dynamics create opportunities for continued expansion of calibration and metrology services across both existing and new industry sectors, including healthcare, biotechnology, energy, aerospace, manufacturing, and commercial space markets.

Cybersecurity, Artificial Intelligence, and Mission Systems. Organizations operating mission-critical environments increasingly require secure information systems, cybersecurity compliance, automation, data analytics, artificial intelligence-enabled capabilities, autonomous systems, advanced decision-support technologies, and advanced mission support technologies. Government agencies and commercial enterprises continue to invest in digital modernization initiatives designed to improve operational efficiency, resilience, security, and decision-making capabilities. We believe these trends will continue to drive demand for specialized technical services and mission systems expertise.

Advanced Communications and Infrastructure. The increasing complexity of space, defense, and commercial operations is driving demand for advanced communications systems, integrated network architectures, telemetry infrastructure, secure communications environments, and next-generation communications technologies. Growth in these areas is expected to support continued investment in communications infrastructure, systems integration, and mission support capabilities.

Key Market Drivers. We believe several long-term trends support continued growth across our markets: continued investment in space exploration, national security, and critical infrastructure; expansion of commercial spaceflight and commercialization of government space capabilities; growing demand for data center modernization, digital infrastructure, and secure computing environments; increasing cybersecurity requirements and IT modernization initiatives; rising demand for precision calibration and metrology services across regulated industries; growth in artificial intelligence, automation, and mission systems technologies; increasing need for advanced communications, systems integration, and operational support services; and increasing reliance on mission-critical infrastructure, operational technology, and secure technology environments.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and position us for long-term success:

Mission-Critical Incumbent Position with NASA. We have operated as a trusted partner to NASA for more than 25 years, providing essential infrastructure and engineering services that directly support human spaceflight programs. Our operations include the primary astronaut EVA training and mission simulation facility (the Neutral Buoyancy Laboratory) supporting the ISS and Artemis programs. As an incumbent provider of these mission-critical services, we benefit from deep institutional knowledge, established relationships, and high barriers to entry for competitors.

Diversified Service Offerings Across High-Value Markets. Our business spans multiple complementary service lines, including neutral buoyancy laboratory operations, mission operations and broadcast infrastructure, ground systems and telemetry, cybersecurity, IT services, engineering services, and precision calibration.

This diversification reduces concentration risk within any single contract or service line and positions us to cross-sell capabilities to existing and new customers across the aerospace, defense, energy, and healthcare sectors.

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Fleet Leader in Commercialization for NASA. We are the fleet leader in commercialization for NASA across aerospace, defense, energy, and subsea robotics sectors. This leadership position reflects our demonstrated ability to execute complex, high-reliability programs and provides a strong foundation from which to expand into adjacent commercial markets as the space economy continues to develop.

Proven Track Record of Successful Program Execution. With more than 57 years of operating history and more than 25 years of continuous successful program execution for NASA, we have demonstrated our ability to deliver mission-critical services reliably and on schedule. Our track record includes managing mission control center video and broadcast infrastructure supporting ISS and Artemis operations, producing content and coverage for NASA TV, and executing enterprise technology contracts under the NASA Enterprise Multimedia and Integrated Technical Services contract.

Highly Skilled and Specialized Workforce. As of December 31, 2025, we had approximately 410 total personnel, including approximately 385 direct employees and approximately 25 subcontractors. Our workforce includes highly trained engineers, technicians, and specialists with security clearances and specialized certifications required to perform work in classified and mission-critical environments. Our experienced team and low turnover rates provide continuity of institutional knowledge and customer relationships.

Mission-Critical Infrastructure and Technology Operations. We possess extensive experience supporting mission-critical infrastructure, enterprise technology environments, cybersecurity programs, communications systems, mission operations, and operational technology platforms supporting federal customers. We believe this expertise positions us to pursue opportunities in digital infrastructure modernization, secure computing environments, data center operations, communications systems, and other mission-critical technical services markets.

Scalable Platform for Growth. We believe our existing infrastructure, operational processes, specialized workforce, and long-standing customer relationships provide a scalable platform to expand both our government and commercial businesses. We believe our capabilities position us to pursue growth opportunities across calibration and metrology, digital infrastructure and cybersecurity, engineering and mission operations, commercial space support, communications services, and other mission-critical technical markets. Our growth plans are based on a combination of organic expansion within existing contracts, commercial market penetration, strategic partnerships, and adjacent service offerings.

Growth Strategy

We believe our long-standing customer relationships, mission-critical operating experience, technical workforce, and diversified service capabilities provide a strong foundation for continued growth. Our strategy is focused on expanding our commercial presence, increasing participation in high-growth technical markets, leveraging existing capabilities into new service offerings, and diversifying our customer base across government and commercial sectors.

Expand Commercial Calibration and Metrology Services

We intend to continue expanding our calibration and metrology operations by increasing our presence in highly regulated industries including healthcare, biotechnology, energy, manufacturing, aerospace, defense, and commercial space. We believe growing regulatory requirements, quality standards, and demand for precision measurement services create significant opportunities for expansion through new customer relationships, long-term service agreements, mobile calibration capabilities, additional laboratory capacity, and potential strategic acquisitions.

Develop Digital Infrastructure and Mission-Critical Operations Capabilities

Organizations across government and commercial sectors continue to modernize technology infrastructure, increase cybersecurity requirements, and invest in advanced computing environments. We intend to leverage our experience supporting mission-critical operations, enterprise technology environments, cybersecurity programs, communications infrastructure, and operational technology platforms to pursue opportunities in digital infrastructure modernization, secure computing environments, systems integration, infrastructure support services, and mission-critical technology operations.

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Expand Data Center Modernization and Operations Opportunities

Government agencies and commercial organizations continue to invest in advanced computing environments, artificial intelligence infrastructure, secure data management, and mission-critical technology operations. We believe opportunities associated with data center modernization, operational support, infrastructure management, cybersecurity, and digital infrastructure services represent a potentially significant long-term growth market. We intend to leverage our experience supporting enterprise technology environments and mission-critical operations to pursue opportunities across government and commercial sectors.

Expand Commercial Space and National Security Opportunities

The rapid growth of commercial space activities and increasing national security investment are creating demand for specialized engineering, testing, training, mission operations, and technical support services. We intend to leverage our experience supporting NASA programs, astronaut training, mission operations, commercialization initiatives, engineering services, and ground systems to pursue opportunities supporting commercial space operators, launch providers, satellite operators, national security organizations, missile defense initiatives, and other aerospace customers.

Develop Advanced Technical Solutions and Product Service Offerings

We are pursuing opportunities to convert specialized technical expertise developed through decades of supporting government missions into repeatable commercial solutions and service offerings. These efforts include cybersecurity assessments, infrastructure modernization services, mission systems support, technical readiness assessments, communications solutions, artificial intelligence-enabled applications, and other repeatable service offerings designed to address customer operational challenges while creating scalable revenue opportunities.

Expand Strategic Partnerships and Commercial Market Penetration

We intend to continue developing and expanding strategic relationships with industry leaders, technology providers, systems integrators, infrastructure operators, aerospace companies, and government contractors to expand market access, accelerate growth, and pursue larger opportunities. These partnerships provide access to complementary capabilities, new customers, emerging markets, and strategic growth opportunities while enabling us to leverage our expertise in support of broader technical solutions.

Pursue Selective Acquisition Opportunities

We may evaluate strategic acquisitions that expand our technical capabilities, increase our commercial presence, strengthen our calibration and metrology platform, enhance our technology offerings, or provide access to new customers and markets. We believe selective acquisitions can accelerate growth, enhance shareholder value, and further diversify our business.

Capitalize on Emerging Technologies and Market Trends

We believe several long-term trends will continue to create opportunities for growth, including increased investment in commercial space activities, digital infrastructure modernization, cybersecurity, artificial intelligence, autonomous systems, advanced communications, mission systems, data-intensive computing environments, and precision technical services. We intend to leverage our operational experience and technical expertise to participate in these evolving markets while maintaining our commitment to supporting mission-critical customer requirements.

Our objective is to build upon our established government foundation while expanding higher-margin commercial service offerings, increasing customer diversification, broadening participation in commercial and national security markets, and creating sustainable long-term value for our shareholders.

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Backlog

We view growth in backlog as a key measure of our business growth. Backlog represents our estimate of the revenue we expect to realize in future periods as a result of performing work on contracts that have been awarded to us (net of any revenue already recognized as of the backlog date). We include the aggregate expected revenue of awarded contracts in our backlog upon the execution of a legally binding agreement, even though our contracts include certain termination rights exercisable by our customers with advance notice. As of December 31, 2025, our backlog was approximately $635 million. Although backlog reflects business associated with contracts that are considered to be firm, terminations, amendments, or contract cancellations may occur, which could result in a reduction in our total backlog and potential future revenue that never gets recognized.

Customers

Our primary customer is NASA, which accounted for the substantial majority of our combined revenue for the fiscal year ended December 31, 2025. We provide services to NASA through multiple contract vehicles, including both prime contracts and subcontracts. Our top five customers together accounted for over 93% of our revenue for the fiscal year ended December 31, 2025. Our government customers include NASA, the Department of Defense, and other federal agencies. Our commercial customers are primarily in the aerospace, defense, energy, healthcare, and manufacturing sectors, served through our calibration laboratories.

Competition

The markets in which we operate are competitive. We compete with other government services contractors, both large and small, for contract awards from NASA and other federal agencies. The principal competitive factors in our market include: technical capability and past performance; understanding of customer requirements and mission environments; price competitiveness; workforce qualifications and security clearances; and the ability to deliver services reliably and on schedule. We compete favorably across these factors due to our 57-year operating history, our incumbent position on mission-critical NASA programs, our specialized workforce with active security clearances, and our demonstrated ability to execute complex programs. Our principal competitors include other small and mid-sized government services contractors, as well as divisions of large defense and aerospace companies that compete for similar NASA and government contract work.

Intellectual Property

The protection of our technology and intellectual property is an important aspect of our business. The information and assets we seek to protect include software and applications used in IT, cybersecurity, laboratory automation and mission support; engineering designs, drawings, specifications and technical data; processes, methods, know-how and training materials; proposals and bidding information; customer and supplier information; and other confidential business and technical information. We use a combination of trade secrets, proprietary know-how, non-disclosure and confidentiality agreements with employees, consultants and other counterparties, and contractual protections, as applicable, to safeguard these assets. Our competitive advantage is primarily derived from our institutional knowledge, operational expertise, specialized workforce capabilities, and long-standing customer relationships rather than from patents or other registered intellectual property rights. We do not currently rely on any individual patent, registered trademark, franchise, concession, or royalty agreement that is material to our business. We use third-party and open-source software licenses in the ordinary course, but no individual license is material to our business. Some technical data and computer software developed under government contracts may be subject to government-use or disclosure rights. We require our employees to sign confidentiality and non-disclosure agreements to protect our proprietary information.

Government Contracts and Regulation

Our government contracts are subject to the Federal Acquisition Regulation (“FAR”), agency-specific regulations, and other applicable laws and regulations. These regulations impose requirements related to contract pricing and cost, contract termination and adjustment, mandatory disclosure, and audit. We are subject to routine audits by the Defense Contract Audit Agency (“DCAA”) and other government agencies. Our contracts are predominantly cost-plus-fee arrangements, which accounted for approximately 93.6% of our revenue for fiscal year 2025, with the remainder consisting of fixed-price and time-and-materials contracts. Our government contracts are generally subject to annual funding appropriations and may be terminated by the government at any time for convenience or for default.

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Properties

Our principal executive offices are located at 229 Sandhill Street, Webster, Texas 77598. We lease approximately 10,024 square feet of office and laboratory space in the greater Houston metropolitan area, in close proximity to NASA’s Johnson Space Center. We do not own any real property. All of our facilities are either leased from third parties (including related parties) or are government-furnished facilities provided through our NASA and Missile Defense Agency (MDA) contract arrangements.

The following sets forth information regarding our principal facilities as of the date of this prospectus:

●	Corporate Headquarters and Laboratory — 229 Sandhill Street, Webster, Texas 77598. This facility comprises approximately 10,024 square feet of office and laboratory space and serves as our principal executive offices, housing corporate management, finance, human resources, business development, engineering, and administrative functions, as well as certain laboratory operations. This facility is leased from K&TH Properties, LLC, a related party (owned by members of the Hall family, including our President and COO, Thomas H. Hall III), under two long-term commercial leases with 25-year terms expiring June 1, 2048. Monthly base rent under the two leases totals approximately $19,231, comprised of approximately $15,257 under the RDI lease and approximately $3,974 under the REI lease (now assumed by the Company following the merger), subject to periodic adjustments for triple-net expenses including real property taxes, insurance, and common area maintenance.

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San Antonio Office — 85 NE Loop 410, Suite 318, San Antonio, Texas 78216. We lease approximately 1,053 square feet of office space at this location under a 24-month lease commencing October 1, 2025, at a current base rent of approximately $2,106 per month, on a triple-net basis. This facility supports administrative and operational functions for our San Antonio-area contract personnel. We no longer lease office space at our former San Antonio location at 4614 Sinclair Road.

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Wallops Island Office — 6291 Lankford Highway, New Church, Virginia 23415. We lease approximately 1,500 square feet of office space from Decoy Square LLC under a two-year lease expiring September 30, 2026. This facility supports personnel who performed work at NASA’s Wallops Flight Facility under the ROC II contract, which ended June 30, 2026.

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NASA Government-Furnished Facilities — We perform a significant portion of our services at government-furnished facilities at multiple NASA centers, including Johnson Space Center (Houston, Texas), Kennedy Space Center (Florida), Marshall Space Flight Center (Alabama), Langley Research Center (Virginia), and Wallops Flight Facility (Virginia). These facilities include the Neutral Buoyancy Laboratory, mission control center facilities, broadcast and media production facilities, and ground systems infrastructure. Access to these government-furnished facilities is provided through our contract arrangements with NASA (directly or through our ROAR joint venture under the eMITS contract) and is not owned or leased by us. Our right to occupy and utilize these facilities is contingent upon our continued performance under the applicable NASA contracts. The loss of any such contract would result in the loss of access to the associated government-furnished facilities.

●	MDA Government-Furnished Facilities — Access to Missile Defense Agency (MDA) facilities, which are similarly access-controlled, is provided at Shriever Space Force Base, Colorado Springs, Colorado and Redstone Arsenal, Alabama, through our contract arrangements with the MDA, and these facilities are not owned or leased by us.

We believe that our existing facilities are adequate for our current operations and near-term growth plans. We may seek additional space as we expand our commercial service offerings, and we believe that suitable additional space will be available on commercially reasonable terms. Our operations span multiple states, with our corporate and engineering functions concentrated in the greater Houston, Texas metropolitan area and our government services workforce deployed at NASA facilities across Texas, Florida, Alabama, and Virginia. As described under “Certain Relationships and Related Party Transactions,” our corporate headquarters is leased from an entity controlled by members of management’s family. See also Note 8 to our combined financial statements for additional information regarding our lease obligations.

Human Capital

As of December 31, 2025, we had approximately 410 total personnel, including approximately 385 direct employees and approximately 25 subcontractors. Our direct workforce is concentrated in our Government Multi Media business (approximately 159 employees), Government Engineering Services (approximately 75 employees), Government IT Services (approximately 90 employees), commercial Calibration (approximately 33 employees), and corporate G&A and overhead functions (approximately 28 employees). At the date of this prospectus, a portion of our workforce and our joint venture workforce is represented by labor unions and covered by collective bargaining agreements. These arrangements include: (i) an agreement with the International Association of Machinists and Aerospace Workers, Local 2531, covering NASA Langley Research Center personnel in Hampton, Virginia, from June 1, 2024 through May 31, 2027; (ii) two agreements with the International Alliance of Theatrical Stage Employees, Local 780, covering multimedia and related employees at NASA and other space-related facilities, each from September 1, 2024 through August 31, 2029; (iii) a Communications Workers of America, Local 3905 labor arrangement covering eMITS employees at Marshall Space Flight Center in Alabama, with a stated term of August 1, 2026 through July 31, 2029; and (iv) an agreement with the International Brotherhood of Electrical Workers, Local 2088, covering eMITS multimedia and public-affairs-office employees at Kennedy Space Center and surrounding areas, from June 1, 2025 through February 28, 2030. These agreements contain no-strike/no-work-stoppage provisions, subject to their terms. We have not experienced any organized work stoppages or strikes and consider our labor relations to be good. Our success depends, in part, on our continuing ability to identify, hire, attract, train, and develop highly qualified personnel with active security clearances. Competition for these employees can be intense, and generally each employee is required to sign a confidentiality and non-disclosure agreement with us.

Joint Ventures

We conduct a substantial portion of our business through joint ventures, which generated revenue of $99.9 million for the year ended December 31, 2025, representing a substantial majority of our consolidated revenue. Our principal joint venture arrangements are as follows:

Rothe ARES JV, LLC (“ROAR”). Formed in 2021, ROAR is a joint venture between Rothe Development, Inc., which owns 51% and serves as managing venturer, and ARES Technical Services Corporation, a Virginia corporation, which owns 49%. ROAR was formed under a Small Business Administration All Small Mentor-Protégé Program agreement approved by the SBA on July 15, 2020, effective for six years from that date. ARES is the mentor; RDI is the protégé and managing venturer. Through ROAR, RDI and ARES combine their capabilities to pursue and perform federal contracts. ROAR successfully competed for and continues to perform NASA’s Enterprise Multimedia and Integrated Technical Services contract (“eMITS”) and the Missile Defense Agency’s Cybersecurity Compliance and Risk Management contract (“CCRM”). ROAR—not ROAR2—holds NASA SEWP VI Category B contract 80TECH26D0398 and Category C contract 80TECH26D0135. Each award has a 10-year ordering period beginning on the contract effective date, November 1, 2026, and ending October 31, 2036; orders placed during the ordering period may be completed up to 60 months after contract expiration. The June 25, 2026 and July 5, 2026 dates are the contracting officer’s execution/signature dates and not the contract effective date. The ROAR Joint Venture Agreement was amended on September 27, 2024 to require mutual written approval of the members for incurring indebtedness and granting liens on joint venture assets. We consolidate ROAR in our financial statements.

Rothe ARES 2 JV, LLC (“ROAR2”). Effective September 19, 2025, the Company formed ROAR2 as a separate joint venture with ARES Technical Services Corporation. Rothe Development, Inc. owns 51% and is the managing venturer; ARES owns 49%. The Amended and Restated Joint Venture Agreement of ROAR2 states that ROAR2 was formed under the same RDI/ARES SBA Mentor-Protégé Agreement approved by the SBA on July 15, 2020, effective for six years from that date. ROAR2 is separate from the original ROAR. The NASA SEWP VI Category B and Category C awards are held by ROAR, not ROAR2, and have the 10-year ordering period described above, from November 1, 2026 through October 31, 2036. The Amended and Restated Joint Venture Agreement of ROAR2 will be filed as Exhibit 10.8 to the registration statement of which this prospectus forms a part.

RX2JV, LLC. Formed on February 18, 2022, RX2JV is a Women-Owned Small Business joint venture between Rothe Development, Inc. (51%) and X-Technologies, Inc. (49%), a Texas corporation. RX2JV was formed to pursue task orders under the GSA POLARIS GWAC Women-Owned Small Business Pool (Solicitation 47QTCB22R0003). Under the joint venture agreement, we serve as the Managing Venturer, qualifying the joint venture as a WOSB under 13 C.F.R. § 127.506. The venture is organized as an unpopulated joint venture in accordance with 13 C.F.R. § 121.103(h). As of December 31, 2025, RX2JV is in business development and has not been awarded any contracts. We consolidate RX2JV in our financial statements.

QTS Rothe JV, LLC (“conQueR”). Formed on August 21, 2023, QTS Rothe JV is a joint venture between Qualified Technical Services, Inc. (“QTS”) (51%) and Rothe Enterprises, Inc. (now merged into the Company) (49%). QTS Rothe JV was formed under an SBA Mentor-Protégé Program agreement approved by the SBA on August 21, 2023, effective for six years. We are the mentor; QTS is the protégé and Managing Venturer. The joint venture pursues NASA, DoD, and federal contract opportunities for laboratory testing and other technical services. In December 2025, the Company transferred its OASIS+ contract to QTS Rothe JV for nominal consideration in connection with the REI-RDI merger. As of December 31, 2025, QTS Rothe JV has not been awarded any contracts other than the novated OASIS+ contract vehicle. We account for our interest in QTS Rothe JV under the equity method.

Pabulum-Rothe JV, LLC. Formed on July 13, 2023, Pabulum-Rothe JV is a joint venture between Pabulum Consulting, LLC (51%) and Rothe Development, Inc. (49%). The venture was formed under an SBA Mentor-Protégé Program agreement approved by the SBA on April 24, 2023. As of December 31, 2025, Pabulum-Rothe JV is in business development and has not been awarded any contracts. We account for our interest in Pabulum-Rothe JV under the equity method.

Our joint venture agreements generally provide for governance by a managing venturer (or executive committee), allocation of profits and losses in proportion to each party’s percentage interest, restrictions on assignment without partner consent, and dispute resolution through arbitration. We do not have unilateral control over our equity-method joint ventures. See “Risk Factors — We participate in joint ventures that may expose us to additional risks” and Note 10 to our combined financial statements for additional information.

SBA All Small Mentor-Protégé Program. The SBA All Small Mentor-Protégé Program is intended to strengthen qualifying small businesses by allowing them to receive business-development assistance from an experienced mentor. For a protégé, the program can provide access to the mentor’s experience, management systems, technical expertise, business-development resources, and federal contracting knowledge; for a mentor, it can provide an opportunity to compete jointly with a qualified small business for procurements for which the protégé qualifies as small while helping develop a capable long-term teaming partner. The SBA approved the RDI/ARES mentor-protégé relationship on July 15, 2020, effective for six years. ARES served as mentor and RDI as protégé. ARES assisted Rothe with technical and management proposal writing, business advice, process and procedure templates, ISO 9001 certification advice, shared consulting expenses and customer contacts, and establishment of the original ROAR joint venture. The relationship enabled RDI and ARES to combine their capabilities in pursuing federal opportunities and supported ROAR’s eMITS, CCRM, and SEWP VI pursuits, subject to SBA work-performance requirements. The same relationship was later used to establish ROAR2. The expiration of the relationship does not itself terminate contracts already awarded to the joint ventures; existing awards may continue in accordance with their respective contract terms. We may pursue another qualifying mentor relationship, subject to SBA requirements. We understand that a small business generally may participate in up to two mentor-protégé relationships with different mentors over the life of the business, while a mentor generally may have up to three protégés at one time, subject to SBA approval and applicable requirements.

Legal Proceedings

In the ordinary course of business, we are involved in various pending and threatened litigation matters. We are not currently a party to any legal proceedings that we believe would have a material adverse effect on our business, financial condition, or results of operations. In addition, from time to time, we may receive letters or other forms of communication asserting claims against us. We cannot predict the outcome of any pending or future litigation, and an unfavorable outcome could have a material adverse effect on our business.

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OUR MANAGEMENT

Directors and Executive Officers

Below is certain biographical and other information regarding our executive officers, directors and director nominees as of the date of this prospectus.

Name	Age	Position
Executive Officers
Karen Wheeler-Hall	64	Chief Executive Officer, Chairman of the Board
Thomas H. Hall III	62	President, Chief Operating Officer, Secretary, Director
Walter Medsger	63	Chief Financial Officer
Non-Employee Director Nominees
Stuart White (1)(2)(3)	61	Independent Director Nominee
Jamie Adams (1)(2)(3)	63	Independent Director Nominee
Nick Lampson (1)(2)(3)	81	Independent Director Nominee

(1)	Will be a member of our Audit Committee upon appointment

(2)	Will be a member of our Compensation Committee upon appointment

(3)	Will be a member of our Nominating and Corporate Governance Committee upon appointment

Executive Officers

Karen Wheeler-Hall—CEO and Chairman of the Board. Karen Wheeler-Hall, age 64, has served as our Chief Executive Officer and Chairman of the Board of Directors for each of the last five years. Ms. Wheeler-Hall is married to Thomas H. Hall III (“Trey Hall”), our President and Chief Operating Officer. Ms. Wheeler-Hall is the sole holder of our Class A Common Stock and has been instrumental in leading the Company’s strategic direction, government customer relationships, and growth initiatives. Ms. Wheeler-Hall holds a Master of Education (MEd) in Special Education and Teaching/Educational Diagnostician from the University of Saint Thomas and a Bachelor’s degree in Political Science and Government from the University of Houston-Clear Lake. We believe that Ms. Wheeler-Hall is qualified to serve as Chairman of the Board due to her leadership of the Company, her deep knowledge of NASA programs and government contracting, and her strategic vision for the Company’s growth into adjacent commercial markets.

Thomas H. Hall III (“Trey Hall”)—President and Chief Operating Officer. Thomas H. Hall III, age 62, has served as our President and Chief Operating Officer for each of the last five years, and also serves as Secretary and a member of our Board of Directors. Mr. Hall is responsible for overseeing the Company’s day-to-day operations, including program execution across all business lines, business development, contract management, and operational performance. Mr. Hall holds a Master of Business Administration (MBA) in Financial Management and Personnel Law from the University of Houston-Clear Lake and a Bachelor of Science (B.S.) in Ocean Engineering from Texas A&M University. We believe that Mr. Hall is qualified to serve as a director due to his operational expertise, his leadership of the Company’s government contracting programs, and his deep understanding of our business and the aerospace and defense industry.

Walter Medsger—Chief Financial Officer. Walter Medsger, age 63, has served as our Chief Financial Officer since February 2026. Mr. Medsger reports to our Chief Executive Officer and is responsible for the Company’s financial reporting, internal controls, audit management, SEC compliance, corporate financial systems, and oversight of all finance and accounting functions. Mr. Medsger is a licensed attorney with the State Bar of Texas and possesses extensive expertise in federal contracting compliance and labor dispute resolution.

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Prior to joining the Company, Mr. Medsger served as Chief Financial Officer of Cimarron Software Services, Inc., a Houston, Texas-based government contractor, from September 1991 to December 2025. During his over 34-year tenure at Cimarron, Mr. Medsger developed and managed compliant corporate financial systems, advised corporate executives on financial risks associated with business activities, prepared internal and external financial reports to fulfill corporate and customer requirements, facilitated and successfully completed all audits, and oversaw and trained staff responsible for business administrative functions. Mr. Medsger specialized in Deltek systems software and Cognos reporting, and possesses extensive project management experience focusing on the proposal, planning, and financial execution of federal government contracts. In 1995, Mr. Medsger received the President’s Award at Cimarron for his innovative leadership during the implementation of Cimarron’s financial systems, during which he partnered with Deltek Systems as a BETA test partner to implement, evaluate, and recommend enhancements to their initial release of Costpoint, now a leading ERP system for government contractors.

Prior to Cimarron, Mr. Medsger served as a Contracts Administrator at ILC Space Systems in Houston, Texas from June 1989 to August 1991, where he supported subcontract and contract administrative activities on large government contracts, including pricing and negotiating contract modifications and assuring Federal Acquisition Regulations compliance and customer-specific requirements were met. Prior to ILC Space Systems, Mr. Medsger served as a Project Administrator at Singer-Link Flight Simulation in Houston, Texas from April 1985 to May 1989, where he performed financial analysis and reporting of contract progress, including earned value analysis and audit support, presented internal reports to corporate management, prepared customer-required reports, and supported the preparation, audit, and negotiation of cost proposals.

Mr. Medsger holds a Law Doctorate degree from the University of Houston Law Center and a Bachelor’s degree in Finance from the University of Houston-Clear Lake. Mr. Medsger has been a licensed attorney with the State Bar of Texas since November 1989, specializing in federal contracting compliance and labor dispute resolution.

Non-Employee Director Nominees

Stuart White—Independent Director Nominee. Stuart White, CPA, age 61, is a seasoned financial executive and Certified Public Accountant with more than two decades of leadership across aerospace, defense, government contracting, and high-growth technology organizations. Mr. White currently serves as Senior Controller at Aegis Aerospace Inc. From March 2021 to March 2022, Mr. White served as Controller at Ball Aerospace. From May 2017 to March 2021, Mr. White served as Senior Director – Accounting and Finance – Government Solutions at KBR, Inc., where he served as Business Unit Controller – Science and Space, and from January 2015 to April 2017, he served as Senior Controller – Engineering & Construction – Americas at KBR, Inc. Mr. White previously held finance and accounting leadership roles at L-3 Communications, AECOM, and Lockheed Martin, including serving as Vice President of Finance – Logistics Solutions at L-3 Communications, Director of Project Accounting at AECOM, and Program Controls Senior Manager at Lockheed Martin. Mr. White has overseen financial operations for portfolios exceeding $2 billion annually and has led pricing strategy for major NASA, SOCOM, and international space initiatives. Mr. White possesses deep expertise in GAAP, FAR, CAS, SOX, and SEC reporting requirements, and has maintained full GAAP and government compliance across diverse organizational structures and contract types, including leading DCMA/DCAA engagement and developing forward pricing rate proposals and earned value systems for complex defense and space programs. Mr. White is also an accomplished transformation leader, having directed enterprise-wide ERP upgrades, implemented modern FP&A platforms, consolidated financial systems, and reduced close cycles while improving reporting accuracy. Earlier in his career, Mr. White served as an Audit Manager with Price Waterhouse, providing audit and advisory services, including international assignments. Mr. White holds a BBA in Accounting from the University of Houston, graduating with honors, and completed Rice University’s Executive MBA-level Management Program. We believe Mr. White is qualified to serve as a director due to his rigorous financial oversight expertise, his extensive experience in aerospace, defense, and government contracting environments, and his deep knowledge of SEC and regulatory compliance, making him exceptionally well-suited to serve as chair of our Audit Committee.

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Jamie Adams—Independent Director Nominee. Jamie Adams, age 63, has served as Chief Technology Officer of ExoTerra Resource LLC, a Voyager Technologies, LLC company focused on solar electric propulsion systems and space infrastructure, since November 2023. In that role, Mr. Adams is responsible for strategic alignment and issue resolution as ExoTerra scales solar electric propulsion engines for small- and medium-class satellites, and he oversees development of a larger-scale propulsion system and a commercial spacecraft offering. From September 2021 to November 2023, Mr. Adams served as Chief Technology Officer of Sidus Space, Inc., a Nasdaq-listed commercial space company, and was appointed to its board of directors in December 2021. Prior to joining Sidus Space, from June 2015 to September 2021, Mr. Adams served as a Senior Program Manager at Lockheed Martin, where he focused on strategic research and development in the Autonomous Systems Group and supported autonomous systems technology across air, land, sea, and space domains. Mr. Adams previously held leadership roles at NASA, including Associate Division Chief of the Johnson Space Center Software, Robotics, and Simulation Engineering Division, and at Boeing and Rockwell International in International Space Station and Future Combat Systems integration and verification. Mr. Adams holds a bachelor’s degree in Aeronautics from Miami University. We believe Mr. Adams is qualified to serve as a director due to his extensive aerospace engineering, spacecraft systems, autonomous systems, software, robotics, simulation, and program management experience, as well as his public company board and executive experience in the commercial space industry.

Nick Lampson—Independent Director Nominee. Nick Lampson, age 81, has served as Vice President of Operations for Riceland Healthcare since April 2014 and has also served as a government affairs executive with Lampson Company, LLC since January 2009 and as a government relations professional with Outreach Strategists since January 2005. Mr. Lampson previously served as a member of the U.S. House of Representatives, representing Texas’s 9th Congressional District from 1997 to 2005 and Texas’s 22nd Congressional District from 2007 to 2009. During his tenure in Congress, Mr. Lampson served on the House Committee on Science and Technology, including as Ranking Member of the Space and Aeronautics Subcommittee and as Chairman of the Subcommittee on Energy and the Environment. Mr. Lampson also served for ten years on the House Committee on Transportation and Infrastructure and served on the House Committee on Agriculture. Before his service in Congress, Mr. Lampson served for nearly 20 years as Jefferson County Assessor Collector of Taxes and taught science in Texas public schools. Mr. Lampson holds a Bachelor of Science degree in Biology and a Master of Education degree from Lamar University. We believe Mr. Lampson is qualified to serve as a director due to his government affairs, public policy, civic leadership, and federal oversight experience, including his work on space, aeronautics, transportation, infrastructure, energy, and research matters relevant to the Company’s government-services and NASA-related business.

Board Committees

Our board of directors will establish an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Effective immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, each committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq, which will be available on our website at www.rothe.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our Class B common stock.

Controlled Company Status

Following this offering, Karen Wheeler-Hall, our Chief Executive Officer and Chairman of the Board, will hold all outstanding shares of Class A Common Stock, which carry five votes per share, and will control approximately [●]% of the combined voting power of our outstanding capital stock. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c). Under Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company is a “controlled company” and is exempt from the following corporate governance requirements:

● the requirement that a majority of the board of directors be composed of independent directors (Nasdaq Listing Rule 5605(b)(1));

● the requirement that compensation of executive officers be determined, or recommended to the board for determination, by a compensation committee composed solely of independent directors (Nasdaq Listing Rule 5605(d));

● the requirement that director nominees be selected, or recommended for the board’s selection, by a nominating and corporate governance committee composed solely of independent directors (Nasdaq Listing Rule 5605(e)); and

● the requirement that the compensation committee and nominating and corporate governance committee each have a written charter addressing specified matters (Nasdaq Listing Rules 5605(d)(1) and 5605(e)(2)).

Notwithstanding our eligibility for these exemptions, we do not currently intend to rely on any controlled-company exemption. Upon completion of this offering, we expect that: (i) a majority of our board of directors (three of five directors) will be independent directors under Nasdaq Listing Rule 5605(a)(2); (ii) our Audit Committee will consist entirely of independent directors, including at least one member who qualifies as an “audit committee financial expert” under SEC rules; (iii) our Compensation Committee will consist entirely of independent directors; and (iv) our Nominating and Corporate Governance Committee will consist entirely of independent directors. However, if we elect to rely on one or more controlled-company exemptions in the future, holders of our Class B common stock would not have the same protections afforded to stockholders of companies subject to all Nasdaq corporate governance requirements, and our corporate governance practices may differ significantly from those of non-controlled public companies. We will disclose in our annual proxy statement each year whether we are relying on any controlled-company exemptions.

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Audit Committee

Our Audit Committee will consist of Stuart White, Jamie Adams and Nick Lampson, each of whom meet the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Stuart White will be the chair of our Audit Committee and will be our “audit committee financial expert” as such term is defined under SEC rules and regulations. Our audit committee is responsible for, among other things:

●	overseeing the integrity of our financial statements and the other financial information we provide to our stockholders and other interested parties;

●	monitoring the periodic reviews of the adequacy of the auditing, accounting, and financial reporting processes and systems of internal control that are conducted by our independent registered public accounting firm and management;

●	being responsible for the selection, retention, compensation, and termination of our independent registered public accounting firm;

●	overseeing the independence and performance of our independent registered public accounting firm;

●	overseeing compliance with applicable legal and regulatory requirements as they relate to our financial statements and disclosure of financial information to our stockholders and other interested parties;

●	facilitating communication among our independent registered public accounting firm, management, and the board of directors;

●	preparing the audit committee report required by SEC rules and regulations to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as are enumerated in and consistent with the Audit Committee charter.

Our Audit Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable SEC rules and Nasdaq listing standards.

Compensation Committee

Our Compensation Committee will consist of Jamie Adams, Stuart White and Nick Lampson, each of whom meet the requirements for independence under Nasdaq listing standards and SEC rules and regulations. In addition, each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 of the Exchange Act. Jamie Adams will be the chair of our Compensation Committee. The Compensation Committee is responsible for, among other things:

●	assisting the board of directors in developing and reviewing compensation programs applicable to our executive officers and directors;

●	overseeing our Company’s overall compensation philosophy, strategy, and objectives;

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●	approving the total compensation opportunity, as well as each component of compensation, paid to our executive officers and directors;

●	administering our equity-based and cash-based compensation plans applicable to our directors, officers, and employees;

●	preparing the report of the compensation committee required by SEC rules to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as are enumerated and consistent with the compensation committee charter.

Our Compensation Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable Nasdaq listing standards.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee will consist of Nick Lampson, Stuart White and Jamie Adams, each of whom meets the requirements for independence under Nasdaq listing standards. Nick Lampson will be the chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	assisting the board of directors in identifying candidates qualified to serve as directors, consistent with selection criteria approved by the board of directors and the nominating and corporate governance committee;

●	recommending to the board of directors the appointment of director nominees that meet the selection criteria;

●	recommending to the board of directors the appointment of directors to serve on each committee of the board of directors;

●	developing and recommending to the board of directors such corporate governance policies and procedures as the nominating and corporate governance committee determines is appropriate from time to time;

●	overseeing the performance and evaluation of the board of directors, and of each committee of the board of directors; and

●	performing such other duties and responsibilities as are consistent with the nominating and corporate governance committee charter.

Our Nominating and Corporate Governance Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable Nasdaq listing standards.

Code of Business Conduct and Ethics

Prior to the completion of this offering, our board of directors will adopt a written code of business conduct and ethics that applies to our directors, officers, and employees, including our chief executive officer, chief financial officer, and chief operational officer or persons performing similar functions. The code of business conduct and ethics will be available on the investor relations portion of our website at www.rothe.com upon the completion of this offering.

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We intend to disclose future substantive amendments to such code, or any waivers of its requirements, applicable to any chief executive officer, chief financial officer, chief operations officer, or persons performing similar functions, or our directors, on our website identified above. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Compensation Recovery (Clawback) Policy

In compliance with Rule 10D-1 under the Exchange Act and the applicable Nasdaq listing standards, prior to the completion of this offering, our board of directors will adopt a compensation recovery, or “clawback,” policy that provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount subject to recovery under the clawback policy is the excess of the incentive-based compensation received by the executive officer during the three completed fiscal years immediately preceding the date the Company is required to prepare the restatement over the amount that otherwise would have been received had the incentive-based compensation been determined based on the restated amounts. The clawback policy will apply to incentive-based compensation received on or after the effective date of the applicable Nasdaq listing standards. A copy of the clawback policy will be filed as an exhibit to our Annual Report on Form 10-K.

Upon the closing of the offering, the composition of our Board Committees will be as follows:

Director	Executive Officer	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Karen Wheeler-Hall	CEO	No	—	—	—
Thomas H. Hall III	COO	No	—	—	—
Nick Lampson	—	Yes	Yes	Yes	Chair
Stuart White	—	Yes	Chair	Yes	Yes
Jamie Adams	—	Yes	Yes	Chair	Yes

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or on our compensation committee.

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EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers (“NEOs”). This discussion contains forward-looking statements that are based on our current plan documents and considerations regarding possible future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act and a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled executive compensation disclosure requirements applicable to emerging growth companies and smaller reporting companies.

Executive Compensation Summary

This section describes our compensation program for our named executive officers (“NEOs”) for fiscal 2024 and 2025. Our named executive officers are:

●	Karen Wheeler-Hall - Chairman and Chief Executive Officer

●	Thomas H. Hall III - President and Chief Operating Officer, Secretary and Director

●	Walter Medsger - Chief Financial Officer

The following table provides details with respect to the total compensation of our NEOs during the fiscal years ended December 31, 2024 and 2025. Our NEOs are (a) each person who served as our Chief Executive Officer during 2024 and 2025, (b) the next two most highly compensated executive officers serving as of December 31, 2024 and 2025 whose total compensation exceeded $100,000 and (c) any person who could have been included under (b) except for the fact that such persons were not an executive officer on December 31, 2024 or 2025.

2024 and 2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Karen Wheeler-Hall	2025	191,500	—	—	—	—	—	191,500
(Chairman & CEO)	2024	164,200	__	__	__	__	__	164,200
Thomas H. Hall III	2025	149,600	—	—	—	—	—	149,600
(President, COO and Director)	2024	140,300	__	__	__	__		140,300
Walter Medsger(1)	2025	—	—	—	—	—	—	—
(CFO)	2024	__	__	__	__	__	__	__

(1) Mr. Medsger joined the Company as Chief Financial Officer in February 2026 and accordingly did not receive any compensation from the Company during fiscal years 2024 or 2025.

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Employment Agreements and Incentive Compensation

We have entered into employment agreements with our CEO and COO to reflect their current compensation arrangements and to include additional restrictive covenants, including a two-year non-competition provision (as permissible by applicable state law) and a two-year no solicitation and no disparagement provision. The employment agreements provide for a three-year term commencing upon the closing of this offering. Under the terms of the employment agreements, each of these officers is entitled to a base salary per annum of $[●] for our CEO and $[●] for our COO, is eligible for an annual bonus to be granted by the Board or Compensation Committee based on performance objectives and targets established annually and may receive an annual salary increase commensurate with such officer’s performance during the year. Bonuses and salary increases are at the discretion of, and are established by, the Board of Directors. Our CEO and COO are also entitled to participate in the 2026 Equity Incentive Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, vacation, paid time off, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. Our CEO and COO are also entitled to annual fringe benefits and perquisites and reimbursement for reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred in connection with the performance of their duties. In addition, the employment agreements contain provisions providing for severance payments (including up to 12 months of base salary) and continuation of benefits under certain circumstances including termination by us without cause (as defined in the employment agreement), upon execution of a general release of claims in favor of us. Each employment agreement also contains covenants relating to confidentiality and non-competition (as permissible by applicable state law).

In connection with his appointment as Chief Financial Officer, Walter Medsger entered into an offer letter with the Company dated February 13, 2026. Mr. Medsger’s employment commenced on February 16, 2026 and is on an at-will basis. Under the terms of the offer letter, Mr. Medsger receives an annual base salary of $200,000. In addition to his base compensation, Mr. Medsger is eligible for salary-based incentives and is eligible to participate in future stock option programs and performance-based non-equity cash incentives. Mr. Medsger is also eligible to participate in the Company’s employee benefit plans on the same basis as other similarly situated employees.

Incentive Compensation Plans

The following summarizes the material terms of our Rothe Development, Inc. 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan”) and our 2026 Employee Stock Purchase Plan (the “2026 ESPP”), which will be the long-term incentive compensation plans in which our directors and employees (including our NEOs) are eligible to participate following the consummation of this offering.

2026 Equity Incentive Plan

We adopted the 2026 Equity Incentive Plan to promote the success and enhance the value of the Company by linking the personal interests of employees, officers, directors, and consultants to those of our stockholders, and by providing such individuals with an incentive for outstanding performance. The 2026 Equity Incentive Plan is further intended to provide flexibility to the Company in its ability to attract, retain, and motivate key personnel. The material terms of the 2026 Equity Incentive Plan are summarized below.

Share Reserve

Under the 2026 Equity Incentive Plan, the maximum aggregate number of shares of Class B common stock that may be issued pursuant to awards shall be 10,000,000 shares (the “Initial Reserve”). In addition, the share reserve shall automatically increase on the first day of each fiscal year of the Company, commencing with the fiscal year beginning in 2027 and ending with (and including) the fiscal year beginning in 2036, by a number of shares equal to the lesser of: (a) 5% of the total number of shares of all classes of common stock outstanding on the last day of the immediately preceding fiscal year (calculated on a fully diluted basis); (b) 5,000,000 shares; or (c) such lesser number of shares as the Board may determine prior to the first day of such fiscal year (the “Evergreen Increase”). Shares issued under the Plan may be authorized but unissued shares or reacquired shares. Each share subject to an Option or SAR shall be counted against the share reserve as one share. Each share subject to a Full-Value Award (any award other than an Option or SAR settled by issuance of shares) shall be counted against the share reserve as 1.5 shares. The maximum aggregate number of shares that may be issued pursuant to the exercise of Incentive Stock Options shall be 10,000,000 shares.

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The following counting provisions will be in effect for the share reserve under the 2026 Equity Incentive Plan:

●	if any Award is forfeited, expires, terminates, or is canceled without the issuance of all Shares, or is settled in cash in lieu of Shares, the Shares subject to such Award that are not delivered shall again be available for issuance under the Plan, credited back at the same ratio at which they were originally counted (i.e., 1:1 for Options and SARs, and 1.5:1 for Full-Value Awards);

●	Shares withheld to satisfy tax withholding obligations on awards, Shares tendered to pay the Exercise Price of Options, and Shares repurchased on the open market with the proceeds of Option exercises shall not again become available for issuance under the Plan;

●	each Share subject to an Option or Stock Appreciation Right shall be counted against the share reserve as one Share, and each Share subject to a Full-Value Award shall be counted against the share reserve as 1.5 Shares;

●	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Plan; and

●	shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the Plan.

In addition, the maximum number of shares subject to Options and/or SARs that may be granted to any single Participant during any fiscal year shall not exceed 2,000,000 shares, and the maximum number of shares subject to Full-Value Awards that may be granted to any single Participant during any fiscal year shall not exceed 1,000,000 shares (or, in the case of Full-Value Awards denominated in cash, the maximum dollar value shall not exceed $5,000,000). The maximum aggregate grant date fair value of Awards granted to any non-employee director during any single fiscal year, taken together with any cash fees paid to such non-employee director during such fiscal year, shall not exceed $500,000.

Administration

The compensation committee of our board of directors is expected to administer the 2026 Equity Incentive Plan unless our board of directors assumes authority for administration. The board of directors may delegate its powers to a committee, which, to the extent required to comply with Rule 16b-3 under the Exchange Act (“Rule 16b-3”), is intended to be comprised of “non-employee directors” for purposes of Rule 16b-3. The 2026 Equity Incentive Plan provides that the board of directors or compensation committee may delegate its authority to grant awards other than to individuals subject to Section 16 of the Exchange Act or to officers or directors to whom authority to grant awards has been delegated.

Subject to the terms and conditions of the 2026 Equity Incentive Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2026 Equity Incentive Plan. The administrator is also authorized to adopt, amend or rescind rules relating to the administration of the 2026 Equity Incentive Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2026 Equity Incentive Plan.

Eligibility

Awards under the 2026 Equity Incentive Plan may be granted to employees, officers, directors, and consultants of the Company or any Subsidiary. Incentive Stock Options may be granted only to employees of the Company or a Subsidiary. The Administrator shall determine, in its sole discretion, which eligible individuals shall be granted awards under the Plan.

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Awards

The 2026 Equity Incentive Plan provides that the Administrator may grant Options (including Incentive Stock Options and Nonqualified Stock Options), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, and other stock-based awards. Each award will be set forth in a separate Award Agreement with the Participant receiving the award and will indicate the type, terms and conditions of the award. No award shall vest earlier than the first anniversary of the date of grant, subject to limited exceptions for up to 5% of the share reserve, substitute awards, and non-employee director awards.

●	ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2026 Equity Incentive Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

●	Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

●	Restricted Stock Units (“RSUs”) may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, RSUs may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

●	Stock Appreciation Rights (“SARs”) may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2026 Equity Incentive Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. SARs under the 2026 Equity Incentive Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

●	Performance Bonus Awards and Performance Stock Units are denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.

●	Other Stock- or Cash-Based Awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock- or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock- or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

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●	Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.

Adjustments of Awards

The administrator has broad discretion to take action under the 2026 Equity Incentive Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the administrator will make equitable adjustments to the 2026 Equity Incentive Plan and outstanding awards.

Change of Control

In the event of a Change of Control, if the surviving or acquiring corporation assumes or substitutes for outstanding awards, such assumed or substituted awards shall continue to vest in accordance with their original terms (“single trigger” protection does not apply). If a Participant thereafter experiences a CIC Qualifying Termination (a termination without Cause or resignation for Good Reason within 24 months following the Change of Control), all outstanding assumed or substituted awards shall immediately become fully vested and exercisable (“double-trigger” acceleration). If the surviving or acquiring corporation does not assume or substitute for outstanding awards, then immediately prior to the Change of Control, all outstanding awards shall become fully vested and exercisable. Performance-based awards shall be deemed achieved at the greater of target or actual level upon a Change of Control.

Amendment and Termination

The Board may at any time amend, alter, suspend, or terminate the 2026 Equity Incentive Plan; provided that no amendment shall be made without stockholder approval if such approval is required by applicable law, rule, or regulation. No amendment shall impair the rights of any Participant under any award previously granted without the Participant’s written consent. The Administrator shall not, without stockholder approval, reduce the exercise price of any outstanding Option or SAR or cancel any outstanding Option or SAR in exchange for cash or other awards with a lower exercise price (anti-repricing provision). The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated by the Board.

No ISOs may be granted pursuant to the 2026 Equity Incentive Plan after the tenth anniversary of the effective date of the 2026 Equity Incentive Plan, and no additional annual share increases to the 2026 Equity Incentive Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2026 Equity Incentive Plan will remain in force according to the terms of the 2026 Equity Incentive Plan and the applicable award agreement.

2026 Employee Stock Purchase Plan

We adopted the 2026 Employee Stock Purchase Plan (the “2026 ESPP”) to provide eligible employees of the Company and its Designated Subsidiaries the opportunity to acquire shares of Class B common stock at a discount through payroll deductions. The 2026 ESPP is intended to qualify under Section 423 of the Code and includes: (a) a Section 423 Component for U.S. taxpayer employees, and (b) a Non-423 Component for employees in jurisdictions where Section 423 participation is not feasible due to local law. The 2026 ESPP is designed to take effect in connection with the listing of the Class B common stock on The Nasdaq Stock Market LLC or another national securities exchange. The 2026 ESPP operates independently from the 2026 Equity Incentive Plan, and shares reserved under the 2026 ESPP are separate from and additional to those reserved under the 2026 Equity Incentive Plan. The material terms are summarized below.

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Administration

Subject to the terms and conditions of the 2026 ESPP, our compensation committee will administer the 2026 ESPP. Our compensation committee can delegate administrative tasks under the 2026 ESPP to the services of an agent and/or employees to assist in the administration of the 2026 ESPP. The administrator will have the discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the 2026 ESPP or of any rights thereunder will be conclusive and binding on all persons. We will bear all expenses and liabilities incurred by the administrator.

Share Reserve

The maximum aggregate number of shares of common stock that may be issued under the 2026 ESPP shall be 5,000,000 shares (the “Initial Reserve”). The share reserve shall automatically increase on the first day of each fiscal year, commencing with the fiscal year beginning in 2027 and ending with (and including) the fiscal year beginning in 2036, by a number of shares equal to the lesser of: (a) 1.5% of the total number of shares of all classes of common stock outstanding on the last day of the immediately preceding fiscal year (calculated on a fully diluted basis); (b) 1,500,000 shares; or (c) such lesser number of shares as the Board may determine (the “Evergreen Increase”). Shares issued may be authorized but unissued shares or reacquired shares.

In the event of any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares, or other change in corporate structure affecting the common stock, the Administrator shall equitably adjust the shares available under the 2026 ESPP, per-Purchase Period share limits, and the Purchase Price and shares subject to outstanding purchase rights, to prevent dilution or enlargement of Plan benefits.

Eligibility

Employees eligible to participate in the 2026 ESPP include employees of the Company or a Designated Subsidiary who: (a) have been employed for at least ninety (90) days; (b) are customarily employed for more than twenty (20) hours per week; and (c) are customarily employed for more than five (5) months per calendar year. No employee shall be eligible if, immediately after grant of a purchase right, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

Effectiveness

We adopted the 2026 ESPP to become effective on the date immediately prior to the date our registration statement of which this prospectus forms a part became effective.

Participation

Eligible employees will enroll by authorizing payroll deductions of not less than 1% and not more than 15% of Compensation, in whole percentages. No Participant may purchase shares under the 2026 ESPP at a rate exceeding $25,000 in Fair Market Value (determined at grant) for each calendar year, as determined under Section 423(b)(8) of the Code. The maximum per-Purchase Period limit shall not exceed 2,500 shares. Unless a Participant withdraws, changes the deduction rate, or ceases to be an Eligible Employee, enrollment shall continue for successive Offering Periods at the same deduction rate.

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Offering

The Plan shall be implemented by a series of Offering Periods, each approximately twenty-four (24) months in duration, consisting of four (4) consecutive Purchase Periods of approximately six (6) months each. The first Offering Period shall commence on such date as the Administrator determines. If on any Exercise Date the Fair Market Value is less than the Fair Market Value on the Enrollment Date (a “Reset Date”), the Offering Period shall automatically terminate following the purchase and each Participant shall be re-enrolled in a new Offering Period commencing on the following day.

The Purchase Price per share for each Purchase Period shall equal 85% of the lesser of: (a) the Fair Market Value on the Enrollment Date; or (b) the Fair Market Value on the Exercise Date. All purchased shares shall be deposited into an account with a broker-dealer designated by the Administrator and held for a minimum of one (1) year following the Exercise Date (the “Mandatory Holding Period”). During this period, Participants may not sell, transfer, assign, or pledge such shares.

On each Exercise Date, accumulated payroll deductions shall be automatically applied to the purchase of whole shares at the Purchase Price. A Participant may withdraw at any time prior to the Exercise Date, and upon withdrawal, all accumulated amounts shall be refunded without interest. Upon termination of employment for any reason, participation shall immediately terminate and accumulated amounts shall be refunded.

A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant will receive a refund of the participant’s account balance in cash without interest. Following at least one payroll deduction, a participant may also decrease (but not increase) his or her payroll deduction authorization once during any purchase period. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next offering period by submitting a new form before the offering period for which such change is to be effective.

Amendment and Termination

Our Board of Directors may amend, suspend or terminate the 2026 ESPP at any time; provided that stockholder approval shall be obtained if required by Section 423 of the Code, applicable law, or the listing rules of The Nasdaq Stock Market LLC. No amendment shall adversely affect outstanding purchase rights without the Participant’s written consent, unless required by law or to maintain Section 423 qualification. Unless earlier terminated, the 2026 ESPP shall terminate on the tenth anniversary of the Effective Date.

Option Exercises and Stock Vested in 2025 and 2024

During 2025 and 2024, there were no option granted, or exercised, and no vesting of options for any of our named executive officers or senior management employees. No awards were outstanding under the 2026 Equity Incentive Plan as of June 30, 2026.

Director Compensation

As the appointment of each of our non-executive directors is conditional upon completion of the offering, they had not received any compensation from us immediately prior to the offering. Our Board of Directors has not been remunerated for their services as directors, other than being reimbursed for out-of-pocket expenses incurred in connection with rendering such services.

The independent members of the Board of Directors will each be compensated for their services as directors either through a grant of $80,000 restricted stock units (“RSU”) under the Company’s 2026 Equity Plan and subject to all terms and conditions thereof and cash compensation of $60,000 per year. The exercise price per share of the stock options will be equal to the initial public offering price.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We describe below transactions and series of similar transactions, since January 1, 2024 or currently proposed, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 and one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Management” and “Executive Compensation.”

Pre-IPO Private Placement — Stockholders Agreement

In connection with the Pre-IPO Private Placement (described under “Item 15: Recent Sales of Unregistered Securities” in Part II of the registration statement of which this prospectus forms a part), each investor entered into a Stockholders Agreement with the Company and Karen Wheeler-Hall, our Chief Executive Officer and sole holder of our Class A Common Stock (the “Majority Stockholder”). Ms. Wheeler-Hall has a direct material interest in the Stockholders Agreement, which provides her with a right of first refusal over investor shares, drag-along rights enabling her to require other stockholders to participate in a change of control transaction, and tag-along rights. The Stockholders Agreement contains the following material provisions:

Transfer Restrictions. The Minority Stockholders may not transfer their shares except (i) to Affiliates, (ii) in compliance with the right of first refusal, (iii) pursuant to drag-along rights, or (iv) pursuant to tag-along rights, in each case in compliance with applicable securities laws.

Right of First Refusal. If any Minority Stockholder receives a bona fide offer from a third party to purchase its shares, the Majority Stockholder has a right of first refusal to purchase all (and not less than all) of the offered shares on the same terms and conditions, exercisable within ten Business Days of receiving notice of the proposed transfer.

Drag-Along Rights. If the Majority Stockholder receives a bona fide offer from a third party to consummate a Change of Control, the Majority Stockholder has the right to require all other stockholders to participate in such transaction on the same terms and conditions (pro rata based on shares held). Each drag-along stockholder is required to vote in favor of such transaction and waive any dissenters’ or appraisal rights.

Tag-Along Rights. If any Minority Stockholder proposes to transfer its shares to a third party, the Majority Stockholder has the right to participate in such transfer on the same terms and conditions, pro rata based on the number of shares held by all participating stockholders.

Termination. The Stockholders Agreement terminates upon the earliest of: (a) consummation of an initial public offering; (b) consummation of a merger or business combination whereby the Class B common stock becomes listed on a national securities exchange; (c) the date no stockholder holds any common stock; (d) dissolution of the Company; or (e) termination by the Majority Stockholder. Accordingly, the Stockholders Agreement will terminate upon consummation of this offering, and the transfer restrictions, right of first refusal, drag-along, and tag-along provisions will cease to apply.

Lease of Corporate Headquarters from K&TH Properties, LLC

We lease our corporate headquarters and primary office and laboratory space at 229 Sandhill Street, Webster, Texas 77598 from K&TH Properties, LLC (“K&TH”), an entity owned by Thomas H. Hall III, our President and Chief Operating Officer, and Karen Wheeler-Hall, our Chief Executive Officer and Chairman of the Board, and members of their family. The lease consists of two long-term commercial lease agreements with 25-year terms commencing June 1, 2023 and expiring June 1, 2048, covering approximately 10,024 square feet of office and laboratory space. Monthly base rent under the two leases totals approximately $19,231, comprised of approximately $15,257 under the lease covering approximately 7,953 square feet leased by the Company and approximately $3,974 under the lease covering approximately 2,071 square feet formerly leased by REI and now assumed by the Company following the January 2026 merger, in each case subject to periodic adjustments for triple-net expenses including real property taxes, insurance, and common area maintenance. Total rent expense paid to K&TH during the year ended December 31, 2025 was approximately $414,000, and during the year ended December 31, 2024 was approximately $414,000. The lease is accounted for as a finance lease with a right-of-use liability balance of $1,872,122 and a right-of-use asset balance of $1,864,877 as of December 31, 2025. We believe the lease terms are consistent with market rates for comparable industrial flex and laboratory space in the greater Houston, Texas metropolitan area based on an independent appraisal of the property obtained at the time of construction.

In addition, the Company and its owners have provided guarantees in connection with a $2,080,000 construction-permanent loan from Frost Bank to K&TH, which is secured by a deed of trust on the 229 Sandhill Street property. As of December 31, 2025, the outstanding balance on this loan was approximately $2.0 million. The Company’s guarantee constitutes a contingent obligation that could become a direct liability if K&TH defaults on the loan.

Lease of San Antonio Office from Rothe San Antonio Calibration, LLC

We lease approximately 1,053 square feet of office space at 85 NE Loop 410, Suite 318, San Antonio, Texas 78216, under a 24-month lease commencing October 1, 2025, at a current base rent of approximately $2,106 per month, on a triple-net basis. We no longer lease office space at our former San Antonio location at 4614 Sinclair Road, San Antonio, Texas 78222.

Shareholder Distributions — Seller Note Servicing

During the years ended December 31, 2025 and 2024, the Company made shareholder distributions of $1,128,000 and $624,000, respectively, to Karen Wheeler-Hall, our Chief Executive Officer and sole holder of our Class A Common Stock. These distributions were made to enable Ms. Wheeler-Hall to service personal indebtedness incurred in connection with her acquisition of the Company in February 2021. The acquisition was financed, in part, through a seller note to the former owner (Suzanne Barry Patenaude) in connection with the Stock Acquisition Agreement dated February 26, 2021, pursuant to which Ms. Wheeler-Hall acquired 100% of the outstanding capital stock of the Company and Rothe Enterprises, Inc. for a total purchase price of $4,564,815. The Company is not directly obligated on the seller note; however, the Company has historically made distributions to Ms. Wheeler-Hall in amounts sufficient to enable her to make the required payments. The seller note is secured by a pledge of Ms. Wheeler-Hall’s Class A Common Stock, and the related security agreement prohibits her from further encumbering, transferring, or granting any lien, restriction, right of first refusal, voting trust, voting agreement, or similar interest in the pledged stock without the secured party’s prior written consent, and requires the secured party’s consent before the Company may sell a material portion of its business, with a sale or liquidation of the Company’s business, other than as permitted under the security agreement, constituting an event of default under the note. The seller note and security agreement also limit the Company’s total annual distributions to no more than ten percent (10%) of its available average bank balance for managerial and business purposes, plus amounts to service the seller note or pay income tax, until the note is repaid in full. Because these encumbrance, consent, and distribution restrictions on the shares that will carry voting control following this offering are inconsistent with our operation as a public company, we intend to use approximately $2.4 million of the net proceeds of this offering to make a one-time distribution on our Class A Common Stock to Ms. Wheeler-Hall in connection with the completion of this offering, which she intends to use to repay the outstanding balance of the seller note in full. Following completion of this offering, our board of directors has approved continuing monthly distributions on our Class A Common Stock of approximately $70,000 (increased from approximately $50,000 per month pursuant to a board resolution) to fund taxes resulting from the Company’s conversion to, and current status as, a C corporation. See “Dividend Policy” and “Use of Proceeds.”

Related-Party Loan from Sole Stockholder

On May 5, 2023, the Company received $150,000 from Karen Wheeler-Hall for purposes of covering a working capital shortfall. The loan is unsecured, does not bear interest, and is payable on demand. As of December 31, 2025, the outstanding balance was $150,000. We intend to repay this loan from operating cash flow following the offering.

Policies and Procedures for Related Party Transactions

We have adopted a Related Party Transaction policy effective January 1, 2026, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock and Class B common stock as of June 30, 2026, and as adjusted to reflect the sale of shares of Class B common stock in this offering, for: (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of any class of our common stock; (2) each of our directors and director nominees; (3) each named executive officer; and (4) all directors and executive officers of the Company as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Rothe Development, Inc., 229 Sandhill Street, Webster, TX 77598.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days of June 30, 2026 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Percentage of voting power represents the combined voting power of all shares of Class A Common Stock (five votes per share) and Class B common stock (one vote per share) held by such person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 30,000,000 shares of Class A Common Stock and 2,536,700 shares of Class B common stock outstanding as of June 30, 2026 (and [●] shares of Class B common stock outstanding after giving effect to this offering, assuming no exercise of the over-allotment option). Unless otherwise indicated, the address of each stockholder listed in the table is c/o Rothe Development, Inc., 229 Sandhill Street, Webster, TX 77598.

Shares Beneficially Owned Prior to this Offering				Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Class A	Class B		% of Total Voting Power†		Class A	Class B

5% or Greater Stockholders:

Karen Wheeler-Hall(1)	30,000,000	—		[●]	%	30,000,000	—
Rowland W. Day II(1)	—	300,000		[●]	%	—	[●]
Ronnie Martin(1)	—	250,000		[●]	%	—	[●]
Patricia Stoll(1)	—	200,000		[●]	%	—	[●]

Directors and Named Executive Officers:

Karen Wheeler-Hall (Chairman of the Board and Chief Executive Officer)(1)	30,000,000	[●]	%	[●]	%	30,000,000	[●]
Thomas H. Hall III (President, Chief Operating Officer, Secretary and Director)	—	—		—		—	—
Walter Medsger (Chief Financial Officer)	—	—		—		—	—
Stuart White (Director Nominee)	—	—		—		—	—
Jamie Adams (Director Nominee)	—	—		—		—	—
Nick Lampson (Director Nominee)	—	—		—		—	—

Directors and Executive Officers as a Group (six persons)	30,000,000	[●]	%			30,000,000	[●]

† Percentage of total voting power represents voting power with respect to all shares of Class A Common Stock and Class B common stock, voting together as a single class. Each share of Class A Common Stock is entitled to five votes and each share of Class B common stock is entitled to one vote. Prior to this offering, there are 30,000,000 shares of Class A Common Stock outstanding (representing 150,000,000 votes) and 2,536,700 shares of Class B common stock outstanding (representing 2,580,200 votes), for a total of 152,536,700 votes. Following this offering, there will be 30,000,000 shares of Class A Common Stock outstanding and [●] shares of Class B common stock outstanding (assuming no exercise of the over-allotment option), for a total of [●] votes.

(1) The address of Karen Wheeler-Hall and each shareholder listed here is c/o Rothe Development, Inc., 229 Sandhill Street, Webster, TX 77598. Karen Wheeler-Hall is the sole holder of all outstanding shares of Class A Common Stock. Each share of Class A Common Stock may be converted into one share of Class B common stock at the election of the holder in accordance with the procedures described under “Description of Securities—Common Stock.” A transfer of Class A Common Stock does not, by itself, automatically convert the shares into Class B common stock. Ms. Wheeler-Hall is married to Thomas H. Hall III, our President and Chief Operating Officer.

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DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of our Articles of Incorporation and Bylaws. The descriptions of the common stock and preferred stock give effect to changes to our capital structure that will occur immediately prior to the completion of this offering.

General

Our authorized capital stock consists of 120,000,000 shares, of which 100,000,000 shares are Common Stock, par value $0.001 per share, and 20,000,000 shares are Preferred Stock, par value $0.001 per share. The Common Stock is subdivided into two classes: 30,000,000 shares designated as Class A Common Stock and 70,000,000 shares designated as Class B common stock.

Immediately prior to this offering, 30,000,000 shares of our Class A Common Stock and 2,536,700 shares of our Class B common stock were issued and outstanding. No shares of Preferred Stock are currently outstanding.

Common Stock

Holders of Class A Common Stock and Class B common stock vote together as a single class on all matters upon which stockholders are entitled to vote, including the election of directors, except as otherwise required by law or the Articles of Incorporation. Each holder of Class A Common Stock is entitled to five votes for each share held and each holder of Class B common stock is entitled to one vote for each share held. The holders of our Common Stock do not have any cumulative voting rights. Holders of Common Stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding Preferred Stock. Each share of Class A Common Stock may at any time, at the election of the holder thereof, be converted into one fully paid and non-assessable share of Class B common stock. For certificated shares, the holder must surrender the certificate representing the shares to be converted at our principal executive offices or the office of the Transfer Agent during normal business hours, accompanied by written notice of the election to convert. For uncertificated shares, the holder must complete the stock transfer documents required by the Transfer Agent or the Corporation, together with written notice of the election to convert. If required, the holder must also deliver instruments of transfer in a form satisfactory to the Corporation and the Transfer Agent and pay any required transfer tax stamps or funds. As promptly as practicable after the surrender or completion of the required documents and payment, the Corporation will deliver certificates representing the shares of Class B common stock issuable upon conversion in the name or names directed by the holder or, for uncertificated shares, make the relevant book entries in the share register. The conversion is deemed to have occurred immediately before the close of business on the date of surrender; if the stock transfer books are closed on that date, the holder is treated as the record holder of the Class B common stock immediately before the close of business on the next succeeding day on which the books are open. No adjustment in respect of dividends is made upon conversion; however, if a share is converted after the record date for a dividend or other distribution on Class A Common Stock but before payment, the registered holder at the close of business on the record date remains entitled to receive that dividend or distribution. We will reserve and keep available solely for conversion the number of shares of Class B common stock issuable upon conversion of all outstanding Class A Common Stock, and we may satisfy conversion obligations with purchased shares held in treasury. If any shares of Class B common stock required to be reserved for conversion require registration with or approval of any governmental authority under federal or state law before issuance, we will cause those shares to be duly registered or approved. Shares of Class B common stock issued upon conversion will be fully paid and non-assessable. Certificates issued upon conversion will be issued without charge for any stamp or similar tax; if a certificate is issued in a name other than that of the holder whose Class A shares were converted, the person requesting issuance must pay any tax payable on the transfer or establish that the tax has been paid. A transfer of Class A Common Stock does not, by itself, automatically convert the shares into Class B common stock. Class B common stock has no conversion rights. Our common stock has no preemptive rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Preferred Stock

Our board of directors is authorized to issue up to 20,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any qualifications, limitations, or restrictions thereof, in each case without further action by our stockholders. Our board of directors may authorize the issuance of Preferred Stock with voting or conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and could adversely affect the market price of our Class B common stock and the voting and other rights of the holders of our Class B common stock. No shares of preferred stock are currently outstanding.

Recapitalization

On January 7, 2026, in connection with the adoption of the Amended and Restated Articles of Incorporation, the 170 shares of Voting Common Stock then outstanding were automatically converted into 30,000,000 fully paid and non-assessable shares of Class A Common Stock. Since the recapitalization, all shares of Class A Common Stock have been held by Karen Wheeler-Hall, the Company’s Chief Executive Officer and Chairman of the Board.

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Warrants

Outstanding Warrants

As of June 30, 2026, there were no outstanding warrants. In connection with this offering, we have agreed to issue to the underwriter warrants (the “Underwriter’s Warrants”) to purchase a number of shares of Class B common stock equal to six percent (6%) of the shares of Class B common stock issued in the offering (including pursuant to the underwriter’s over-allotment option). The Underwriter’s Warrants will be exercisable at a price equal to 120% of the initial public offering price per share of Class B common stock, will be exercisable at any time upon issuance and from time to time, in whole or in part, and will expire five years from the date of this prospectus. See “Underwriting—Underwriter’s Warrants” for additional information.

Options

Outstanding Options

As of June 30, 2026, there were no outstanding options.

Anti-Takeover Effects of Texas Law and Provisions of Our Charter Documents

The provisions of Texas law and our Bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Texas Law

The Texas Business Organizations Code (“TBOC”) governs business combinations and other corporate transactions for Texas corporations. Under the TBOC, certain provisions may restrict the ability of persons to acquire control of the Company or engage in business combinations with the Company without approval of the Board of Directors or stockholders.

Our Articles of Incorporation provide that, unless the Corporation consents in writing to the selection of an alternative forum, the Eleventh Division of the Business Court of the State of Texas (or, if the Business Court does not have jurisdiction, another state court located within the State of Texas or, if no court located within the State of Texas has jurisdiction, the federal district court for the Southern District of the State of Texas) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the TBOC, this Amended and Restated Articles of Incorporation, or the bylaws of the Corporation, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. The Articles do not designate a forum for claims arising under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and preempts contractual provisions that would require such claims to be brought in a particular state court. Accordingly, the exclusive forum provision should not be construed to apply to claims arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

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Articles of Incorporation and Bylaws

Our Articles of Incorporation are silent as to cumulative voting rights in the election of our directors. Texas law does not require cumulative voting rights unless the articles of incorporation so provide. Our Board of Directors is not classified, and directors are elected annually to serve until their successors are duly elected and qualified or until their earlier death, resignation, disqualification or removal. The absence of cumulative voting may make it more difficult for minority stockholders to elect directors or for a third party to obtain control of us by replacing our Board of Directors.

Our Articles of Incorporation and Bylaws provide that special meetings of stockholders may be called only by the Board of Directors, the Chair of the Board or the Secretary following receipt of written demands from stockholders of record who own, and have continuously owned for at least one year, at least 25% of the voting power of the outstanding shares entitled to vote on the matters proposed to be brought before the meeting. A stockholder demand must describe the business to be brought before the meeting, the reasons for conducting the business at the meeting, the text of any proposal or bylaw amendment and the information required by our Bylaws for stockholder nominations or proposals. Business at a stockholder-requested special meeting is limited to the matters described in the request, although our Board of Directors may submit additional matters to stockholders.

Our Bylaws also include advance notice procedures for stockholder proposals and director nominations. For an annual meeting, a stockholder’s notice generally must be delivered to our Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day before the anniversary of the prior year’s annual meeting; if the annual meeting date is more than 30 days before or more than 60 days after that anniversary, or if no annual meeting was held in the prior year, notice must be delivered not earlier than the 120th day before the annual meeting and not later than the later of the 90th day before the annual meeting or the 10th day after public disclosure of the meeting date. If directors are to be elected at a special meeting, a stockholder’s director nomination notice generally must be delivered not earlier than the close of business on the 120th day before the special meeting and not later than the later of the 90th day before the special meeting or the 10th day after public disclosure of the meeting date and the Board’s nominees.

Stockholder notices must include specified information concerning the proposing stockholder, any beneficial owner on whose behalf the proposal or nomination is made, any control person and any nominee, including ownership information, derivative and hedging arrangements, agreements or understandings relating to the proposal or nomination, information required under the proxy rules, representations regarding solicitation activities and, for director nominees, background, qualification, independence, consent and related questionnaire information. Our Bylaws also permit proxy access nominations by eligible stockholders satisfying specified ownership and procedural requirements.

Our Articles of Incorporation expressly authorize our Board of Directors to adopt, amend, alter or repeal our Bylaws without stockholder action. Stockholders also may adopt, amend, alter or repeal our Bylaws, but only by the affirmative vote of at least 66% of the voting power of the then outstanding voting stock entitled to vote generally in the election of directors, voting together as a single class. These provisions, together with the authorization of our Board of Directors to issue preferred stock without stockholder approval, the restrictions and procedural requirements for special meetings, the advance notice requirements, the dual-class voting structure and the supermajority requirement for stockholder amendments to the Bylaws, could have the effect of delaying, deferring or preventing a change in control of us.

Registration Rights

In connection with the Pre-IPO Private Placement, investors were granted piggyback registration rights pursuant to Section 10 of the Subscription Agreements. We have obtained permanent waivers of such piggyback registration rights from each investor in the Pre-IPO Private Placement in advance of the launch of this offering. Accordingly, there are no outstanding registration rights with respect to any shares of our capital stock as of the date of this prospectus. The shares sold in the Pre-IPO Private Placement are subject to the lock-up agreements described under “Underwriting—Lock-Up Agreements.”

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company (“Continental”). Continental will serve as Transfer Agent and Registrar for both our Class A Common Stock and Class B common stock. Continental’s address is 1 State Street, 30th Floor, New York, NY 10004; telephone number (212) 509-4000.

Listing

We have applied to list our Class B common stock on Nasdaq under the symbol “[●].” No assurance can be given that our listing application will be approved or that we will meet the initial listing requirements of Nasdaq. The offering is conditional upon the listing of our Class B common stock on Nasdaq. We expect that our Class B common stock will be listed on Nasdaq on or promptly after the effective date of the registration statement.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our securities. Future sales of substantial amounts of shares of our Class B common stock or securities convertible into or exercisable for our Class B common stock in the public market after this offering, or the perception that these sales may occur, could cause the prevailing market price for our Class B common stock to decline or impair our ability to raise equity capital in the future.

After this offering, we will have outstanding [●] shares of Class B common stock, based on the number of shares outstanding as of June 30, 2026. This includes [●] shares of Class B common stock that we are selling in this offering, which shares generally may be resold in the public market immediately following this offering without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, or shares otherwise subject to the lock-up agreements described below.

The remaining shares of Class B common stock outstanding after this offering, as well as any shares of Class B common stock issuable upon conversion of Class A Common Stock, are “restricted securities” within the meaning of Rule 144 under the Securities Act or are held by affiliates and may be sold in the public market only if registered under the Securities Act or sold pursuant to an exemption from registration, including Rule 144 or Rule 701. Restricted securities may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S.

Upon expiration or waiver of the 180-day lock-up agreements described below and under “Underwriting—Lock-Up Agreements,” additional shares held by our existing stockholders will become eligible for sale in the public market, subject in certain circumstances to the volume, manner of sale and other limitations under Rule 144 and Rule 701.

We may issue shares of our capital stock from time to time for a variety of corporate purposes, including in capital-raising transactions, in connection with the exercise of warrants, vesting or settlement of equity awards, issuances under employee benefit plans, and as consideration for future acquisitions, investments or other strategic transactions. The number of shares we may issue may be significant, and any such issuances could result in additional dilution to our stockholders.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned restricted securities for at least six months may sell those securities, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year may sell those securities without regard to the current public information requirements of Rule 144.

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Persons seeking to sell restricted or unrestricted securities who are our affiliates at the time of, or during the three months preceding, a sale are subject to the current public information, manner of sale and notice requirements of Rule 144 and may sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the number of shares of our Class B common stock then outstanding or the average weekly trading volume of our Class B common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Rule 701

In general, under Rule 701, a person who purchased shares of our Class B common stock pursuant to a written compensatory plan or contract and who is not deemed to have been one of our affiliates during the immediately preceding 90 days may sell these shares in reliance upon Rule 144, but without being required to comply with the holding period, notice, manner of sale, current public information or volume limitation provisions of Rule 144. Rule 701 also permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701, subject to the expiration of the lock-up agreements described below.

Form S-8 Registration Statement

In connection with the listing of our Class B common stock, we intend to file one or more registration statements on Form S-8 under the Securities Act covering the shares of Class B common stock reserved for issuance under our 2026 Equity Incentive Plan and our 2026 Employee Stock Purchase Plan. Such registration statements are expected to be filed as soon as practicable following the completion of this offering. Upon effectiveness, shares registered under these registration statements generally will be eligible for sale in the public market without restriction under the Securities Act, subject to vesting restrictions, any applicable lock-up agreements and Rule 144 limitations applicable to affiliates.

Lock-Up Agreements

We, our officers and directors and all of our existing stockholders prior to this offering have agreed, subject to limited exceptions, that for a period ending 180 days from the closing of this offering, we and they will not, without the prior written consent of the underwriter, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. The underwriter may release shares from the lock-up agreements in its discretion. See “Underwriting—Lock-Up Agreements” for additional information.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our Class B common stock acquired in this offering. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described in this summary.

This summary does not purport to be a complete analysis of all the potential tax considerations relating to the acquisition, ownership and disposition of our Class B common stock. This summary is limited to holders who will hold our Class B common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address all of the tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:

● banks, insurance companies or other financial institutions;

● tax-exempt organizations or governmental organizations;

● brokers or dealers in securities or currencies;

● traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

● persons who hold our Class B common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

● persons who hold our Class B common stock as “qualified small business stock” within the meaning of Section 1202 of the Code or as “Section 1244 stock” within the meaning of Section 1244 of the Code;

● persons deemed to sell our Class B common stock under the constructive sale provisions of the Code;

● U.S. expatriates and former citizens or long-term residents of the United States;

● persons who hold our Class B common stock through partnerships or other pass-through entities;

● regulated investment companies or real estate investment trusts;

● persons subject to the alternative minimum tax;

● persons who acquired our Class B common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

● persons who are not U.S. Holders (as defined below).

In addition, this summary does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of U.S. state or local or non-U.S. taxes. Each prospective investor is urged to consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of the acquisition, ownership and disposition of our Class B common stock.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Class B common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of partnerships considering an investment in our Class B common stock should consult their tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class B common stock.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our Class B common stock that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons, or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Tax Consequences to U.S. Holders

Distributions

As discussed in the section titled “Dividend Policy,” we do not anticipate paying any cash dividends on our Class B common stock in the foreseeable future. However, if we do make distributions of cash or other property on our Class B common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Class B common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our Class B common stock and will be treated as described below under “—Sale or Other Taxable Disposition of Class B common stock.”

Dividends received by a non-corporate U.S. Holder will be subject to tax at preferential rates of U.S. federal income tax applicable to long-term capital gains if the U.S. Holder meets certain holding period and other requirements. Dividends received by a corporate U.S. Holder may qualify for the dividends-received deduction, subject to applicable limitations.

Sale or Other Taxable Disposition of Class B Common Stock

A U.S. Holder will generally recognize gain or loss on the sale, exchange or other taxable disposition of our Class B common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class B common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized will generally be equal to the difference between the amount realized by the U.S. Holder and such U.S. Holder’s adjusted tax basis in the shares of Class B common stock disposed of.

Net Investment Income Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Class B common stock. If you are a U.S. Holder that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of the net investment income tax to your income and gains in respect of your investment in our Class B common stock.

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Tax Consequences to Non-U.S. Holders

A “Non-U.S. Holder” is a beneficial owner of our Class B common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

Distributions

As discussed in the section titled “Dividend Policy,” we do not anticipate paying any cash dividends on our Class B common stock in the foreseeable future. However, if we do make distributions of cash or other property on our Class B common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any distribution not constituting a dividend will be treated first as reducing the adjusted basis of a Non-U.S. Holder’s shares of our Class B common stock and, to the extent it exceeds such basis, as gain from the sale or exchange of such stock.

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class B common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence). A Non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate must furnish to the applicable withholding agent a valid IRS Form W-8BEN or W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the reduced rate.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) will be exempt from the U.S. federal withholding tax described above. To claim this exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.

Sale or Other Taxable Disposition of Class B Common Stock

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class B common stock unless: (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder); (ii) the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or (iii) we are or have been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding the date of disposition or the Non-U.S. Holder’s holding period for our Class B common stock.

We believe we are not, and do not anticipate becoming, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our non-U.S. real property interests, there can be no assurance that we will not become one in the future.

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Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and may be subject to backup withholding unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the payment of dividends on, and the proceeds from the sale or other disposition of, shares of our Class B common stock held by a Non-U.S. Holder, unless such Non-U.S. Holder certifies under penalty of perjury that it is a Non-U.S. Holder on a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or applicable successor form), or such Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s or Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act (“FATCA”)

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our Class B common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class B common stock. Although withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of FATCA withholding to their investment in our Class B common stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS B COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

Titan Partners Securities LLC is acting as the sole book-running manager of this offering. Under the terms of an underwriting agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, the underwriter has agreed to purchase from us the respective number of shares of Class B common stock shown opposite its name below:

Underwriter	Number of Shares

Titan Partners Securities LLC

Total

The underwriter is not obligated to purchase the shares of Class B common stock covered by the underwriter’s over-allotment option described below. The underwriter is offering the shares of Class B common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of certain certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Expenses

The following table shows the initial public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Initial public offering price	$	$	$
Underwriting discounts and commissions (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriter proposes to initially offer the shares directly to the public at the initial public offering price on the cover of this prospectus and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $          per share. After the initial public offering, the public offering price and concession may be changed.

We will reimburse the underwriter for its reasonable and documented out-of-pocket and accountable expenses related to this offering, up to $150,000. We have also agreed to pay the underwriter a non-accountable expense allowance in the amount of one-quarter percent (0.25%) of the gross proceeds of the offering.

Pursuant to the engagement letter between us and the underwriter, dated May 15, 2026 (the “Engagement Letter”), we have paid the underwriter a retainer of $25,000 upon signing of the Engagement Letter to be applied against actual and accountable out-of-pocket expenses incurred by the underwriter. If the Engagement Letter is terminated or the proposed offering does not occur, any retainer balance will be refunded to the extent expenses were not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

The total expenses of this offering that are payable by us are estimated to be approximately $ (which excludes underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriter).

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Over-Allotment Option

We have granted the underwriter an option exercisable for a period ending 30 days after the closing of this offering, to purchase, from time to time, in whole or in part, up to an additional 15% of the total number of shares of Class B common stock sold in this offering from us solely to cover over-allotments, if any, at the initial public offering price, less underwriting discounts and commissions. To the extent that this option is exercised, the underwriter will be obligated, subject to certain conditions, to purchase these additional shares.

Lock-Up Agreements

We have agreed that for a period ending 180 days from the closing of this offering, we will not, without the prior written consent of the underwriter, (a) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (b) file or cause to be filed any registration statement with the SEC relating to this offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

Our officers and directors and all of our existing stockholders prior to this offering have agreed, subject to limited exceptions, for a period ending 180 days from the closing of this offering, not to, without the prior written consent of the underwriter, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired.

Underwriter’s Warrants

We have agreed to issue to the underwriter or its designees warrants (the “Underwriter’s Warrants”) to purchase an amount equal to six percent (6%) of the shares of Class B common stock issued in the offering (including pursuant to the underwriter’s over-allotment option). The Underwriter’s Warrants will be exercisable at any time upon issuance and from time to time, in whole or in part, and will expire five years from the date of this prospectus. The Underwriter’s Warrants will be exercisable at a price equal to 120% of the initial public offering price per share of Class B common stock. The Underwriter’s Warrants are also exercisable on a cashless basis. The registration statement of which this prospectus forms a part also registers the Underwriter’s Warrants and the shares of our Class B common stock issuable upon exercise thereof.

The Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110. Except as permitted by Rule 5110, the underwriter (or permitted assignees under such rule) will not sell, transfer, assign, pledge, or hypothecate the Underwriter’s Warrants or the shares of our Class B common stock underlying the Underwriter’s Warrants, nor will any of them engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying securities for a period of 180 days from the commencement of sales under this prospectus.

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Tail Financing

The underwriter will be entitled to an aggregate additional cash fee equal to seven percent (7%) of the gross proceeds of, and warrants to purchase a number of shares of Class B common stock equal to six percent (6%) of any securities issued in, any public or private offering or other financing or capital-raising transaction consummated within twelve (12) months following the expiration or termination of the Engagement Letter (or twelve (12) months following the closing of this offering, if the underwriting agreement is entered into), but only to the extent that such financing is provided by investors that the underwriter first introduced to us in writing following our entry into the Engagement Letter and with whom the underwriter had substantive discussions on our behalf during such period, and the transaction is not with any investor, lender, strategic partner, customer, vendor, affiliate, existing securityholder or other person with whom we or any of our representatives had a relationship or documented contact before the underwriter’s introduction. The warrants will have substantially similar terms as the Underwriter’s Warrants.

Right of First Refusal

We have granted the underwriter a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent for any public offering (including at-the-market facility), private placement, or other capital-raising financing of equity or equity-linked securities by us or any of our subsidiaries using an underwriter, placement agent, selling agent or broker for a period of 12 months following the closing of this offering.

Offering Price Determination

Prior to this offering, there has been no public market for our common stock. The actual offering price of the shares of Class B common stock we are offering will be negotiated between us and the underwriter and will be determined by, among other things, our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers, the general condition of the securities markets at the time of this offering, and an assessment of our management, operations, financial results, and the demand for our securities. The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares can be resold at or above the initial public offering price.

Indemnification

We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class B common stock, in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase in the offering, which creates a short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares it is obligated to purchase is not greater than the number of shares that it may purchase by exercising the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriter may close out any short position by either exercising the over-allotment option and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Short covering transactions involve purchases of the Class B common stock in the open market after the distribution has been completed in order to cover short positions.

●	Penalty bids permit the underwriter to reclaim a selling concession from a selling group member when the Class B common stock originally sold by the selling group member is purchased in a stabilizing or short covering transaction to cover short positions.

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These stabilizing transactions, short covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class B common stock or preventing or retarding a decline in the market price of the Class B common stock. As a result, the price of the Class B common stock may be higher than the price that might otherwise exist in the open market. These transactions may take place on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class B common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on The Nasdaq Capital Market

We have applied to have our Class B common stock listed on Nasdaq under the symbol “[●].” No assurance can be given that we will meet those requirements. If our Class B common stock is not approved for listing on Nasdaq, we will not consummate this offering.

Discretionary Sales

The underwriter has informed us that it does not expect to sell to accounts over which it exercises discretionary authority.

Other Relationships

The underwriter and its affiliates may from time to time provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may receive customary fees.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Australia

This prospectus:

●	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom, or each a Relevant State, no securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriter and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the Representative has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

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Israel

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriter, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise, pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

i.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

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ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to this offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

The securities may not be made in the United Kingdom, except that an offer to the public of any securities may be made in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”);

provided that no such offer of securities shall result in the requirement for the publication by us of a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

This prospectus is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (ed) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

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EXPERTS

The Company’s combined financial statements as of and for the years ended December 31, 2025 and 2024 appearing elsewhere in this prospectus have been included herein in reliance upon the report of M&K CPAS PLLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of M&K CPAS PLLC as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Holland & Hart LLP, Salt Lake City, Utah. The underwriter is being represented by McGuireWoods LLP, New York, New York.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares described herein. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our Company and the shares described in this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. Our registration statement and other materials that we file with the Securities and Exchange Commission will be available to the public over the Internet at the Commission’s website at http://www.sec.gov.

Following the completion of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act, and we will file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at http://www.sec.gov and on our website’s investor relations page without charge as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus and should not be relied upon in making an investment decision.

Rothe Development, Inc.

229 Sandhill Street

Webster, TX 77598

(346) 410-0050

Our Internet address is www.rothe.com. There we make available free of charge, on or through the investor relations section of our website, the reports and other information that we file with the SEC. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. You should not consider information on our website to be part of this prospectus.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Except where otherwise indicated, this prospectus speaks as of the date hereof. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

Neither we nor the underwriter have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

97

F-1

Rothe Development, Inc

Consolidated Balance Sheets

(Unaudited)

	As of
	June 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$3,201,139	$7,525,077
Accounts receivable, net	21,499,427	14,963,378
Accounts receivable related parties	313,623	264,720
Prepaid expenses	1,043,883	462,027
Investments	199,727	184,146
Deferred offering costs	1,528,294	227,347
Deferred tax assets - current	330,296	471,413
Other current assets	295,003	135,827
Total current assets	28,411,392	24,233,935

Fixed assets, net	613,475	506,600
ROU assets, operating leases	727,127	779,637
ROU assets, finance leases, net	2,042,588	2,014,076
Long-term investments	48,339	73,430
Deferred tax assets	296,662	99,797
Other assets	27,577	27,577
Total long-term assets	3,755,768	3,501,117

Total assets	$32,167,160	$27,735,052

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$11,802,682	$9,738,019
Accounts payable related parties	4,302,772	3,908,932
Accrued compensation	2,406,784	3,056,444
ROU liability, operating leases - current	109,337	100,717
ROU liability, finance leases - current	112,510	66,794
Stock subscription liability	2,536,700	586,000
Notes payable	5,376	18,462
Notes payable – related parties	150,000	150,000
Line of credit - current	4,934,182	—
Total current liabilities	26,360,343	17,625,368

ROU liability, operating leases - long-term	649,820	706,963
ROU liability, finance leases - long-term	2,144,559	2,118,361
Line of credit	27,669	4,099,095
Total long-term liabilities	2,822,048	6,924,419

Total liabilities	29,182,391	24,549,787

Commitments and Contingencies, Note 13

Stockholders’ equity
Common stock, Note 7	30,000	30,000
Additional paid-in capital	533,351	533,351
Accumulated earnings	2,236,466	2,474,939
Total stockholders’ equity, Rothe Development, Inc.	2,799,817	3,038,290
Non-controlling interest	184,952	146,975
Total stockholders’ equity	2,984,769	3,185,265
Total liabilities and stockholders’ equity	$32,167,160	$27,735,052

See accompanying notes to the unaudited consolidated financial statements.

F-2

Rothe Development, Inc

Consolidated Statements of Operations

For the Six Months Ended June 30, 2026 and 2025

(Unaudited)

	2026	2025

Revenue	$61,446,155	$65,519,897
Cost of revenue	(57,537,949)	(62,133,020)
Gross profit	3,908,206	3,386,877

Operating Expenses
General and administrative expenses	3,370,915	3,665,497
Total operating expenses	3,370,915	3,665,497

Income (loss) from operations	537,291	(278,620)

Other income (expense):
Interest expense	(514,221)	(335,997)
Interest income	51	169,687
Employee retention credit		1,173,815
Change in fair value of trading investments	13,210	3,461
Other income	8,101	2,182

Total other income (expense), net	(492,859)	1,013,148

Net income before provision for income taxes	44,432	734,528

Provision for income taxes	67,072	317,452

Net income	111,504	1,051,980
Net income attributable to non-controlling interest	(37,977)	(294,879)
Net income for Rothe Development, Inc	$73,527	$757,101

Net income per common share – basic and diluted	$0.00	$0.04

Weighted average shares outstanding – basic and diluted	32,148,687	30,000,000

See accompanying notes to the unaudited consolidated financial statements.

F-3

Rothe Development, Inc

Consolidated Statements of Stockholders’ Equity

For the Six Months Ended June 30, 2026 and 2025

(Unaudited)

	Class A	Common	Additional			Total
	Common	Stock	Paid-In	Accumulated	Non-controlling	Stockholders’
	Shares	Amount	Capital	Earnings	Interest	Equity

Balance December 31, 2025	30,000,000	$30,000	$533,351	$2,474,939	$146,975	$3,185,265
Shareholder distributions	-	-	-	(312,000)	-	(312,000)
Net income (loss)	-	-	-	73,527	37,977	111,504
Balance June 30, 2026	30,000,000	$30,000	$533,351	$2,236,466	$184,952	$2,984,769

Balance December 31, 2024	30,000,000	$30,000	$533,351	$2,944,748	$15,203	$3,523,302
Shareholder distributions	-	-	-	(462,000)	-	(462,000)
Net income (loss)	-	-	-	757,101	294,879	1,051,980
Balance June 30, 2025	30,000,000	$30,000	$533,351	$3,239,849	$310,082	$4,113,282

See accompanying notes to the unaudited consolidated financial statements.

F-4

Rothe Development, Inc

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2026 and 2025

	2026	2025
Cash flows from operating activities
Net income (loss)	$111,504	$1,051,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	134,744	148,236
Deferred income taxes	(55,748)	(354,462)
Amortization of finance costs	150,420	9,757
Amortization of right of use asset	52,510	47,884
Change in fair value of trading investments	(13,210)	(3,461)
Changes in operating assets and liabilities:
Accounts receivable	(6,536,049)	(598,218)
Accounts receivable – related parties	(48,903)	(15,755)
Prepaids expenses	(581,856)	194,836
Other current assets	(159,176)	(630,800)
Accounts payable and accrued liabilities	1,779,171	242,902
Accounts payable - related parties	393,840	(1,731)
Accrued wages	(649,660)	467,019
Lease liabilities	(48,523)	(40,863)
Net cash provided by operating activities	(5,470,936)	517,324

Cash flows from investing activities
Purchase of fixed assets	(143,622)	(198,535)
Purchase of short-term investments	(2,371)	-
Proceeds from joint venture disbursements	25,091	-
Net cash used in investing activities	(120,902)	(198,535)

Cash flows from financing activities
Proceeds from sale of common stock units	1,465,500	-
Payment of deferred offering costs	(519,018)	-
Proceeds from line of credit	4,934,182	24,503,918
Repayments of line of credit	(4,249,515)	(25,706,248)
Payments on notes payable	(18,740)	(25,840)
Shareholder distributions	(312,000)	(462,000)
Repayment of finance lease liabilities	(32,509)	(22,473)
Net cash (used in) provided by financing activities	1,267,900	(1,712,643)

Net change in cash and cash equivalents	(4,323,938)	(1,393,854)
Cash and cash equivalents, beginning	7,525,077	3,145,110
Cash and cash equivalents, ending	$3,201,139	$1,751,256

Cash Paid for
Income taxes	$-	$-
Interest	$514,221	$310,226

Non-Cash Investing and Financing transactions
Establishment of ROU assets, finance lease	$104,423	$98,757
Accrued offering costs	$296,729	$-
Class B shares issued for deferred offering costs	$485,200	$-
Note payable issued for fixed assets	$33,323	$-

See accompanying notes to the unaudited consolidated financial statements.

F-5

ROTHE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 — Organization and Description of Business

Founded in 1967, Rothe Development, Inc, (“Rothe”, “the Company”) is a mission-critical infrastructure and engineering company supporting federal agencies, commercial space, energy, and healthcare markets. Rothe has three primary areas of operations—neutral buoyancy laboratory operations, mission operations and broadcast infrastructure, ground systems, telemetry and facilities infrastructure support. Rothe’s neutral buoyancy laboratory operations comprise the primary astronaut EVA training and mission simulation facility supporting the ISS and Artemis programs and Rothe is a fleet leader in commercialization for NASA across aerospace, defense, energy and subsea robotics sectors, with more than 25 years of successful execution. For its mission operations and broadcast infrastructure, Rothe manages mission control center video and broadcast infrastructure supporting ISS and Artemis operations, produces multi-media content and coverage for NASA TV, and carries out enterprise technology contract execution under NASA Enterprise Multimedia and Integrated Technical Services contract. For its ground systems, telemetry and facilities infrastructure support operations, Rothe manages telemetry, range operations and ground systems integration across NASA mission environments, conducts facilities engineering and technical operations across NASA programs, carries out aerospace-grade maintenance, testing, logistics and secure workforce execution.

Formed in 2000, Rothe Enterprises Inc, (“REI”) is a Women-Owned Small Business (WOSB) that provides technical services to federal agencies — primarily NASA — and private sector businesses. REI is a registered Professional Engineering (PE) firm. Technical services include: specialized mechanical and systems engineering and aerospace design and manufacturing; IT and cybersecurity audit, training, and documentation; facilities and equipment maintenance and operations; calibration and metrology; launch and range services; and, spaceflight mission operations logistics and administration

On January 1, 2026, REI was merged into Rothe, whereby REI ceased to exist as a separate entity. The merger was accounted for under ASC 805 as a combination of two entities under common control. No consideration was exchanged between the entities or owners. As a result, there was no change in the carrying value of the net assets of REI upon the merger.

Formed in 2021, Rothe ARES JV, LLC, (“ROAR”) pursues contract opportunities that maximize the joint capabilities of the parties to deliver IT, Cyber, Multimedia, and other technical services to NASA, or equivalent customers, for the term of the agreement, any given Contract won, and any option which might be tendered. This Joint Venture is arranged per Small Business Administration (SBA) All Small Mentor-Protégé Program (ASMPP) Agreement between the venturers, as established pursuant to 13 CFR 125.9, and approved by the SBA 15 July 2020, effective for six years from that date. ARES is the mentor; RDI is the protégé under this program. ROAR won a NASA communications and information contract for agency-wide multimedia and messaging, as well as a Missile Defense Agency (MDA) cybersecurity compliance auditing contract.

Effective September 19, 2025, the Company formed Rothe ARES 2 JV, LLC (“ROAR2”) as a separate joint venture with ARES Technical Services Corporation. RDI is the managing venturer and owns 51% of ROAR2; ARES owns 49%. The Amended and Restated Joint Venture Agreement of ROAR2 states that ROAR2 was formed under the same RDI/ARES SBA Mentor-Protégé Agreement approved by the SBA on July 15, 2020, effective for six years from that date. ROAR2 is separate from the original ROAR. The SEWP VI Category B and Category C awards described above were awarded to and are held by the original ROAR, not ROAR2.

F-6

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The accompanying combined financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). The Company’s fiscal year end is December 31.

The consolidated financial statements for the six months ended June 30, 2026 include joint ventures that are majority-owned or otherwise controlled by the Company. For the six months ended June 30, 2025 include the accounts of REI which is combined under common control and joint ventures that are majority-owned or otherwise controlled by the Company. All intercompany transactions and balances have been eliminated in consolidation.

Liquidity and Going Concern

These combined financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain financing to continue operations. From December 2025 through May 2026, we conducted a private placement of 2,051,500 shares of our Class B Common Stock at a purchase price of $1.00 per share to accredited investors, raising aggregate gross proceeds of approximately $2.1 million (the “Pre-IPO Private Placement”). Our principal sources of liquidity are cash generated from operations, borrowings under our line of credit, and proceeds from our proposed initial public offering. We believe that our existing cash, cash flows from operations, and available borrowings under our line of credit will be sufficient to meet our anticipated working capital requirements for at least the next twelve months. However, our future capital requirements may vary materially from those currently planned and will depend on many factors, including our rate of revenue growth, the timing and extent of our expansion into new commercial markets, the timing of contract awards and renewals, and general economic conditions

Investment in Joint Ventures

We account for our interests in entities in which we are able to exercise significant influence over operating and financial policies, generally 50% or less ownership interest, under the equity method of accounting. In such cases, our original investments are recorded at cost and adjusted for our share of earnings, losses and distributions. We account for our interests in entities where we have 50% or greater ownership interest and significant operation control. In such cases, these entities are consolidated in our results of operations and the equity interest of the minority owners reflected as a non-controlling interest.

The current investment in joint ventures accounted for under the equity method consists of a 20% interest in Rohmann Joint Venture (“Rohman JV”), 49% interest in QTS Rothe JV, LLC (“QTS-REI JV”), and a 49% interest in Pabulum Rother JV, LLV (“PRJV”). As of December 31, 2025, the Rohman JV has ceased operations and the remaining investment balance is to be disbursed in the year ended 2026. As of June 30, 2026, the QTS-REI JV and PRJV are in business development and have not been awarded any contracts.

The current investment in joint ventures accounted for as consolidated entities consists of our 100% ownership of Rothe Joint Venture, LP (“Rothe JV”), our 60% interest in RX Joint Venture, LP (“RXJV”), our 51% interest in RX2JV, LLC (“RX2JV”), our 51% interest in ROAR, and our 51% interest in ROAR2. As of December 31, 2025, the Rothe JV and RXJV ceased operations and the remaining investment balance is to be disbursed in the year ended 2026. As of June 30, 2026, the ROAR2 and RX2JV is in business development and has not been awarded any contracts. As of June 30, 2026, ROAR JV is actively engaged in business operations.

Segment Reporting

The Company manages its operations under two segments for the purpose of assessing performance and making operating decisions – Government Services and Commercial Services. The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer. The CODM allocates resources and evaluates the performance of the Company using information about combined net income from operations. All significant operating decisions are based upon an analysis of the Company as two operating segments, which are the same as its reporting segments.

F-7

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amount of revenues and expenses. The most significant estimates relate to estimating contract revenues and costs at completion, fair value measurements, fair value of goodwill and intangible assets, valuation allowances, and reserves for contract-related matters and contingencies. Due to the size and nature of many of our contracts, the estimation of total revenues and cost at completion is subject to a wide range of variables. Actual results may differ from these estimates.

Revenue Recognition

The Company generates revenue from service arrangements primarily with the U.S. government, including subcontracts with other contractors performing work for the U.S. government along with other commercial customers. Our services are generally performed under cost-plus-fee, fixed-price, or time-and-materials contracts which typically involve an annual base period of performance followed by renewal option periods.

We account for a contract when the parties have approved the contract and are committed to perform their respective obligations, the rights of each party and the payment terms are identified, the contract has commercial substance, and collectability is probable.

To determine the proper revenue recognition, we assess whether the distinct goods or services to be provided are to be accounted for as a single performance obligation or as multiple performance obligations. The majority of our contracts have a single performance obligation as the promise to transfer the respective goods or services is not separately identifiable from other promises in the contract and is therefore not distinct.

We also evaluate whether modifications to existing contracts should be accounted for as part of the original contract or as a separate contract. Contract modifications that do not add distinct goods or services are accounted for through cumulative catch-up adjustments. Contract modifications that add distinct goods or services and increase the contract value by an amount that reflects the standalone selling price are accounted for as separate contracts.

The transaction price is the estimated amount of fixed and variable consideration we expect to receive for performance of our contracts. Variable consideration is typically in the form of award or incentive fees or a combination thereof. Variable consideration is generally based upon various objective and subjective criteria, such as meeting performance or cost targets. These estimates are based on historical award experience, anticipated performance and our best judgment based on current facts and circumstances. Management continuously monitors these factors that may affect the quality of its estimates, and material changes in estimates are disclosed accordingly. Variable consideration is included in the estimated transaction price, to the extent that it is probable that a significant reversal of cumulative revenues recognized will not occur, and there is a basis to reasonably estimate the amount of variable consideration.

The Company generally recognizes revenues over time throughout the contract performance period as control is transferred continuously to our customers as work progresses. We measure our progress towards completion using an input measure of total costs incurred divided by total costs expected to be incurred.

Revenues on cost-plus-fee contracts are recorded as contract allowable costs are incurred and fees are earned. Revenues are recognized over time using costs incurred to date relative to total estimated costs at completion to measure progress toward satisfying our performance obligations.

Revenues on fixed-price contracts are recorded as work is performed over the period of performance. Revenues are recognized over time using costs incurred to date relative to total estimated costs at completion to measure progress toward satisfying our performance obligations. Incurred cost represents work performed, which corresponds with the transfer of control to the customer. For such contracts, we estimate total costs at the inception of the contract based on our assumptions of the cost elements required to complete the associated tasks of the contract and assess the impact of the risks on our estimates of total costs to complete the contract. Our cost estimates are based on assumptions that include our employee labor costs, the cost of materials, and the performance of our subcontractors. These cost estimates are subject to change as we perform under the contract and as a result, the timing of revenues and amount of profit on a contract may change as there are changes in estimated costs to complete the contract. Such adjustments are recognized on a cumulative catch-up basis in the period we identify the changes. If total expected costs exceed total estimated contract revenues, a provision for the entire expected loss on the contract is recorded in the period in which the loss is identified. Total estimated losses are inclusive of any unexercised options that are probable of award, only if they increase the amount of the loss.

F-8

Revenues for time-and-materials contracts are recorded based on the amount for which we have the right to invoice our customers, because the amount directly reflects the value of our work performed for the customer. Revenues are recorded on the basis of contract allowable labor hours worked multiplied by the contract defined billing rates, plus the direct costs and indirect cost burdens associated with materials and subcontract work used in performance on the contract. Generally, profits on time-and-materials contracts result from the difference between the cost of services performed and the contractually defined billing rates for these services.

Changes in Estimates on Contracts

The Company recognizes revenues on performance obligations using a cost-to-cost input method based on the ratio of costs incurred to date to total estimated costs at completion. Changes in estimates of revenues and costs of revenues related to performance obligations satisfied over time are recognized in the period in which the changes are made for the inception-to-date effect of the changes. The Company uses professional judgment when assessing risks, estimating contract revenues and costs, estimating variable consideration, and making assumptions for schedule and technical issues. The Company periodically reassesses its assumptions and estimates as needed. When estimates of total costs to be incurred on a contract exceed total revenues, a provision for the entire loss on the contract is recorded in the period in which the loss is determined. Total estimated losses are inclusive of any unexercised contract options that are probable of award.

Cost of Revenues

Cost of revenues includes all direct contract costs such as labor, materials, and subcontractor costs, allocations of indirect costs, and depreciation expense related to property and equipment directly attributable to contracts.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses include indirect costs that are allowable and allocable to contracts under federal procurement standards. Selling, general, and administrative expenses also include expenses that are unallowable under applicable procurement standards and are not allocable to contracts for billing purposes. Such unallowable expenses do not directly generate revenues but are necessary for business operations.

Net Income (Loss) Per Share

Net income (loss) per share of common stock is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. The Company currently has no potentially dilutive securities outstanding.

Cash and Cash Equivalents

The Company considers cash on deposit and all highly liquid investments with original maturities of three months or fewer at the date of purchase to be cash and cash equivalents.

Short Term Investments

Short-term investments consist of mutual funds and investments in other trading securities. Trading securities are stated at fair value, with any gains or losses arising on remeasurement recognized in revenue. Changes in fair value are recognized in the Combined Statements of Operations and included in changes in fair value of trading securities. Interest earned and dividend income are recognized in the Combined Statements of Operations and included in interest income, according to the terms of the contract and when the right to receive the payment has been established. As of June 30, 2026, the Company’s investment portfolio included mutual funds of $73,788 and trading securities of $125,939. As of December 31, 2025 the Company’s investment portfolio included mutual funds of $67,736 and trading securities of $116,410. Unrealized gains and losses were immaterial for all periods presented.

F-9

Accounts Receivable

Accounts receivable include billed and billable receivables, and unbilled receivables. Billed and billable receivables represent amounts in which the right to consideration is unconditional other than the passage of time. The Company records its billed and billable receivables net of an allowance for expected credit losses based on the age of outstanding receivables or specific identification of balances at risk of becoming uncollectible. Upon determination that a specific receivable is uncollectible, the receivable is written off against the allowance for expected credit losses. The Company’s allowance for expected credit losses was $0 and $38,636 at June 30, 2026 and December 31, 2025, respectively.

Deferred Offering costs

In accordance with ASC 340-10-S99-1 and SEC Accounting Bulletin Topic 5A, specific incremental costs incurred directly attributable to a proposed initial public offering have been deferred and will be charged against the gross proceeds of the offering. These offering costs include fees paid to underwriters, attorneys, financial consultants as well as printers and other third parties directly related to the offering. Costs such as management salaries or other general administrative expenses that are not incremental to the offering are not included in the deferred costs. If the proposed initial public offering is no longer probable of occurring, the deferred costs will be expensed at that time. The balance of deferred offering costs recognized as of June 30, 2026 and December 31, 2025 were $1,428,294 and $227,347, respectively.

Property and Equipment

Property and equipment are recorded at cost and are depreciated over their estimated useful lives, which average 3-7 years, using the straight-line method. We review the carrying amounts of long-lived assets for impairment whenever there is evidence that events or changes in circumstances indicate that the carrying value may not be recoverable and the carrying amount of the asset exceeds its estimated fair value.

As of June 30, 2026 and December 31, 2025 our fixed assets were comprised of the following:

	June 30, 2026	December 31, 2025
Buildings and improvements	$3,871	$3,871
Machinery and Equipment	508,801	456,343
Furniture and fixtures	725,691	725,691
Vehicle	200,321	105,436
Computer hardware	334,526	324,892
Total cost basis	1,773,210	1,616,233
Accumulated Depreciation	(1,159,735)	(1,109,633)
Total fixed assets net	613,475	$506,600

Leases

The Company enters into contractual arrangements primarily for the use of real estate facilities, information technology equipment, vehicles, and certain other equipment. These arrangements contain a lease when the Company controls the underlying asset and has the right to obtain substantially all of the economic benefits or outputs from the asset. The Company has short-term leases, operating leases, and finance leases.

The Company accounts for leases in accordance with principles contained in ASC 842, Leases. The Company categorizes leases with contractual terms longer than twelve months as either operating or finance leases. Finance leases are generally those leases that allow us to substantially utilize or pay for the entire asset over its estimated life. Assets acquired under finance leases are recorded in property and equipment, net. Finance lease assets are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or, in the instance where title does not transfer at the end of the lease term, the lease term. The interest component of a finance lease is included in interest expense and other, net and recognized using the effective interest method over the lease term.

F-10

The Company records a right-of-use asset and lease liability as of the lease commencement date equal to the present value of the remaining lease payments for its operating and finance leases. Most of our leases do not provide an implicit rate that can be readily determined. Therefore, the Company uses an estimated discount rate based on the it’s incremental borrowing rate, which is determined using our credit rating and information available as of the commencement date. The right-of-use asset is then adjusted for initial direct costs and certain lease incentives included in the contractual arrangement.

The Company has elected the practical expedient to apply the lease recognition guidance for short-term leases defined as twelve months or fewer. Operating lease arrangements may contain options to extend the lease term or for early termination. The Company accounts for these options when it is reasonably certain it will exercise them. Right-of-use assets are evaluated for impairment in a manner consistent with the treatment of other long-lived assets. Operating lease expense is recognized on a straight-line basis over the lease term and is recorded within cost of revenues or selling, general, and administrative expenses on the combined statements of operations depending on the nature of the asset.

Commitments and Contingencies

Accruals for commitments and loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

Income Taxes

The Company provides for income taxes in accordance with principles contained in ASC 740, Income Taxes. Under these principles, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Any interest or penalties incurred in connection with income taxes are recorded as part of the provision for income taxes for financial reporting purposes. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company also evaluates any uncertain tax positions and recognizes a liability for the tax benefit associated with an uncertain tax position if it is more likely than not that the tax position will not be sustained on examination by the taxing authorities upon consideration of the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Any change in judgment related to the expected ultimate resolution of uncertain tax positions is recognized in the period in which such change occurs. The Company recognizes interest and penalties related to uncertain tax positions within benefit (provision) for income taxes in the combined statement of operations.

Basic and Diluted Earnings Per Share

Basic earnings per share (“EPS”) are computed by dividing net income (the numerator) by the weighted average number of common shares outstanding for the period (the denominator). Weighted average shares for basic EPS are calculated based on weighted average Class A and Class B shares outstanding. The holders of Class A and Class B common stock have identical liquidation and dividend rights but different voting rights. Accordingly, the EPS for Class A and Class B common stock are presented together. Diluted EPS is computed by dividing net income by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period using the treasury stock method. For the periods presented, there were no potential dilutive securities outstanding.

F-11

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, short-term investments, accounts payable, and amounts included in other current assets and current liabilities that meet the definition of a financial instrument approximate fair value because of the short-term nature of these amounts. The fair value of our debt approximates its carrying value as it relates to a revolving credit facility.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk include receivables and cash equivalents. Receivables credit risk is also limited due to the credit worthiness of the U.S. Government. Management believes the credit risk associated with the Company’s cash equivalents is limited due to the credit worthiness of the obligors of the investments underlying the cash equivalents. In addition, although the Company maintains cash balances at financial institutions that exceed federally insured limits, these balances are placed with high quality financial institutions. Approximately 97% of the Company’s revenues were derived through direct contracts with agencies of the U.S. Government for the six months ended June 30, 2026 and 2025, respectively.

Recent Accounting Pronouncements

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses, to enhance the transparency of certain expense disclosures. The update requires disclosure of specific types of expenses included in certain expense captions presented on the face of the combined statements of operations. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim reporting periods beginning after December 15, 2027, and may be applied on a prospective or retrospective basis. Early adoption is permitted. We are currently evaluating the impacts of the new standard on our financial statements.

Note 3 — Related Party Transactions

On May 5, 2023 the Company received $150,000 in funds from the sole shareholder for purposes of covering working capital shortfall. As of June 30, 2026 and December 31, 2025, the outstanding balance is $150,000. See Note 6 for more details.

During the six months ended June 30, 2026 and 2025, the Company made shareholder distributions of $312,000 and $462,000, respectively. See Note 7 for more details.

The Company’s primary office space lease, accounted for as a finance lease, is with an entity controlled by the owner of the Company. The Company pays an aggregate of $19,230 per month under the lease, which began in June 2023 and ends in March 2047. As of June 30, 2026 and December 31, 2025, the net ROU asset balance is $1,821,469 and $1,864,877, respectively. As of June 30, 2026 and December 31, 2025, the net ROU liability balance is $2,014,443 and $2,028,176, respectively. See Note 9 for more details.

As of June 30, 2026 and December 31, 2025, the consolidated joint venture ROAR owed the other joint venture member $4,183,119 and $3,826,250. In addition, during the six months ended June 30, 2026 and 2025, the other joint venture owner provided services to the joint venture totaling $13,920,340 and $13,592,218, respectively. See Note 10 for more details.

During the six months ended June 30, 2026 and 2025, the Company provided services of $817,492 and $1,825,154, respectively, directly to the other joint venture owner. These amounts are recorded under revenue in the combined statements of operations. As of June 30, 2026 and December 31, 2025, the other joint venture owner owed the Company $313,623 and $264,720, respectively, which is included in accounts receivable, related party in the combined balance sheets. In addition, the other joint venture owner provides services directly to the Company. As of June 30, 2026 and December 31, 2025, the balance owed to the other joint venture owner was $119,653 and $82,682, respectively, which is included in accounts payable related parties in the combined balance sheets.

F-12

Note 4 — Revenues

Disaggregation of Revenues

The Company disaggregates revenues by contract type and prime contractor versus subcontractor and whether the solution provided is primarily Government Services or Commercial Services. These categories represent how the nature, amount, timing, and uncertainty of revenues and cash flows are affected.

Disaggregated revenues by contract-type were as follows:

	For the Six Months Ended June 30,
	2026			2025
	Governments Services	Commercial Services	Total	Governments Services	Commercial Services	Total
Cost-plus-fee	$58,225,424	$-	$58,225,424	$60,865,026	$-	$60,865,026
Fixed-price	93,381	$1,407,983	1,501,364	473,158	1,720,948	2,194,106
Time and materials	1,719,367	-	1,719,367	2,460,765	-	2,460,765
Total Revenue	$60,038,172	$1,407,983	$61,446,155	$63,798,949	$1,720,948	65,519,897

Disaggregated revenues by prime contractor versus subcontractor were as follows:

	For the Six Months Ended June 30,
	2026			2025
	Governments Services	Commercial Services	Total	Governments Services	Commercial Services	Total
Prime Contractor	$53,942,158	$1,407,983	$55,350,141	$56,964,869	$1,720,948	$58,685,817
Subcontractor	6,096,014	$-	6,096,014	6,834,080	-	6,834,080
Total Revenue	$60,038,172	$1,407,983	$61,446,155	$63,798,949	$1,720,948	$65,519,897

Changes in Estimates on Contracts

There were no contracts completed during the six months ended June 30, 2026 or 2025 and as such there were no cumulative catch-up adjustments made.

Note 5 — Contract Balances

The Company’s contract balances consisted of the following:

		As of
Description of Contract Related Balance	Classification	June 30, 2026	December 31, 2025
Billed receivables	Accounts receivable, net	$17,370,747	$11,830,769
Unbilled receivables	Accounts receivable, net	4,128,680	3,132,609

		$21,499,427	$14,963,378

Unbilled receivables primarily relate to accruals for reimbursable costs and fees in which our right to consideration is conditional.

F-13

Note 6 — Debt

Debt consisted of the following:

	As of
	June 30, 2026	December 31, 2025

Lines of Credit	$4,974,183	$4,249,515
Related party loans	150,000	150,000
Other	33,044	18,462
Total	5,157,227	4,417,977
Less unamortized debt issuance costs	(40,000)	(150,420)
Less Current portion	(5,089,558)	(168,462)
Total long-term Debt, net of current and debt discounts	$27,669	$4,099,095

Lines of Credit

On June 10, 2026, the Company entered into a revolving line of credit with Truist Bank for a principal amount of $8,000,000, which matures on June 10, 2027 and bears interest based on a Term SOFR plus 1.75%. (the “Truist LOC”). The Truist LOC is secured by all assets of the Company. The Company borrowed $4,974,182 and incurred debt issuance cost of $40,000 that will be amortized to interest over the expected maturity of the line of credit. As of June 30, 2026, the line of credit had a balance of $4,974,182, with available borrowing capacity of $3,025,818. The unamortized financing cost as of June 30, 2026 was $40,000.

On September 22, 2023 RDI entered into a U.S. Small Business Administration revolving credit facility (the “RDI LOC”) with Texas Advantage Community bank, N.A. (“TABC” or the “Lender”). The RDI LOC has an available principal balance of $5,000,000, and matures on September 22, 2033. The RDI LOC bears interest at the Wall Street Journal Prime Rate plus 2.00% and is adjusted each calendar quarter. The RDI LOC was secured by all assets of RDI, and is guaranteed by the Company’s owners. The Company may borrow under the RDI LOC until 85 months after the date of the RDIC LOC, the Company must make monthly principal and interest payments on the balance at that time. As of June 30, 2026, the Company has fully repaid and settled the balance in full, and the RDI LOC was terminated.

On August 29, 2023, REI entered into a line of credit agreement with TABC for an available line of credit of $500,000 (the “REI LOC”) which is secured by accounts receivable of REI. The REI LOC initially matured August 29, 2024, and was renewed at maturity to increase the available credit to $750,000 and mature on August 29, 2025. On September 3, 2025, the REI LOC was renewed for an additional year and maturing on August 29, 2026. The REI LOC bears interest at the Wall Street Journal Prime Rate plus 1.00%, with interest due monthly. As of June 30, 2026, the Company has fully repaid and settled the balance in full and the REI LOC was terminated.

Related Party Loan

On May 5, 2023 the Company received $150,000 in funds from the sole shareholder for purposes of covering working capital shortfall. The funds are unsecured, do not accrue interest and are payable on demand. As of June 30, 2026 and December 31, 2025, the outstanding balance is $150,000.

Other

On April 14, 2023, the Company entered into a loan with Frost Bank, with a principal balance of $146,202 with an interest rate of 8.28%. the loan requires 35 monthly payments of $4,729 through April 14, 2026. As of June 30, 2026 and December 31, 2025, the outstanding balance on the loan was $0 and $18,462, respectively.

On May 11, 2026, the Company entered into a loan with Ally Auto Finance, with a principal balance of $33,323 with an interest rate of 10.89%. the loan requires 60 monthly payments of $726 through May 25, 2031. As of June 30, 2026 and December 31, 2025, the outstanding balance on the loan was $0 and $18,462, respectively.

F-14

Debt Maturity Schedule

Future principal maturities of the Company’s long-term debt as of June 30, 2026 are as follows:

For the Year Ending December 31,	Amount
2026	$152,610
2027	4,979,858
2028	6,325
2029	7,050
2030	7,236
Thereafter	4,147
Total	$5,157,227

Note 7 – Stockholders’ Equity

As of June 30, 2026, the Company, had 30,000,000 Class A Common, $0.01 par value, shares authorized; of which 30,000,000 shares were issued and outstanding.

On January 7, 2026, in connection with the adoption of the Amended and Restated Articles of Incorporation, the 170 shares of Voting Common Stock then outstanding were automatically converted into 30,000,000 fully paid and non-assessable shares of Class A Common Stock. Following the recapitalization, all shares of Class A Common Stock are held by Karen Wheeler-Hall, the Company’s Chief Executive Officer and Chairman of the Board. The recapitalization is being accounted for as a stock dividend and only the historical outstanding-share information has been retroactively adjusted to reflect the recapitalization. Each share of Class A Common Stock shall be entitled to five votes for each share held and each share of Class A Common Stock may at any time, at the election of the holder thereof, be converted into one fully paid and non-assessable share of Class B common stock.

In addition, the Company designated 70,000,000 shares as Class B Common Stock, and 20,000,000 shares of preferred stock. Class B Common Stock shall be entitled to one vote for each share.

Pre-IPO Private Placement.

In December 2025, we initiated a private placement of shares of our Class B Common Stock of Rothe at a purchase price of $1.00 per share to accredited investors (the “Pre-IPO Private Placement”). The Pre-IPO Private Placement is being conducted pursuant to individual subscription agreements with each investor (the “Subscription Agreements”) and was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. In connection with the Pre-IPO Private Placement, each investor entered into a Stockholders Agreement governing the transfer of their shares and providing certain rights, including a right of first refusal in favor of our CEO, drag-along rights, and tag-along rights. The Stockholders Agreement will terminate upon consummation of this offering. In addition, the Subscription Agreements provide each investor with piggyback registration rights, pursuant to which the Company is required to register such investors’ shares in connection with a registration. If the Company has not completed an initial public offering by January 31, 2027, it is obligated to repurchase all shares sold in the Pre-IPO Private Placement at $1.10 per share.

As of December 31, 2025, the Company has entered into subscription agreements for 586,000 shares of Class B Common Stock and received Gross proceeds of $586,000. During the six months ended June 30, 2026, the Company has entered into additional subscription agreements for 1,465,500 shares of Class B Common Stock and received Gross proceeds of $1,465,500 under the Pre-IPO Private Placement. The Pre-IPO Private Placement closed in May 2026 and all shares were issued to the investors.

In addition, during the six months ended June 30, 2026, the Company issued 485,200 shares of Class B Common Stock in exchange for services. The shares were valued at the cash purchase price of the Pre-IPO Private Placement. As of June 30, 2026, there were 2,536,700 shares of Class B Common Stock issued and outstanding

F-15

As a result of the repurchase requirement in the event of the failure of a successful IPO, the subscription amounts are classified as a Stock subscription liability in the accompanying combined balance sheet. See Note 14 for subsequent events.

Shareholder distributions

During the six months ended June 30, 2026 and 2025, the Company made shareholder distributions of $312,000 and $462,000, respectively, which are accounted for as reductions to retained earnings.

Note 8 — Fair Value of Financial Assets and Liabilities

ASC 820 — Fair Value Measurements and Disclosures establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include:

●	Level 1, defined as observable inputs such as quoted prices in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The following table summarizes the financial assets and liabilities measured at fair value on a recurring basis and the level they fall within the fair value hierarchy:

	Fair Value Measurements at June 30, 2026
	Level 1	Level 2	Level 3
Assets:
Short-term investments (mutual funds)	$73,788	-	-
Short-term investments (trading securities)	125,939	-	-
Total	$199,727	-	-

	Fair Value Measurements at December 31, 2025
	Level 1	Level 2	Level 3
Assets:
Short-term investments (mutual funds)	$67,736	$-	$-
Short-term investments (trading securities)	116,410	-	-
Total	$184,146	-	-

Note 9 — Leases

The Company primarily leases office space, lab space and equipment and recognizes a right-of-use asset and lease liability on the lease commencement date through calculation of the present value of unpaid lease payments over the lease term. All lease payments are based on the passage of time and certain leases are subject to annual escalations for increases in base rents. The Company has no significant long-term purchase agreements with service providers and lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Operating Leases

The Company’s operating leases primarily include our material leases of buildings (consisting primarily of our corporate office lease commitments) and equipment and, if applicable, embedded leases associated with real estate, equipment and vehicles in certain contracts with an initial term of 12 months or longer. These leases are classified as operating leases and are recognized as right-of-use assets and operating lease liabilities on the combined balance sheets. The operating lease disclosed below is with an entity controlled by the owner of the Company. The Company pays approximately $15,000 per month under the lease, which began in March 2024 and ends in May 2031.

F-16

The following tables present the Company’s operating leases as of June 30, 2026 and December 31, 2025:

		As of
	Classification	June 30, 2026	December 31, 2025
Assets
Operating lease right-of-use assets	Other long-term assets	727,127	$779,637

Total leased assets		727,127	$779,637

Liabilities
Current
Current portion of operating lease liabilities	Other current liabilities	109,337	$100,717

Noncurrent
Long-term portion of operating lease liabilities	Other long-term liabilities	649,820	706,963

Total lease liabilities		759,157	$807,680

Maturity of Lease Liabilities as of June 30, 2026:

Operating Leases
December 31, 2026 (six months)	$90,919
December 31, 2027	187,141
December 31, 2028	193,691
December 31, 2029	200,471
December 31, 2030	207,487
Thereafter	106,766
Total lease payments	986,475
Less: imputed interest	(227,318)
Present value of lease liabilities, operating leases	$759,157

Finance Leases

The Company’s finance leases primarily include our material leases of buildings (consisting primarily of our corporate office lease commitments) and equipment and, if applicable, embedded leases associated with real estate, equipment and vehicles in certain contracts with an initial term of 12 months or longer. The assets and liabilities under finance leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the related assets. Assets under finance leases are amortized using the straight-line method over the initial lease term. Amortization of assets under finance leases is included in depreciation expense. The Company’s primary office space lease, accounted for as a finance lease, is with an entity controlled by the owner of the Company. The Company pays an aggregate of $19,230 per month under the lease, which began in June 2023 and ends in March 2047. The right of use liability related to this lease had a balance of $1,821,469 and $2,028,176 as of June 30, 2026 and December 31, 2025, respectively. The right of use asset associated with this related party lease had a balance of $1,821,469 and $1,864,877 as of June 30, 2026 and December 31, 2025, respectively.

F-17

The following tables present the Company’s finance leases as of June 30, 2026 and December 31, 2025:

		As of
	Classification	June 30, 2026	December 31, 2025
Assets
Finance lease right-of-use assets, net	Other long-term assets	$2,042,588	$2,014,076

Total leased assets		$2,042,588	$2,014,076

Liabilities
Current
Current portion of finance lease liabilities	Other current liabilities	$112,510	$66,794

Noncurrent
Long-term portion of finance lease liabilities	Other long-term liabilities	2,144,559	2,118,361

Total lease liabilities - finance		$2,257,069	$2,185,155

Maturity of Lease Liabilities – Finance leases

Finance Leases
December 31, 2026 (six months)	$166,322
December 31, 2027	333,146
December 31, 2028	325,529
December 31, 2029	258,784
December 31, 2030	230,760
Thereafter	3,805,472
Total lease payments	5,120,013
Less: imputed interest	(2,862,944)
Present value of lease liabilities, finance leases	$2,257,069

Other Information

The following tables present selected financial information for the three and six months ended June 30, 2026 and 2025 for operating and finance leases:

		For the Six Months Ended June 30,
	Classification	2026	2025
Operating lease cost	Selling, general and administrative expenses	$46,940	$46,940

Finance lease cost
Depreciation on finance lease assets		48,126	26,164
Interest on lease liabilities		56,690	53,441
Total finance lease cost		$104,816	$79,605

		For the Six Months Ended June 30,
	Classification	2026	2025
Operating lease cost	Selling, general and administrative expenses	$93,880	$93,880

Finance lease cost
Depreciation on finance lease assets		84,642	56,444
Interest on lease liabilities		113,995	108,599
Total finance lease cost		$198,637	$165,043

F-18

	For the Six Months Ended June 30,
	2026	2025
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$89,894	$86,859
Operating cash flows from finance leases	$30,267	$20,511
Financing cash flows from finance leases	$32,509	$22,473

Right-of-use assets obtained in exchange for lease obligations
Operating leases	$-	$-
Finance leases	$104,423	$-

	As of
Remaining Lease Term and Discount Rate	June 30, 2026	December 31, 2025
Operating leases
Weighted average remaining lease term (years)	5.0	5.5
Weighted average discount rate	10.5%	10.5%

Finance leases
Weighted average remaining lease term (years)	19.0	20.2
Weighted average discount rate	10.0%	10.0%

Note 10 — Joint Ventures

The Company’s joint ventures provide services to customers including program management and operations and maintenance services. Joint ventures, the combination of two or more partners, are generally formed for a specific project. Management of the joint venture is typically controlled by a joint venture executive committee, comprised of representatives from the joint venture partners. The joint venture executive committee normally provides management oversight and controls decisions which could have a significant impact on the joint venture.

We account for joint ventures in accordance with ASC 810, Consolidation, as discussed in Note 2 — Summary of Significant Accounting Policies. The Company analyzes its joint ventures and classifies them as either:

●	An entity that must be consolidated because the Company holds the majority voting interest with no significant participative rights available to the other partners; or
●	an entity that does not require consolidation and is treated as an equity method investment because the Company is not the primary beneficiary.

The following table presents selected financial information for our consolidated joint ventures as of June 30, 2026 and December 31, 2025:

	As of
	June 30, 2026	December 31, 2025
Current assets
Cash	895,131	$5,263,313
Accounts receivable	17,771,837	11,076,345
Related party receivable	347,086	347,086
Prepaid expenses	21,965	11,954
Total assets	19,036,019	16,698,698

Current liabilities
Accounts payable	7,452,798	$5,549,213
Accounts payable from RDI	6,609,398	6,609,367
Accounts payable related party	4,183,119	3,826,249
Accrued wages	1,133	1,802
Total liabilities	18,246,448	$15,986,631

F-19

The following table presents selected financial information for our consolidated joint ventures for the six months ended June 30, 2026 and 2025:

	For the six months ended June 30,
	2026	2025
Revenue	$49,693,477	$51,327,909
Cost of goods sold	49,287,937	50,506,707
Gross profit (loss)	405,540	821,202

General and administrative expenses	328,037	332,136
Income (loss) from operations	77,503	489,066

Other income	-	-
Net income before taxes	77,503	489,066

Provision for income taxes	-	112,730
Net income	$77,503	$601,796

Equity Method Investments

The Company holds an equity interest of 20% in Rothe Computer Solutions, LLC (“Rohman JV”). Rohman JV had ceased operations prior to 2024. The balance sheet of Rohman JV at December 31, 2025 and was comprised of cash of $233,034 and no liabilities. As there were no operations, Rohman JV had no revenues and de minimis operating expenses. Subsequent to June 30, 2026 Rohman JV was fully dissolved and the Company’s 20% interest totaling $25,824 was distributed back to the Company.

Note 11 — Segment Information

We operate our business activities and report financial results as two reportable segments: Government Services and Commercial Services.

Both segments provide advanced digital and data-driven solutions including intelligence analytics, space system development, cybersecurity, and next generation IT across the federal government and commercial clients.

The presentation of financial results as two reportable segments is consistent with the way the Company operates its business and the manner in which our chief operating decision maker (“CODM”), currently our Chief Executive Officer, manages the operations of the Company for purposes of allocating resources and assessing performance. The CODM evaluates the performance of our segments based on revenues and Operating income.

F-20

The following table presents segment information provided to the CODM.

	For the Six Months Ended June 30, 2026
	Government Services	Commercial Services	Corporate	Total

Revenue	$60,038,172	$1,407,983	$-	$61,446,155
Cost of revenue	56,626,546	911,403	-	57,537,949
Gross profit	3,411,626	496,580	-	3,908,206

Operating expenses
General and administrative	-	-	3,370,915	3,370,915
Total operating expenses	-	-	3,370,915	3,370,915

Income (loss) from operations	$3,411,626	$496,580	$(3,370,915)	$537,291

	For the Six Months Ended June 30, 2025
	Government Services	Commercial Services	Corporate	Total

Revenue	$63,798,949	$1,720,948	$-	$65,519,897
Cost of revenue	61,285,226	847,794	-	62,133,020
Gross profit	2,513,723	873,154	-	3,386,877

Operating expenses
General and administrative	-	-	3,665,497	3,665,497
Total operating expenses	-	-	3,665,497	3,665,497

Income (loss) from operations	$2,513,723	$873,154	$(3,665,497)	$(278,620)

Unallocated Items

Business segment operating profit excludes the other items not considered part of management’s evaluation of segment operating performance such as a portion of management and administration costs, legal fees, and other miscellaneous corporate activities. Excluded items are included in the reconciling item “Corporate” between operating profit from our business segments and our combined operating profit. See “Note 2 – Summary of Significant Accounting Policies” (under the caption “Use of Estimates”) for a discussion related to certain factors that may impact the comparability of net sales and operating profit of our business segments.

Asset information by segment is not a key measure of performance used by the CODM.

Note 12 — Income Taxes

Employee Retention Credit

The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) provided an employee retention credit which was a refundable tax credit against certain employment taxes. The Consolidated Appropriations Act (the “Appropriations Act”) extended and expanded the availability of the employee retention credit through December 31, 2021. The Appropriations Act amended the employee retention credit to be equal to 70% of qualified wages paid to employees during the 2021 fiscal year. The Company qualified for the employee retention credit for qualified wages for tax periods ending March 31, 2021, June 30, 2021, and September 30, 2021, and filed a cash refund claim. During the six months ended June 30, 2026 and 2025, the Company was notified that it claims were accepted totaling refund amounts of received refunds of $0 and $1,173,815, respectively, and recorded the employee retention credits as other income in the combined statements of operations.

Note 13 — Legal Proceedings and Commitments and Contingencies

The Company is involved in various claims, disputes and administrative proceedings arising in the normal course of business. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that an unfavorable result and/or liability will be incurred and the cost of the unfavorable result or liability can be reasonably estimated. Management is of the opinion that any liability or loss associated with such matters, either individually or in the aggregate, will not have a material adverse effect on the Company’s operations and liquidity.

Payments to the Company on cost-plus-fee contracts are provisional and are subject to adjustments upon audit by the Defense Contract Audit Agency (“DCAA”) or an equivalent NASA-contracted third-party auditor. In management’s opinion, audit adjustments that may result from audits not yet completed or started are not expected to have a material adverse effect on the Company’s operations and liquidity.

U.S. Government Investigations

We primarily sell our services to the U.S. Government. These contracts are subject to extensive legal and regulatory requirements, and we are occasionally the subject of investigations by various agencies of the U.S. Government who investigate whether our operations are being conducted in accordance with these requirements. Such investigations could result in administrative, civil or criminal liabilities, including repayments, fines or penalties being imposed on us, or could lead to suspension or debarment from future U.S. Government contracting. U.S. Government investigations often take years to complete and may result in adverse action against us. Any adverse actions arising from such matters could have a material effect on our ability to invoice and receive timely payment on our contracts, perform contracts or compete for contracts with the U.S. Government and could have a material effect on our operating performance. There are currently no investigations that are expected to have a material impact on our results of operations.

Note 14 – Subsequent Events

The Company has evaluated events occurring after the balance sheet date and through the date these financial statements were issued. Based on management’s assessment, no significant events were identified for the six-month period ended June 30, 2026.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Rothe Development, Inc.

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Rothe Development, Inc. (the Company) as of December 31, 2025 and 2024, and the related combined statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue

The Company recognizes revenue upon the performance of services provided under contract with the U.S. Government that are structured as cost-plus or fixed-price arrangements. Revenue generated from cost-plus contracts is recognized as costs are incurred, while revenue from fixed-price contracts are recognized as services are performed.

Auditing the recognition of revenue involves significant challenge due to the inherent risk of revenue recognition. M&K evaluated the company’s revenue recognition for these types of contracts to determine if they were properly recognized over-time or at a point in time.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment relationship to the relevant agreements and management’s disclosure in the financial statements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2026.

The Woodlands, TX

July 29, 2026

F-22

Rothe Development, Inc

Combined Balance Sheets

	As of December 31,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	$7,525,077	$3,145,110
Accounts receivable, net	14,963,378	21,669,824
Accounts receivable related parties	264,720	281,529
Prepaid expenses	462,027	401,211
Investments	184,146	168,016
Deferred offering costs	227,347	-
Deferred tax assets - current	471,413	64,488
Other current assets	135,827	262,656
Total current assets	24,233,935	25,992,834

Fixed assets, net	506,600	260,467
ROU assets, operating leases	779,637	877,638
ROU assets, finance leases, net	2,014,076	2,036,436
Long-term investments	73,430	73,552
Deferred tax assets	99,797	-
Other assets	27,577	33,034
Total long-term assets	3,501,117	3,281,127

Total assets	$27,735,052	$29,273,961
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$9,738,019	$9,447,838
Accounts payable related parties	3,908,932	4,359,382
Accrued compensation	3,056,444	3,360,228
ROU liability, operating leases - current	100,717	84,945
ROU liability, finance leases - current	66,794	39,204
Stock subscription liability	586,000	-
Notes payable	18,462	43,669
Notes payable – related parties	150,000	150,000
Line of credit - current	—	663,524
Total current liabilities	17,625,368	18,148,790

ROU liability, operating leases - long-term	706,963	807,680
ROU liability, finance leases - long-term	2,118,361	2,100,482
Line of credit	4,099,095	4,693,707
Total long-term liabilities	6,924,419	7,601,869

Total liabilities	24,549,787	25,750,659

Stockholders’ equity
Common stock, Note 7	30,000	30,000
Additional paid-in capital	533,351	533,351
Accumulated earnings	2,474,939	2,944,748
Total stockholders’ equity, Rothe Development, Inc	3,038,290	3,508,099
Non-controlling interest	146,975	15,203
Total stockholders’ equity	3,185,265	3,523,302
Total liabilities and stockholders’ equity	$27,735,052	$29,273,961

See accompanying notes to the combined financial statements.

F-23

Rothe Development, Inc

Combined Statements of Operations

For the years ending December 31, 2025 and 2024

	2025	2024

Revenue	$126,391,713	$117,309,792
Cost of revenue	(119,638,179)	(109,925,788)
Gross profit	6,753,534	7,384,004

Operating Expenses
General and administrative expenses	7,495,890	5,554,167
Total operating expenses	7,495,890	5,554,167

Income (loss) from operations	(742,356)	1,829,837

Other income (expense):
Interest expense	(614,044)	(682,446)
Interest income	170,175	665
Employee retention credit	1,693,480	—
Change in fair value of trading investments	11,153	8,621
Loss on sale of assets	(18,884)	—
Other income	122,498	20,970

Total other income (expense), net	1,364,378	(652,190)

Net income before provision for income taxes	622,022	1,177,647

Provision for income taxes	167,941	(407,444)

Net income (loss)	789,963	770,203
Net income (loss) attributable to non-controlling interest	(131,772)	100,303
Net income (loss) for Rothe Development, Inc	$658,191	$870,506

Net income per common share – basic and diluted	$0.03	$0.03

Weighted average shares outstanding – basic and diluted	30,000,000	30,000,000

See accompanying notes to the combined financial statements.

F-24

Rothe Development, Inc

Combined Statements of Stockholders’ Equity

For the years ending December 31, 2025 and 2024

		Common	Additional			Total
	Common	Stock	Paid-In	Accumulated	Non-controlling	Stockholders’
	Shares	Amount	Capital	Earnings	Interest	Equity

Balance December 31, 2023	30,000,000	$30,000	$533,351	$2,698,242	$115,506	$3,377,099

Shareholder distributions	-	-	-	(624,000)	-	(624,000)

Net income	-	-	-	870,506	(100,303)	770,203

Balance December 31, 2024	30,000,000	30,000	$533,351	2,944,748	15,203	3,523,302

Shareholder distributions	-	-	-	(1,128,000)	-	(1,128,000)

Net loss	-	-	-	658,191	131,772	789,963

Balance December 31, 2025	30,000,000	$30,000	$533,351	$2,474,939	$146,975	$3,185,265

See accompanying notes to the combined financial statements.

F-25

Rothe Development, Inc

Combined Statements of Cash Flows

For the Years Ended December 31, 2025 and 2024

	2025	2024
Cash flows from operating activities
Net income (loss)	$789,963	$770,203
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	346,196	319,507
Deferred income taxes	(506,722)	(64,488)
Amortization of finance costs	19,514	19,514
Amortization of right of use asset	98,001	154,893
Change in fair value of trading investments	(11,153)	(8,621)
Loss on sale of asset	18,884	—
Changes in operating assets and liabilities:
Accounts receivable	6,706,446	(4,969,448)
Accounts receivable – related parties	16,809	41,095
Prepaids expenses	(60,816)	308,519
Other current assets	132,286	(259,910)
Accounts payable and accrued liabilities	62,833	2,963,354
Accounts payable - related parties	(450,450)	929,894
Accrued wages	(303,784)	1,423,517
Lease liabilities	(84,945)	(153,981)
Net cash provided by operating activities	6,773,062	1,474,048

Cash flows from investing activities
Purchase of fixed assets	(490,095)	(180,110)
Purchase of short-term investments	(4,977)	-
Proceeds from joint venture disbursements	122	-
Net cash used in investing activities	(494,950)	(180,110)

Cash flows from financing activities
Proceeds from sale of common stock units	586,000	—
Net proceeds (payments) on line of credit	(1,250,086)	2,241,051
Payments on notes payable	(52,771)	(48,511)
Shareholder distributions	(1,128,000)	(624,000)
Repayment of finance lease liabilities	(53,288)	(26,244)
Net cash (used in) provided by financing activities	(1,898,145)	1,542,296

Net change in cash and cash equivalents	4,379,967	2,836,234
Cash and cash equivalents, beginning	3,145,110	308,876
Cash and cash equivalents, ending	$7,525,077	$3,145,110

Cash Paid for
Income taxes	$—	$—
Interest	$614,044	$682,446

Non-Cash Investing and Financing transactions
Establishment of ROU assets, finance lease	$98,757	$89,201
Establishment of ROU assets, operating lease	$—	$953,054
Accrued offering costs	$227,347	$—

See accompanying notes to the combined financial statements.

F-26

ROTHE DEVELOPMENT, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 — Organization and Description of Business

Founded in 1967, Rothe Development, Inc, (“Rothe”, “the Company”) is a mission-critical infrastructure and engineering company supporting federal agencies, commercial space, energy, and healthcare markets. Rothe has three primary areas of operations—neutral buoyancy laboratory operations, mission operations and broadcast infrastructure, ground systems, telemetry and facilities infrastructure support. Rothe’s neutral buoyancy laboratory operations comprise the primary astronaut EVA training and mission simulation facility supporting the ISS and Artemis programs and Rothe is a fleet leader in commercialization for NASA across aerospace, defense, energy and subsea robotics sectors, with more than 25 years of successful execution. For its mission operations and broadcast infrastructure, Rothe manages mission control center video and broadcast infrastructure supporting ISS and Artemis operations, produces multi-media content and coverage for NASA TV, and carries out enterprise technology contract execution under NASA Enterprise Multimedia and Integrated Technical Services contract. For its ground systems, telemetry and facilities infrastructure support operations, Rothe manages telemetry, range operations and ground systems integration across NASA mission environments, conducts facilities engineering and technical operations across NASA programs, carries out aerospace-grade maintenance, testing, logistics and secure workforce execution.

Formed in 2000, Rothe Enterprises Inc, (“REI”) is a Women-Owned Small Business (WOSB) that provides technical services to federal agencies — primarily NASA — and private sector businesses. REI is a registered Professional Engineering (PE) firm. Technical services include: specialized mechanical and systems engineering and aerospace design and manufacturing; IT and cybersecurity audit, training, and documentation; facilities and equipment maintenance and operations; calibration and metrology; launch and range services; and, spaceflight mission operations logistics and administration

On January 1, 2026, REI was merged into Rothe, whereby REI ceased to exist as a separate entity. See Note 14.

Formed in 2021, Rothe ARES JV, LLC, (“ROAR”) pursues contract opportunities that maximize the joint capabilities of the parties to deliver IT, Cyber, Multimedia, and other technical services to NASA, or equivalent customers, for the term of the agreement, any given Contract won, and any option which might be tendered. This Joint Venture is arranged per Small Business Administration (SBA) All Small Mentor-Protégé Program (ASMPP) Agreement between the venturers, as established pursuant to 13 CFR 125.9, and approved by the SBA 15 July 2020, effective for six (6) years from that date. ARES is the mentor; RDI is the protégé under this program. ROAR won a NASA communications and information contract for agency-wide multimedia and messaging, as well as a Missile Defense Agency (MDA) cybersecurity compliance auditing contract.

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The accompanying combined financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). The Company’s fiscal year end is December 31.

F-27

The combined financial statements include the accounts of REI which is combined under common control and joint ventures that are majority-owned or otherwise controlled by the Company. All intercompany transactions and balances have been eliminated in consolidation.

Liquidity and Going Concern

These combined financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain financing to continue operations. From December 2025 through May 2026, we conducted a private placement of 2,051,500 shares of our Class B Common Stock at a purchase price of $1.00 per share to accredited investors, raising aggregate gross proceeds of approximately $2.1 million (the “Pre-IPO Private Placement”). Our principal sources of liquidity are cash generated from operations, borrowings under our line of credit, and proceeds from our proposed initial public offering. We believe that our existing cash, cash flows from operations, and available borrowings under our line of credit will be sufficient to meet our anticipated working capital requirements for at least the next twelve months. However, our future capital requirements may vary materially from those currently planned and will depend on many factors, including our rate of revenue growth, the timing and extent of our expansion into new commercial markets, the timing of contract awards and renewals, and general economic conditions

Investment in Joint Ventures

We account for our interests in entities in which we are able to exercise significant influence over operating and financial policies, generally 50% or less ownership interest, under the equity method of accounting. In such cases, our original investments are recorded at cost and adjusted for our share of earnings, losses and distributions. We account for our interests in entities where we have 50% or greater ownership interest and significant operation control. In such cases, these entities are consolidated in our results of operations and the equity interest of the minority owners reflected as a non-controlling interest.

The current investment in joint ventures accounted for under the equity method consists of a 20% interest in Rohmann Joint Venture (“Rohman JV”), 49% interest in QTS Rothe JV, LLC (“QTS-REI JV”), and a 49% interest in Pabulum Rother JV, LLV (“PRJV”). As of December 31, 2025, the Rohman JV has ceased operations and the remaining investment balance is to be disbursed in the year ended 2026. As of December 31, 2025, the QTS-REI JV and PRJV are in business development and have not been awarded any contracts.

The current investment in joint ventures accounted for as consolidated entities consists of our 100% ownership of Rothe Joint Venture, LP (“Rothe JV”), our 60% interest in RX Joint Venture, LP (“RXJV”), our 51% interest in RX2JV, LLC (“RX2JV”), and our 51% interest in Rothe ARES JV, LLC (“ROAR JV”). As of December 31, 2025, the Rothe JV and RXJV have ceased operations and the remaining investment balance is to be disbursed in the year ended 2026. As of December 31, 2025, the RX2JV is in business development and has not been awarded any contracts. As of December 31, 2025, the ROAR JV is actively engaged in business operations.

Segment Reporting

The Company manages its operations under two segments for the purpose of assessing performance and making operating decisions – Government Services and Commercial Services. The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer. The CODM allocates resources and evaluates the performance of the Company using information about combined net income from operations. All significant operating decisions are based upon an analysis of the Company as two operating segments, which are the same as its reporting segments.

F-28

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amount of revenues and expenses. The most significant estimates relate to estimating contract revenues and costs at completion, fair value measurements, fair value of goodwill and intangible assets, valuation allowances, and reserves for contract-related matters and contingencies. Due to the size and nature of many of our contracts, the estimation of total revenues and cost at completion is subject to a wide range of variables. Actual results may differ from these estimates.

Revenue Recognition

The Company generates revenue from service arrangements primarily with the U.S. government, including subcontracts with other contractors performing work for the U.S. government along with other commercial customers. Our services are generally performed under cost-plus-fee, fixed-price, or time-and-materials contracts which typically involve an annual base period of performance followed by renewal option periods.

We account for a contract when the parties have approved the contract and are committed to perform their respective obligations, the rights of each party and the payment terms are identified, the contract has commercial substance, and collectability is probable.

To determine the proper revenue recognition, we assess whether the distinct goods or services to be provided are to be accounted for as a single performance obligation or as multiple performance obligations. The majority of our contracts have a single performance obligation as the promise to transfer the respective goods or services is not separately identifiable from other promises in the contract and is therefore not distinct.

We also evaluate whether modifications to existing contracts should be accounted for as part of the original contract or as a separate contract. Contract modifications that do not add distinct goods or services are accounted for through cumulative catch-up adjustments. Contract modifications that add distinct goods or services and increase the contract value by an amount that reflects the standalone selling price are accounted for as separate contracts.

The transaction price is the estimated amount of fixed and variable consideration we expect to receive for performance of our contracts. Variable consideration is typically in the form of award or incentive fees or a combination thereof. Variable consideration is generally based upon various objective and subjective criteria, such as meeting performance or cost targets. These estimates are based on historical award experience, anticipated performance and our best judgment based on current facts and circumstances. Management continuously monitors these factors that may affect the quality of its estimates, and material changes in estimates are disclosed accordingly. Variable consideration is included in the estimated transaction price, to the extent that it is probable that a significant reversal of cumulative revenues recognized will not occur, and there is a basis to reasonably estimate the amount of variable consideration.

The Company generally recognizes revenues over time throughout the contract performance period as control is transferred continuously to our customers as work progresses. We measure our progress towards completion using an input measure of total costs incurred divided by total costs expected to be incurred.

Revenues on cost-plus-fee contracts are recorded as contract allowable costs are incurred and fees are earned. Revenues are recognized over time using costs incurred to date relative to total estimated costs at completion to measure progress toward satisfying our performance obligations.

F-29

Revenues on fixed-price contracts are recorded as work is performed over the period of performance. Revenues are recognized over time using costs incurred to date relative to total estimated costs at completion to measure progress toward satisfying our performance obligations. Incurred cost represents work performed, which corresponds with the transfer of control to the customer. For such contracts, we estimate total costs at the inception of the contract based on our assumptions of the cost elements required to complete the associated tasks of the contract and assess the impact of the risks on our estimates of total costs to complete the contract. Our cost estimates are based on assumptions that include our employee labor costs, the cost of materials, and the performance of our subcontractors. These cost estimates are subject to change as we perform under the contract and as a result, the timing of revenues and amount of profit on a contract may change as there are changes in estimated costs to complete the contract. Such adjustments are recognized on a cumulative catch-up basis in the period we identify the changes. If total expected costs exceed total estimated contract revenues, a provision for the entire expected loss on the contract is recorded in the period in which the loss is identified. Total estimated losses are inclusive of any unexercised options that are probable of award, only if they increase the amount of the loss.

Revenues for time-and-materials contracts are recorded based on the amount for which we have the right to invoice our customers, because the amount directly reflects the value of our work performed for the customer. Revenues are recorded on the basis of contract allowable labor hours worked multiplied by the contract defined billing rates, plus the direct costs and indirect cost burdens associated with materials and subcontract work used in performance on the contract. Generally, profits on time-and-materials contracts result from the difference between the cost of services performed and the contractually defined billing rates for these services.

Changes in Estimates on Contracts

The Company recognizes revenues on performance obligations using a cost-to-cost input method based on the ratio of costs incurred to date to total estimated costs at completion. Changes in estimates of revenues and costs of revenues related to performance obligations satisfied over time are recognized in the period in which the changes are made for the inception-to-date effect of the changes. The Company uses professional judgment when assessing risks, estimating contract revenues and costs, estimating variable consideration, and making assumptions for schedule and technical issues. The Company periodically reassesses its assumptions and estimates as needed. When estimates of total costs to be incurred on a contract exceed total revenues, a provision for the entire loss on the contract is recorded in the period in which the loss is determined. Total estimated losses are inclusive of any unexercised contract options that are probable of award.

Cost of Revenues

Cost of revenues includes all direct contract costs such as labor, materials, and subcontractor costs, allocations of indirect costs, and depreciation expense related to property and equipment directly attributable to contracts.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses include indirect costs that are allowable and allocable to contracts under federal procurement standards. Selling, general, and administrative expenses also include expenses that are unallowable under applicable procurement standards and are not allocable to contracts for billing purposes. Such unallowable expenses do not directly generate revenues but are necessary for business operations.

F-30

Net Income (Loss) Per Share

Net income (loss) per share of common stock is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. The Company currently has no potentially dilutive securities outstanding.

Cash and Cash Equivalents

The Company considers cash on deposit and all highly liquid investments with original maturities of three months or fewer at the date of purchase to be cash and cash equivalents.

Short Term Investments

Short-term investments consist of mutual funds and investments in other trading securities. Trading securities are stated at fair value, with any gains or losses arising on remeasurement recognized in revenue. Changes in fair value are recognized in the Combined Statements of Operations and included in changes in fair value of trading securities. Interest earned and dividend income are recognized in the Combined Statements of Operations and included in interest income, according to the terms of the contract and when the right to receive the payment has been established. As of December 31, 2025 the Company’s investment portfolio included Mutual funds of $67,736 and trading securities of $116,410. As of December 31, 2024, the Company’s investment portfolio included Mutual funds of $62,021 and trading securities of $105,995. Unrealized gains and losses were immaterial for all periods presented.

Accounts Receivable

Accounts receivable include billed and billable receivables, and unbilled receivables. Billed and billable receivables represent amounts in which the right to consideration is unconditional other than the passage of time. The Company records its billed and billable receivables net of an allowance for expected credit losses based on the age of outstanding receivables or specific identification of balances at risk of becoming uncollectible. Upon determination that a specific receivable is uncollectible, the receivable is written off against the allowance for expected credit losses. The Company’s allowance for expected credit losses was $38,636 at December 31, 2025 and 2024, respectively.

Deferred Offering costs

In accordance with ASC 340-10-S99-1 and SEC Accounting Bulletin Topic 5A, specific incremental costs incurred directly attributable to a proposed initial public offering have been deferred and will be charged against the gross proceeds of the offering. These offering costs include fees paid to underwriters, attorneys, financial consultants as well as printers and other third parties directly related to the offering. Costs such as management salaries or other general administrative expenses that are not incremental to the offering are not included in the deferred costs. If the proposed initial public offering is no longer probable of occurring, the deferred costs will be expensed at that time. The balance of deferred offering costs recognized as of December 31, 2025 and 2024 were $227,347 and $0, respectively.

Property and Equipment

Property and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method. We review the carrying amounts of long-lived assets for impairment whenever there is evidence that events or changes in circumstances indicate that the carrying value may not be recoverable and the carrying amount of the asset exceeds its estimated fair value.

F-31

As of December 31, 2025 and 2024 our fixed assets were comprised of the following:

	2025	2024
Buildings and improvements	$3,871	$3,871
Machinery and Equipment	456,343	211,523
Furniture and fixtures	725,691	591,792
Vehicle	105,436	88,685
Computer hardware	324,892	324,888
Total cost basis	1,616,233	1,220,759
Accumulated Depr	(1,109,633)	(960,292)
Total fixed assets net	$506,600	$260,467

Leases

The Company enters into contractual arrangements primarily for the use of real estate facilities, information technology equipment, vehicles, and certain other equipment. These arrangements contain a lease when the Company controls the underlying asset and has the right to obtain substantially all of the economic benefits or outputs from the asset. The Company has short-term leases, operating leases, and finance leases.

The Company accounts for leases in accordance with principles contained in ASC 842, Leases. The Company categorizes leases with contractual terms longer than twelve months as either operating or finance leases. Finance leases are generally those leases that allow us to substantially utilize or pay for the entire asset over its estimated life. Assets acquired under finance leases are recorded in property and equipment, net. Finance lease assets are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or, in the instance where title does not transfer at the end of the lease term, the lease term. The interest component of a finance lease is included in interest expense and other, net and recognized using the effective interest method over the lease term.

The Company records a right-of-use asset and lease liability as of the lease commencement date equal to the present value of the remaining lease payments for its operating and finance leases. Most of our leases do not provide an implicit rate that can be readily determined. Therefore, the Company uses an estimated discount rate based on the it’s incremental borrowing rate, which is determined using our credit rating and information available as of the commencement date. The right-of-use asset is then adjusted for initial direct costs and certain lease incentives included in the contractual arrangement.

The Company has elected the practical expedient to apply the lease recognition guidance for short-term leases defined as twelve months or fewer. Operating lease arrangements may contain options to extend the lease term or for early termination. The Company accounts for these options when it is reasonably certain it will exercise them. Right-of-use assets are evaluated for impairment in a manner consistent with the treatment of other long-lived assets. Operating lease expense is recognized on a straight-line basis over the lease term and is recorded within cost of revenues or selling, general, and administrative expenses on the combined statements of operations depending on the nature of the asset.

Commitments and Contingencies

Accruals for commitments and loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

Income Taxes

The Company provides for income taxes in accordance with principles contained in ASC 740, Income Taxes. Under these principles, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Any interest or penalties incurred in connection with income taxes are recorded as part of the provision for income taxes for financial reporting purposes. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-32

The Company also evaluates any uncertain tax positions and recognizes a liability for the tax benefit associated with an uncertain tax position if it is more likely than not that the tax position will not be sustained on examination by the taxing authorities upon consideration of the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Any change in judgment related to the expected ultimate resolution of uncertain tax positions is recognized in the period in which such change occurs. The Company recognizes interest and penalties related to uncertain tax positions within benefit (provision) for income taxes in the combined statement of operations.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, short-term investments, accounts payable, and amounts included in other current assets and current liabilities that meet the definition of a financial instrument approximate fair value because of the short-term nature of these amounts. The fair value of our debt approximates its carrying value as it relates to a revolving credit facility.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk include receivables and cash equivalents. Receivables credit risk is also limited due to the credit worthiness of the U.S. Government. Management believes the credit risk associated with the Company’s cash equivalents is limited due to the credit worthiness of the obligors of the investments underlying the cash equivalents. In addition, although the Company maintains cash balances at financial institutions that exceed federally insured limits, these balances are placed with high quality financial institutions. Approximately 97% of the Company’s revenues were derived through direct contracts with agencies of the U.S. Government for the years ended December 31, 2025 and 2024, respectively.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which expands the disclosures required for income taxes. This ASU is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendment should be applied on a prospective basis while retrospective application is permitted. The Company adopted this standard effective January 1, 2025, which did not have a material impact on the Company’s combined financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires disclosure of incremental segment information on an annual and interim basis. This Accounting Standards Update (ASU) is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024 on a retrospective basis. The Company has implemented this ASU effective January 1, 2024.

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses, to enhance the transparency of certain expense disclosures. The update requires disclosure of specific types of expenses included in certain expense captions presented on the face of the combined statements of operations. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim reporting periods beginning after December 15, 2027, and may be applied on a prospective or retrospective basis. Early adoption is permitted. We are currently evaluating the impacts of the new standard on our financial statements.

F-33

Note 3 — Related Party Transactions

On May 5, 2023 the Company received $150,000 in funds from the sole shareholder for purposes of covering working capital shortfall. As of December 31, 2025 and 2024, the outstanding balance is $150,000. See Note 6 for more details.

During the years ending December 31, 2025 and 2024 the Company made shareholder distributions of $1,128,000 and $624,000 respectively. See Note 7 for more details.

The Company’s primary office space lease, accounted for as a finance lease, is with an entity controlled by the owner of the Company. The Company pays an aggregate of $19,230 per month under the lease, which began in June 2023 and ends in March 2047. As of December 31, 2025 and 2024, the net ROU asset balance is $1,864,877 and $1,951,694, respectively. As of December 31, 2025 and 2024, the net ROU liability balance is $2,028,337 and $2,053,666, respectively. See Note 9 for more details.

As of December 31, 2025 and 2024, the consolidated joint venture ROAR owed the other joint venture member $3,826,250 and $4,263,660, respectively. In addition, the other joint venture owner provided services to the joint venture totaling $$26,260,540 and $4,151,249, respectively. See Note 10 for more details.

During the year ended December 31, 2025 and 2024, the Company provided services of $1,825,154 and $1,567,933, respectively directly to other joint venture owner. These amounts are recorded under revenue in the combined statement of operations. As of December 31, 2025 and 2024, the other joint venture owner owed the Company $264,720 and $281,529, respectively, which is included in accounts receivable, related party in the combined balance sheets. In addition, the other joint venture owner will provide services directly to the Company. As of December 31, 2025 and 2024, the balances owed to the other joint venture owner were $82,682 and $95,723, which are included in accounts payable related parties in the combined balance sheets.

Note 4 — Revenues

Disaggregation of Revenues

The Company disaggregates revenues by contract type and prime contractor versus subcontractor and whether the solution provided is primarily Government Services or Commercial Services. These categories represent how the nature, amount, timing, and uncertainty of revenues and cash flows are affected.

Disaggregated revenues by contract-type were as follows:

	For the Years Ended
	December 31, 2025			December 31, 2024
	Governments Services	Commercial Services	Total	Governments Services	Commercial Services	Total
Cost-plus-fee	$117,152,552	$-	$117,152,552	$107,743,685	$-	$107,743,685
Fixed-price	541,150	3,816,625	4,357,775	1,409,648	3,846,123	5,255,771
Time and materials	4,881,386	-	4,881,386	4,310,336	-	4,310,336
Total Revenue	$122,575,088	$3,816,625	$126,391,713	$113,463,669	$3,846,123	$117,309,792

Disaggregated revenues by prime contractor versus subcontractor were as follows:

	For the Years Ended
	December 31, 2025			December 31, 2024
	Governments Services	Commercial Services	Total	Governments Services	Commercial Services	Total
Prime Contractor	$109,006,086	$3,816,625	$112,822,711	$102,061,284	$3,846,123	$105,907,407
Subcontractor	13,569,002	-	13,569,002	11,402,385	-	11,402,385
Total Revenue	$122,575,088	$3,816,625	$126,391,713	$113,463,669	$3,846,123	$117,309,792

F-34

Changes in Estimates on Contracts

Changes in estimated contract earnings at completion using the cumulative catch-up method of accounting were recognized in revenues as follows:

	For the Years ended December 31,
	2025	2024
Favorable earnings at completion adjustments	$108,357	$574,824
Unfavorable earnings at completion adjustments	(1,460,336)	(933,713)
Net unfavorable adjustments	$(1,351,979)	$(358,889)

Note 5 — Contract Balances

The Company’s contract balances consisted of the following:

		As of December 31,
Description of Contract Related Balance	Classification	2025	2024
Billed receivables	Accounts receivable, net	$12,095,489	$19,859,470
Unbilled receivables	Accounts receivable, net	3,132,609	2,091,883

		$15,228,098	$21,951,353

Unbilled receivables primarily relate to accruals for reimbursable costs and fees in which our right to consideration is conditional.

Note 6 — Debt

Debt consisted of the following:

	As of December 31,
	2025	2024

Lines of Credit	$4,249,515	$5,499,601
Related party loans	150,000	150,000
Other	18,462	71,233
Total	4,417,977	5,720,834
Less unamortized debt issuance costs	(150,420)	(169,934)
Less Current portion	(168,462)	(857,193)
Total long-term Debt, net of current and debt discounts	$4,099,095	$4,693,707

F-35

Lines of Credit

On September 22, 2023 RDI entered into a U.S. Small Business Administration revolving credit facility (the “RDI LOC”) with Texas Advantage Community bank, N.A. (“TABC” or the “Lender”). The RDI LOC has an available principal balance of $5,000,000, and matures on September 22, 2033. The RDI LOC bears interest at the Wall Street Journal Prime Rate plus 2.00% and is adjusted each calendar quarter. As of December 31, 2025 and 2024, the interest rate was 8.75% and 9.50%, respectively. The RDI LOC is secured by all assets of RDI, and is guaranteed by the Company’s owners. The Company may borrow under the RDI LOC until 85 months after the date of the RDIC LOC, the Company must make monthly principal and interest payments on the balance at that time. As of December 31, 2025 and 2024, the outstanding principal balance on the RDI LOC was $4,249,515 and $4,836,077, respectively, and the remaining available balance was $750,485 and $163,923, respectively.

On August 29, 2023, REI entered into a line of credit agreement with TABC for an available line of credit of $500,000 (the “REI LOC”) which is secured by accounts receivable of REI. The REI LOC initially matured August 29, 2024, and was renewed at maturity to increase the available credit to $750,000 and mature on August 29, 2025. On September 3, 2025, the REI LOC was renewed for an additional year and maturing on August 29, 2026. The REI LOC bears interest at the Wall Street Journal Prime Rate plus 1.00%, with interest due monthly. As of December 31, 2025 and 2024, the interest rate on the REI LOC was 7.75% and 8.50%, respectively, and available credit was $750,000 and $86,476, respectively.

Related Party Loan

On May 5, 2023 the Company received $150,000 in funds from the sole shareholder for purposes of covering working capital shortfall. The funds are unsecured, do not accrue interest and are payable on demand. As of December 31, 2025 and 2024, the outstanding balance is $150,000

Other

On April 14, 2023, the Company entered into a loan with Frost Bank, with a principal balance of $146,202 with an interest rate of 8.28%. the loan requires 35 monthly payments of $4,729 through April 14, 2026. As of December 31, 2025 and 2024, the outstanding balance on the loan was $18,462 and $71,233, respectively.

Debt Maturity Schedule

Future principal maturities of the Company’s long-term debt as of December 31, 2025 are as follows:

For the Year Ending December 31,	Amount
2026	$168,462
2027	-
2028	-
2029	-
2030	-
Thereafter	4,249,515
Total	$4,417,977

F-36

Note 7 – Stockholders’ Equity

As of December 31, 2025 and 2024, Rothe Development, Inc, had 2,500 Class A Common, $0.01 par value, shares authorized; of which 1,000 shares were issued and outstanding.

As of December 31, 2025 and 2024, Rothe Engineering, Inc, had 10,000, $0.01 par value, shares authorized; of which 710 shares were issued and outstanding.

Pre-IPO Private Placement.

In December 2025, we initiated a private placement of shares of our Class B Common Stock of Rothe at a purchase price of $1.00 per share to accredited investors (the “Pre-IPO Private Placement”). The Pre-IPO Private Placement is being conducted pursuant to individual subscription agreements with each investor (the “Subscription Agreements”) and was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. In connection with the Pre-IPO Private Placement, each investor entered into a Stockholders Agreement governing the transfer of their shares and providing certain rights, including a right of first refusal in favor of our CEO, drag-along rights, and tag-along rights. The Stockholders Agreement will terminate upon consummation of this offering. In addition, the Subscription Agreements provide each investor with piggyback registration rights, pursuant to which the Company is required to register such investors’ shares in connection with a registration. If the Company has not completed an initial public offering by January 31, 2027, it is obligated to repurchase all shares sold in the Pre-IPO Private Placement at $1.10 per share.

As of December 31, 2025, the Company has entered into subscription agreements for 586,000 shares of Class B Common Stock and received Gross proceeds of $586,000. As a result of the repurchase requirement in the event of the failure of a successful IPO, the subscription amounts are classified as a Stock subscription liability in the accompanying combined balance sheet. In addition, as of 2025, the Company was still in the process of formally creating the Class B Common Stock, which occurred in January 2026. See Note 14 for subsequent events.

Shareholder distributions

During the years ending December 31, 2025 and 2024 the Company made shareholder distributions of $1,128,000 and $624,000 respectively, which are accounted for as reductions to retained earnings.

Note 8 — Fair Value of Financial Assets and Liabilities

ASC 820 — Fair Value Measurements and Disclosures establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include:

●	Level 1, defined as observable inputs such as quoted prices in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The following table summarizes the financial assets and liabilities measured at fair value on a recurring basis and the level they fall within the fair value hierarchy:

	Fair Value Measurements at December 31, 2025
	Level 1	Level 2	Level 3
Assets:
Short-term investments (mutual funds)	$67,736	$-	$-
Short-term investments (trading securities)	116,410
Total	$184,146	-	-

	Fair Value Measurements at December 31, 2024
	Level 1	Level 2	Level 3
Assets:
Short-term investments (mutual funds)	$62,021	$-	$-
Short-term investments (trading securities)	105,995
Total	$168,016	-	-

F-37

Note 9 — Leases

The Company primarily leases office space, lab space and equipment and recognizes a right-of-use asset and lease liability on the lease commencement date through calculation of the present value of unpaid lease payments over the lease term. All lease payments are based on the passage of time and certain leases are subject to annual escalations for increases in base rents. The Company has no significant long-term purchase agreements with service providers and lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Operating Leases

The Company’s operating leases primarily include our material leases of buildings (consisting primarily of our corporate office lease commitments) and equipment and, if applicable, embedded leases associated with real estate, equipment and vehicles in certain contracts with an initial term of 12 months or longer. These leases are classified as operating leases and are recognized as right-of-use assets and operating lease liabilities on the combined balance sheets.

During the year ended December 31, 2024, RDI cancelled an existing operating lease entered which resulted in the derecognition of a ROU asset and liability of $70,299 and $85,085, respectively, and resulted in a gain on modification of $14,785, included in other income in the Company’s combined statements of operations.

The following tables present the Company’s operating leases as of December 31, 2025 and 2024:

		As of December 31,
	Classification	2025	2024
Assets
Operating lease right-of-use assets	Other long-term assets	$779,637	$877,638

Total leased assets		$779,637	$877,638

Liabilities
Current
Current portion of operating lease liabilities	Other current liabilities	$100,717	$84,945

Noncurrent
Long-term portion of operating lease liabilities	Other long-term liabilities	706,963	807,680

Total lease liabilities		$807,680	$892,625

F-38

Maturity of Lease Liabilities as of December 31, 2025:

Operating Leases
December 31, 2026	$180,813
December 31, 2027	187,141
December 31, 2028	193,691
December 31, 2029	200,471
December 31, 2030	207,487
Thereafter	106,766
Total lease payments	1,076,369
Less: imputed interest	(268,689)
Present value of lease liabilities, operating leases	$807,680

Finance Leases

The Company’s finance leases primarily include our material leases of buildings (consisting primarily of our corporate office lease commitments) and equipment and, if applicable, embedded leases associated with real estate, equipment and vehicles in certain contracts with an initial term of 12 months or longer. The assets and liabilities under finance leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the related assets. Assets under finance leases are amortized using the straight-line method over the initial lease term. Amortization of assets under finance leases is included in depreciation expense. The Company’s primary office space lease, accounted for as a finance lease, is with an entity controlled by the owner of the Company. The Company pays an aggregate of $19,230 per month under the lease, which began in June 2023 and ends in March 2047. The right of use liability related to this lease had a balance of $1,872,122 and $1,958,929 as of December 31, 2025 and 2024, respectively. The right of use asset associated with this related party lease had a balance of $1,864,877 and $1,951,694 as of December 31, 2025 and 2024, respectively.

F-39

The following tables present the Company’s finance leases as of December 31, 2025 and 2024:

		As of December 31,
	Classification	2025	2024
Assets
Finance lease right-of-use assets	Other long-term assets	$2,014,076	$2,036,436

Total leased assets		$2,014,076	$2,036,436

Liabilities
Current
Current portion of finance lease liabilities	Other current liabilities	$66,794	$39,204

Noncurrent
Long-term portion of finance lease liabilities	Other long-term liabilities	2,118,361	2,100,482

Total lease liabilities - finance		$2,185,155	$2,139,686

Maturity of Lease Liabilities – Finance leases

Finance Leases
December 31, 2026	$282,656
December 31, 2027	283,322
December 31, 2028	284,009
December 31, 2029	258,784
December 31, 2030	230,760
Thereafter	3,805,472
Total lease payments	5,145,003
Less: imputed interest	(2,959,848)
Present value of lease liabilities, finance leases	$2,185,155

F-40

Other Information

The following tables present selected financial information for the years ended December 31, 2025 and 2024 for operating and finance leases:

		As of December 31,
	Classification	2025	2025
Operating lease cost	Selling, general and administrative expenses	$156,467	$174,586

Finance lease cost
Depreciation on finance lease assets		$121,117	$91,277
Interest on lease liabilities		175,769	166,360
Total finance lease cost		$296,886	$257,637

	As of December 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$84,945	$153,981
Operating cash flows from finance leases	$218,865	$209,901
Financing cash flows from finance leases	$53,288	$26,244

Right-of-use assets obtained in exchange for lease obligations
Operating leases	$-	$953,054
Finance leases	$98,757	$89,201

	As of December 31,
Remaining Lease Term and Discount Rate	2025	2024
Operating leases
Weighted average remaining lease term (years)	5.5	6.5
Weighted average discount rate	10.5%	10.5%

Finance leases
Weighted average remaining lease term (years)	20.2	21.8
Weighted average discount rate	10.0%	10.0%

F-41

Note 10 — Joint Ventures

The Company’s joint ventures provide services to customers including program management and operations and maintenance services. Joint ventures, the combination of two or more partners, are generally formed for a specific project. Management of the joint venture is typically controlled by a joint venture executive committee, comprised of representatives from the joint venture partners. The joint venture executive committee normally provides management oversight and controls decisions which could have a significant impact on the joint venture.

We account for joint ventures in accordance with ASC 810, Consolidation, as discussed in Note 2 — Summary of Significant Accounting Policies. The Company analyzes its joint ventures and classifies them as either:

●	An entity that must be consolidated because the Company holds the majority voting interest with no significant participative rights available to the other partners; or
●	an entity that does not require consolidation and is treated as an equity method investment because the Company is not the primary beneficiary.

The following table presents selected financial information for our consolidated joint ventures as of December 31, 2025 and 2024:

	As of December 31,
	2025	2024
Current assets
Cash	$5,263,313	$1,027,811
Accounts receivable	11,076,345	17,107,722
Related party receivable	347,086	178,332
Prepaid expenses	11,954	11,173
Total assets	16,698,698	18,325,038

Current liabilities
Accounts payable	$5,549,213	$6,020,001
Accounts payable from RDI	6,609,367	8,006,495
Accounts payable related party	3,826,249	4,263,660
Accrued wages	1,802	3,857
Total liabilities	$15,986,631	$18,294,013

F-42

The following table presents selected financial information for our consolidated joint ventures for the years ended December 31, 2025 and 2024:

	For the year ended December 31,
	2025	2024
Revenue	$99,859,751	$91,861,015
Cost of goods sold	(99,578,934)	(91,317,829)
Gross profit (loss)	280,817	543,186

General and administrative expenses	14,802	747,886
Income (loss) from operations	266,015	(204,700)

Other income	2,909	-
Net income (loss)	$268,924	$(204,700)

Equity Method Investments

The Company holds an equity interest of 20% in Rothe Computer Solutions, LLC (“Rohman JV”). Rohman JV had ceased operations prior to 2024. The balance sheet of Rohman JV at December 31, 2025 and was comprised of cash of $233,034 and no liabilities. As there were no operations, Rohman JV had no revenues and de minimis operating expenses. Subsequent to December 31, 2025 Rohman JV was fully dissolved and the Company’s 20% interest totaling $25,824 was distributed back to the Company.

Note 11 — Segment Information

We operate our business activities and report financial results as two reportable segments: Government Services and Commercial Services.

Both segments provide advanced digital and data-driven solutions including intelligence analytics, space system development, cybersecurity, and next generation IT across the federal government and commercial clients.

The presentation of financial results as two reportable segments is consistent with the way the Company operates its business and the manner in which our chief operating decision maker (“CODM”), currently our Chief Executive Officer, manages the operations of the Company for purposes of allocating resources and assessing performance. The CODM evaluates the performance of our segments based on revenues and Operating income.

F-43

The following table presents segment information provided to the CODM.

	For the Year Ended December 31, 2025
	Government Services	Commercial Services	Corporate	Total

Revenue	$122,575,088	$3,816,625	-	126,391,713
Cost of revenue	(118,050,065)	(1,588,114)	-	(119,638,179)
Gross profit	4,525,023	2,228,511	-	6,753,534

Operating expenses
General and administrative	-	-	7,495,890	7,495,890
Total operating expenses	-	-	7,495,890	7,495,890

Income (loss) from operations	$4,525,023	$2,228,511	$(7,495,890)	$(742,356)

	For the Year Ended December 31, 2024
	Government Services	Commercial Services	Corporate	Total

Revenue	$113,463,669	$3,846,123	-	117,309,792
Cost of revenue	(108,124,190)	(1,801,598)	-	(109,925,788)
Gross profit	5,339,479	2,044,525	-	7,384,004

Operating expenses
General and administrative	-	-	5,554,167	5,554,167
Total operating expenses	-	-	5,554,167	5,554,167

Income (loss) from operations	$5,339,479	$2,044,525	$(5,554,167)	$1,829,837

F-44

Unallocated Items

Business segment operating profit excludes the other items not considered part of management’s evaluation of segment operating performance such as a portion of management and administration costs, legal fees, and other miscellaneous corporate activities. Excluded items are included in the reconciling item “Corporate” between operating profit from our business segments and our combined operating profit. See “Note 2 – Summary of Significant Accounting Policies” (under the caption “Use of Estimates”) for a discussion related to certain factors that may impact the comparability of net sales and operating profit of our business segments.

Asset information by segment is not a key measure of performance used by the CODM.

Note 12 — Income Taxes

For the year ended December 31, 2025, The Company was subject to income taxes as a C-Corp for both RDI and REI. For the year ended December 31, 2024 and prior, RDI was not subject to income taxes as an S-Corp, while REI was subject to federal income taxes as a C-Corp.

The provision (benefit) for income taxes consists of the following:

	For the year ended December 31,
	2025	2024
Current income tax provision:
Federal	397,578	409,498
State	5,691	62,434
Total current income tax provision	403,269	471,932

Deferred income tax provision:
Federal	(571,210)	(64,488)
State	-	-
Total deferred income tax provision	(571,210)	(64,488)

Provision for income taxes	$(167,941)	$407,444

F-45

The major elements contributing to the difference between the U.S. federal statutory rate and the effective tax rate are as follows:

	For the year ended December 31,
	2025		2024
	Amount	%	Amount	%
Statutory Rate	$129,429	21.0%	$247,306	21.0%
State income tax, net of the federal benefit	(1,195)	(0.2)%	(13,111)	(1.1)%
S corporation pass-through income, not subject to federal taxation	-	-	75,845	6.4%
Joint venture pass through income not subject to federal income taxes	(56,474)	(9.2)	42,987	3.7%
Permanent differences	16,956	2.8%	8,408	0.7%
Depreciation expense	(40,282)	(6.5)%	1,474	0.1%
Deferred compensation	119,859	19.4%	7,414	0.6%
Other	(336,234)	(54.6)%	37,121	3.2%
(Provision) benefit for income taxes	$(167,941)	(27.2)%	$407,444	34.6%

Deferred income taxes are recorded for differences in the basis of assets and liabilities for financial reporting and income tax purposes. The following table presents the components of Total deferred tax liabilities, net as December 31, 2025 and 2024:

	As of December 31,
	2025	2024
Deferred tax assets:
Compensation expense	$1,777,512	$64,488
Net operating loss carryforwards	1,059,352	-
Other	18,884	-
Total deferred tax assets	2,855,748	64,488
Deferred tax liabilities:
depreciation expense	119,078	-
Other	16,621	-
Total deferred tax liabilities	135,699	-

Total deferred tax liabilities, net	$2,720,049	$64,488

We expect to realize the benefit of these deferred tax assets primarily through future reversals of our deferred tax liabilities. Although realization is not assured, we believe it is more likely than not that all deferred tax assets for which valuation allowances have not been established will be realized.

On July 4, 2025, the One Big, Beautiful Bill Act (“OBBBA”) was enacted, introducing several significant amendments to U.S. income tax legislation including the permanent restoration of EBITDA as the basis for computing business interest expense limitations and the immediate expensing of research expenditures. The legislation has multiple effective dates, with certain provisions effective in 2025 and others implemented through 2027. The Company has incorporated these amendments into these combined financial statements as appropriate, which impacted the realizability of deferred tax assets and valuation allowance assessment.

The Company has $222,464 and $0 of tax effected loss carryforwards related to the domestic income tax returns as of December 31, 2025 and 2024. Although realization is not assured, we believe it is more likely than not that we will be able to fully utilize the loss carryforwards to offset future taxable income.

F-46

The Company accounts for uncertain tax positions in accordance with ASC 740, Income Taxes, which prescribes the more likely than not threshold for recognition of a tax position in the financial statements. As of December 31, 2025, the Company has no uncertain tax positions.

The Company files income tax returns in the U.S. With few exceptions, the statute of limitations for these jurisdictions is no longer open for audit or examination for the years before 2020 for federal income taxes in the U.S. The Company is also subject to taxation in various states. The Company is under, or may be subject to, audit or examination and additional assessments by the relevant authorities.

Employee Retention Credit

The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) provided an employee retention credit which was a refundable tax credit against certain employment taxes. The Consolidated Appropriations Act (the “Appropriations Act”) extended and expanded the availability of the employee retention credit through December 31, 2021. The Appropriations Act amended the employee retention credit to be equal to 70% of qualified wages paid to employees during the 2021 fiscal year. The Company qualified for the employee retention credit for qualified wages for tax periods ending March 31, 2021, June 30, 2021, and September 30, 2021, and filed a cash refund claim. During the year ended December 31, 2025, the Company received the refund claimed of $1,693,480 and recorded the employee retention credit received as other income in the combined statement of operations for the year ended December 31, 2025.

Note 13 — Legal Proceedings and Commitments and Contingencies

The Company is involved in various claims, disputes and administrative proceedings arising in the normal course of business. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that an unfavorable result and/or liability will be incurred and the cost of the unfavorable result or liability can be reasonably estimated. Management is of the opinion that any liability or loss associated with such matters, either individually or in the aggregate, will not have a material adverse effect on the Company’s operations and liquidity.

Payments to the Company on cost-plus-fee contracts are provisional and are subject to adjustments upon audit by the Defense Contract Audit Agency (“DCAA”) or an equivalent NASA-contracted third-party auditor. In management’s opinion, audit adjustments that may result from audits not yet completed or started are not expected to have a material adverse effect on the Company’s operations and liquidity.

U.S. Government Investigations

We primarily sell our services to the U.S. Government. These contracts are subject to extensive legal and regulatory requirements, and we are occasionally the subject of investigations by various agencies of the U.S. Government who investigate whether our operations are being conducted in accordance with these requirements. Such investigations could result in administrative, civil or criminal liabilities, including repayments, fines or penalties being imposed on us, or could lead to suspension or debarment from future U.S. Government contracting. U.S. Government investigations often take years to complete and may result in adverse action against us. Any adverse actions arising from such matters could have a material effect on our ability to invoice and receive timely payment on our contracts, perform contracts or compete for contracts with the U.S. Government and could have a material effect on our operating performance. There are currently no investigations that are expected to have a material impact on our results of operations.

Note 14 — Subsequent Events

On January 1, 2026, the Company merged with Rothe Enterprises, Inc (“REI”), whereby REI ceased to exist as a separate entity. The merger was accounted for under ASC 805 as a combination of two entities under common control. No consideration was exchanged between the entities or owners. As a result, there was no change in the carrying value of the net assets of REI upon the merger.

On January 7, 2026, in connection with the adoption of the Amended and Restated Articles of Incorporation, the 170 shares of Voting Common Stock then outstanding were automatically converted into 30,000,000 fully paid and non-assessable shares of Class A Common Stock. Following the recapitalization, all shares of Class A Common Stock are held by Karen Wheeler-Hall, the Company’s Chief Executive Officer and Chairman of the Board. In addition, the Company designated 70,000,000 shares as Class B Common Stock, and 20,000,000 shares of preferred stock. Each share of Class A Common Stock shall be entitled to five votes for each share held and each share of Class A Common Stock may at any time, at the election of the holder thereof, be converted into one fully paid and non-assessable share of Class B common stock.

Subsequent to December 31, 2025, the Company has entered into additional subscription agreements for 1,360,465 shares of Class B Common Stock and received Gross proceeds of $1,360,465 under the Pre-IPO Private Placement discussed in Note 7 above. The Pre-IPO Private Placement closed in May 2026 and all shares were issued to the investors.

Subsequent to December 31, 2025, the Company issued 382,500 shares of Class B Common Stock in exchange for services.

On June 10, 2026, the Company entered into a revolving line of credit with Truist Bank for a principal amount of $8,000,000, which matures on June 10, 2027 and bears interest based on a Term SOFR plus 1.75%.(the “Truist LOC”). The Truist LOC is secured by all assets of the Company. The Company borrowed approximately $5,000,000 under the line of credit and retired the RDI LOC and REI LOC in full.

F-47

PRELIMINARY PROSPECTUS

[●] Shares

Class B common stock

ROTHE DEVELOPMENT, INC.

Sole Book-Running Manager

Titan Partners

[●], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee, the Nasdaq application fee and the FINRA filing fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

Type of Expense	Amount
Securities and Exchange Commission Registration Fee	$	*
Nasdaq Application Fee		*
FINRA Filing Fee		*
Transfer Agent Fees		*
Printing and Engraving Expenses		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Miscellaneous Costs		*
Total	$
* To be completed by amendment.

Item 14. Indemnification of Directors and Officers

The Texas Business Organizations Code (“TBOC”) provides that a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving in such capacity, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The TBOC further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Under the TBOC, any discretionary indemnification (unless ordered by a court) may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. The determination must be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (ii) if such quorum is not obtainable or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the stockholders. The TBOC further provides that the corporation’s certificate of formation or bylaws, or an agreement made by the corporation, may provide that the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

Under the TBOC, the indemnification and advancement of expenses authorized by law:

● Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate of formation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

● Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the certificate of formation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

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The Articles of Incorporation of the Company provide that to the fullest extent permitted under the TBOC and other applicable law, the Company shall indemnify directors and officers of the Company in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Company. The Articles of Incorporation of the Company further provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the TBOC, and that if the TBOC is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the TBOC, as so amended from time to time; and in addition to any other rights of indemnification permitted by the laws of the State of Texas or as may be provided for by the Company in its Bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Company, must be paid, by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Further, the Company has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the TBOC. Such agreements may require the Company, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of directors and officers of the Company by the underwriter against certain liabilities.

We expect to enter into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Item 15: Recent Sales of Unregistered Securities

In the past three years, we have issued the following securities that were not registered under the Securities Act (each of the issuances was exclusively to “accredited investors” as defined in Regulation D under the Securities Act and in reliance on the exemptions available pursuant to Regulation D under, and Section 4(a)(2) of, the Securities Act):

Pre-IPO Private Placement and Subscription Agreements

From December 2025 through May 2026, we issued an aggregate of 2,051,465 shares of Class B common stock at $1.00 per share in a private placement to accredited investors, raising aggregate gross proceeds of approximately $2.1 million. Each investor entered into a Subscription Agreement containing substantially identical terms. Under the Subscription Agreements, each investor represented that it is an accredited investor, acknowledged the restricted nature of the securities, and agreed to transfer restrictions. The offering was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

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Piggyback Registration Rights (Waived)

Pursuant to Section 10 of the Subscription Agreements, each investor in the Pre-IPO Private Placement was granted piggyback registration rights requiring the Company, if it proposed to register shares of Class B common stock under the Securities Act on Form S-1 prior to January 31, 2027, to give prompt written notice to each investor and include in such registration all Registrable Securities for which a written request for inclusion was received within five Business Days after notice. The Company expects to obtain a permanent written waiver of such piggyback registration rights from each investor in the Pre-IPO Private Placement in advance of the launch of this offering. Accordingly, we do not expect any registration rights to remain outstanding with respect to any shares of our capital stock.

Repurchase Obligation

Pursuant to Section 11 of the Subscription Agreements, if the Company has not completed an initial public offering by January 31, 2027, the Company is obligated to repurchase all shares sold in the Pre-IPO Private Placement at a price of $1.10 per share (as adjusted for any stock split, stock dividend, or similar event) on February 10, 2027. The aggregate maximum repurchase obligation, if triggered, would be approximately $2.3 million.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

The list of exhibits is set for under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

(b)	Financial Statement Schedules

See the “Index to Financial Statements” for a list of the financial statements included in this registration statement. All financial statement schedules are omitted because they are not required, are inapplicable, or the information is included in our combined financial statements or notes to those combined financial statements contained in this registration statement.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Webster, Texas, on September 4, 2026.

ROTHE DEVELOPMENT, INC.

By:	/s/ Karen Wheeler-Hall
Name:	Karen Wheeler-Hall
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karen Wheeler-Hall and Thomas H. Hall III, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature / Title / Date

/s/ Karen Wheeler-Hall
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Karen Wheeler-Hall
September 4, 2026

/s/ Thomas H. Hall III
President, Chief Operating Officer, Secretary, and Director
Thomas H. Hall III
September 4, 2026

/s/ Walter Medsger
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Walter Medsger
September 4, 2026

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EXHIBIT INDEX

Number	Description of Document

1.1*	Form of Underwriting Agreement
3.1	Articles of Incorporation of the Company
3.2	Bylaws of the Company currently in effect
4.1*	Form of the Company’s common stock certificate
4.2*	Form of Underwriter’s Warrant
5.1*	Opinion of Holland & Hart LLP
10.1*	Form of Director and Officer Indemnification Agreement
10.2*+	Rothe Development, Inc. 2026 Equity Incentive Plan
10.3*+	Rothe Development, Inc. 2026 Employee Stock Purchase Plan
10.4*	Commercial Lease of premises at 229 Sandhill Street Webster, TX
10.5*+	Executive Employment Agreement between Karen Wheeler-Hall and Rothe Development, Inc. effective as of repayment of the Seller Note
10.6*+	Executive Employment Agreement between Thomas H. Hall III and Rothe Development, Inc. effective as of repayment of the Seller Note
10.7#	Joint Venture Agreement of Rothe ARES JV, LLC, dated January 15, 2021, by and between Rothe Development, Inc. and ARES Technical Services Corporation, as amended
10.8#	Amended and Restated Joint Venture Agreement of Rothe ARES 2 JV, LLC, effective September 19, 2025, by and between Rothe Development, Inc. and ARES Technical Services Corporation
10.9	Joint Venture Agreement of RX2JV, LLC, dated February 18, 2022, by and between Rothe Development, Inc. and X-Technologies, Inc., as amended
10.10	Joint Venture Agreement of QTS Rothe JV, LLC, dated August 21, 2023, by and between Qualified Technical Services, Inc. and Rothe Enterprises, Inc.
10.11	Asset Purchase Agreement, dated December 31, 2025, by and between Rothe Enterprises, Inc. and QTS Rothe JV, LLC
10.12*	Revolving Credit Agreement, dated June 10, 2026, by and between Rothe Development, Inc. and Truist Bank
21.1*	Subsidiaries of the Company
23.1	Consent of M&K CPAS PLLC
23.2*	Consent of Holland & Hart LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1*	Consent to be Named as a Director Nominee – Stuart White
99.2*	Consent to be Named as a Director Nominee – Jamie Adams
99.3*	Consent to be Named as a Director Nominee – Nick Lampson
107	Calculation of Filing Fee Tables

*	To be filed by amendment
+	Indicates a management contract or compensatory plan or arrangement
#	Portions of this exhibit (indicated by “[***]”) have been omitted as the registrant has determined that (i) the omitted information is not material and (ii) the omitted information is the type that the registrant treats as private or confidential.

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